UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☒	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPECIAL MEETING OF STOCKHOLDERS—YOUR VOTE IS VERY IMPORTANT

THE FEMALE HEALTH COMPANY

4400 Biscayne Blvd.

Suite 888

Miami, FL 33137-3212

Dear Fellow Stockholder:

We cordially invite you to attend a special meeting of the stockholders of The Female Health Company to be held on [●], 2017, at [●] [a.m.][p.m.] local time, at [●].

On October 31, 2016, the Company announced a transaction with Aspen Park Pharmaceuticals, Inc. significantly transforming the Company from a single product company to a specialty pharmaceutical company owning multiple proprietary, large market and potentially high margin drug product opportunities. In the short time since the transaction was announced, the Company completed a significant clinical milestone in our drug under development for male enlarged prostate and launched a new and promising prescription business for the FC2 female condom expected to contribute to operating profit in the near-term.

The purpose of the special meeting is for stockholders to vote on several proposals to enable the Company to fully capitalize on these opportunities through completion of our drugs under development, as well as the successful marketing and sales of these high potential products.

Your vote to approve these proposals is critical for the Company to continue moving forward to take advantage of these opportunities.

The proposals for your approval include the following: (1) reincorporating the Company in the State of Delaware to provide the prominence, predictability and flexibility of Delaware law; (2) increasing the Company’s authorized shares of common stock from 38.5 million to 77 million shares to allow the Company to simplify its capital structure and to take advantage of potential financing for additional growth; (3) converting the Company’s Class A Convertible Preferred Stock – Series 4 into common stock to simplify the Company’s capital structure; (4) approving the Company’s 2017 Equity Incentive Plan to allow the Company to make usual, customary and necessary equity awards; (5) changing stockholder voting requirements for certain matters from two-thirds to a majority; and (6) changing the Company’s corporate name to “Veru Inc.”

The attached proxy statement contains a description of these proposals. Please give this material your careful consideration, including the opportunity presented by a diverse, multiple drug products Company.

Our board of directors recommends that stockholders vote in favor of all of the proposals to be considered at the special meeting.

Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy by telephone or through the Internet. You may also cast your vote in person at the special meeting. If your shares are held in “street name,” you must instruct your broker, bank or other nominee to vote.

If you have any questions about the special meeting after reading the proxy statement, you may contact our proxy solicitor, Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902. To reach Morrow Sodali LLC, stockholders may call the toll free number at (877) 787-9239 and banks and brokers may call (203) 658-9400.

On behalf of your management team and board of directors, we thank you for your support and urge you to vote “FOR” approval of all of the proposals at the special meeting.

This proxy statement is dated [●], 2017 and is first being mailed to stockholders on or about [●], 2017.

Sincerely,

Mitchell S. Steiner, MD, FACS

President and Chief Executive Officer

Mr. Elgar Peerschke

Chairman of the Board

Mr. O.B. Parrish

Vice Chairman of the Board

THE FEMALE HEALTH COMPANY

4400 Biscayne Boulevard, Suite 888

Miami, FL 33137

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On [●], 2017

To the Stockholders of The Female Health Company:

Notice is hereby given that a special meeting of the stockholders of The Female Health Company, a Wisconsin corporation, which we refer to as the “Company,” “we,” “us” or “our,” will be held on [●], 2017, at [●] [a.m.][p.m.] local time, at [●], for the following purposes:

1.	Approval of Reincorporation. To consider and vote upon a proposal, which we refer to as the “Reincorporation Proposal,” to approve and adopt an agreement and plan of merger, which we refer to as the “Reincorporation Plan of Merger,” to effect the reincorporation of the Company in the State of Delaware through the merger, which we refer to as the “Reincorporation Merger,” of the Company with and into Badger Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, which we refer to as “Delaware Merger Sub.”

2.	Approval of Increased Authorized Common Stock. To consider and vote upon a proposal, which we refer to as the “Share Increase Proposal,” to amend the Company’s Amended and Restated Articles of Incorporation, as amended, which we refer to as the “Articles of Incorporation,” to increase the total number of authorized shares of Common Stock from 38,500,000 shares to 77,000,000 shares. If the Reincorporation Merger is completed, this amendment will be effected through the Reincorporation Merger where the Company’s Certificate of Incorporation as a Delaware corporation will authorize 77,000,000 shares of Common Stock. If the Reincorporation Merger is not completed, this amendment will be effected through an amendment to the Company’s Articles of Incorporation. This amendment will provide the Company with a sufficient number of shares of Common Stock to issue upon the conversion of the Company’s Class A Convertible Preferred Stock—Series 4, which we refer to as the “Series 4 Preferred Stock,” and will also provide the Company with additional authorized but unissued shares for use in future financings, acquisition transactions, joint ventures and other general corporate purposes.

3.	Approval of Majority Vote Standard. To consider and vote upon a proposal, which we refer to as the “Majority Vote Proposal,” to amend the Company’s Articles of Incorporation to change the vote required by stockholders to approve certain amendments to the Company’s Articles of Incorporation, certain mergers, share exchanges or conversions, certain sales of all or substantially all of the Company’s assets, and a dissolution of the Company from an affirmative vote of the holders of two-thirds of the shares entitled to vote thereon pursuant to Section 180.1706 of the Wisconsin Business Corporation Law to the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. If the Reincorporation Merger is completed, this amendment will be effected through the Reincorporation Merger where the Company’s Certificate of Incorporation as a Delaware corporation and the Delaware General Corporation Law will provide for the applicable majority voting standard. If the Reincorporation Merger is not completed, this amendment will be effected through an amendment to the Company’s Articles of Incorporation.

4.	Approval of Issuance of Shares. To consider and vote upon a proposal, which we refer to as the “Share Issuance Proposal,” to approve under the listing rules of the NASDAQ Stock Market the issuance of more than 19.99% of outstanding shares of Common Stock pursuant to the conversion of the Series 4 Preferred Stock.

5.

Approval of Name Change. To consider and vote upon a proposal, which we refer to as the “Name Change Proposal,” to change our corporate name from “The Female Health Company” to “Veru Inc.” If the Reincorporation Merger is completed, this amendment will be effected through the Reincorporation Merger where the Company’s Certificate of Incorporation as a Delaware corporation will provide that the Company’s name is “Veru Inc.” If the Reincorporation Merger is not completed, the name change will be effected through an amendment to the Company’s Articles of Incorporation.

6.	Approval of 2017 Equity Incentive Plan. To consider and vote upon a proposal, which we refer to as the “Equity Incentive Plan Proposal,” to approve the Company’s 2017 Equity Incentive Plan.

7.	Adjournment or Postponement of the Special Meeting. To consider and vote upon a proposal, which we refer to as the “Adjournment Proposal,” to approve the adjournment of the special meeting if necessary or appropriate in the view of the Company’s board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve any of the above proposals.

The Company’s Board of Directors recommends that the stockholders vote “FOR” each Proposal and, if necessary, “FOR” the proposal for an adjournment of the special meeting.

Only stockholders of record of Common Stock and Series 4 Preferred Stock at the close of business on [●], 2017, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

Under Wisconsin law, holders of the Common Stock will not be entitled to appraisal, dissenters’ or similar rights in connection with the Reincorporation Merger. Holders of Series 4 Preferred Stock who do not vote in favor of the Reincorporation Proposal and who strictly comply with Subchapter XIII of the Wisconsin Business Corporation Law have the right to assert dissenters’ rights under that statute. For a description of the procedures that must be followed to make written demand for dissenters’ rights, see the copy of the statute which is attached as Annex G. In addition, a summary of the procedures to be followed in order to obtain payment for dissenting shares is set forth under the caption “Proposal No. 1: Approval of Reincorporation—Notice of Dissenters’ Rights” in the attached proxy statement.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. IF YOU FAIL TO VOTE ON THE APPROVAL OF THE REINCORPORATION PROPOSAL, THE SHARE INCREASE PROPOSAL, THE MAJORITY VOTE PROPOSAL OR THE NAME CHANGE PROPOSAL OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE FOR SUCH PROPOSALS, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL OF SUCH PROPOSALS.

The accompanying proxy statement provides a detailed description of the Proposals. We urge you to read the accompanying proxy statement, including the annexes, carefully and in their entirety. If you have any questions concerning the Proposals or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock and/or Series 4 Preferred Stock, please contact our proxy solicitor, Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902. To reach Morrow Sodali LLC, stockholders may call the toll free number at (877) 787-9239 and banks and brokers may call (203) 658-9400.

By Order of the Board of Directors

Kevin J. Gilbert

Secretary

Miami, FL

[●], 2017

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on [●], 2017:

This Proxy Statement for the Special Meeting is available at www.proxyvote.com.

VOTING ELECTRONICALLY, BY TELEPHONE OR BY MAIL

Stockholders of the Company at the close of business on [●], 2017, the record date for the special meeting of stockholders, may submit their proxies:

•	through the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions;

•	by telephone by calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or

•	by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

To vote via telephone or Internet, please have your proxy card in front of you. A phone number and an Internet website address are contained on your proxy card. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

If a stockholder holds shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee will enclose or provide a voting instruction card for use in directing that broker, bank or other nominee how to vote those shares.

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT

Ensure that your shares of Common Stock and Series 4 Preferred Stock are voted at the special meeting by submitting your proxy or, if your shares of Common Stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the approval of the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal and the Name Change Proposal.

If you hold Series 4 Preferred Stock or if your shares of Common Stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Series 4 Preferred Stock and/or Common Stock can be voted in favor of the Proposals at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If your shares of Common Stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Common Stock are voted in favor of the Proposals at the special meeting.

If you have any questions or need assistance voting your shares, please call our proxy solicitor:

Morrow Sodali LLC

470 West Ave.—3rd Floor

Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400

Stockholders, please call toll free (877) 787-9239

i

ANNEXES

ii

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2017

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company to be voted at the special meeting of stockholders to be held on [●], 2017, at [●] [a.m.][p.m.] local time, at [●]. This proxy statement, along with a Notice of the Special Meeting and either a proxy card or a voting instruction card, are being mailed to our stockholders beginning on or about [●], 2017.

References in this proxy statement to the “Company,” “we,” “us” or “our” are to The Female Health Company, a Wisconsin corporation, and, where the context indicates, also to the Company as reincorporated in the State of Delaware after the completion of the Reincorporation Merger and/or as renamed “Veru Inc.” pursuant to the Name Change Proposal. References in this proxy statement to “Veru Delaware” are to the Company as reincorporated in the State of Delaware after the completion of the Reincorporation Merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you, as a stockholder of the Company, may have regarding the special meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the special meeting.

Q:	What is the Reincorporation Merger?

A:	Under the terms of the Reincorporation Plan of Merger, pursuant to the Reincorporation Merger, the Company will change its corporate domicile from the State of Wisconsin to the State of Delaware by merging with and into Delaware Merger Sub, with Delaware Merger Sub continuing as the surviving corporation. Upon completion of the Reincorporation Merger, each outstanding share of Common Stock will automatically be converted into one share of common stock of Delaware Merger Sub, which we refer to as the “Veru Delaware Common Stock.” If the Share Increase Proposal and the Share Issuance Proposal are both approved at the Special Meeting, each outstanding share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock and, upon the completion of the Reincorporation Merger, each such share of Common Stock will automatically be converted into one share of Veru Delaware Common Stock. If the Share Increase Proposal and the Share Issuance Proposal are not both approved at the Special Meeting, then, upon completion of the Reincorporation Merger, each outstanding share of Series 4 Preferred Stock will automatically be converted into one share of a series of the preferred stock of Veru Delaware, which we refer to as the “Veru Delaware Preferred Stock,” that will have terms substantially the same as the Series 4 Preferred Stock. For a more complete discussion of the Reincorporation Plan of Merger, see the section entitled “Proposal No. 1: Approval of Reincorporation” beginning on page 15 of this proxy statement. A copy of the Reincorporation Plan of Merger is attached as Annex A to this proxy statement.

Q:	Why am I receiving these materials?

A:	The Company is sending these materials to its stockholders to help them decide how to vote their shares of Common Stock and Series 4 Preferred Stock with respect to the Proposals to be considered at the special meeting of the Company’s stockholders to be held on [●], 2017, which we refer to as the “Special Meeting,” and you should read them carefully.

Q:	What stockholder approvals are required to approve the Proposals?

A:	The following approvals are required to approve the Proposals:

•	As required by Wisconsin law, approval of the Reincorporation Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class.

•	As required by Wisconsin law, approval of each of the Share Increase Proposal and the Majority Vote Proposal requires (1) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class, and (2) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class.

•	As required by Wisconsin law, approval of the Name Change Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock voting as single class.

•	As required by applicable NASDAQ rules, approval of the Share Issuance Proposal requires that a majority of the votes cast at the Special Meeting vote in favor of the Share Issuance Proposal, excluding for this purpose the Common Stock and Series 4 Preferred Stock issued to the former stockholders of Aspen Park Pharmaceuticals, Inc., which we refer to as “Aspen Park” in this proxy statement, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 31, 2016 among the Company, Aspen Park and Blue Hen Acquisition, Inc., which we refer to as the “Aspen Park Merger Agreement” in this proxy statement.

•	Approval of the Equity Incentive Plan Proposal requires that a majority of the votes cast at the Special Meeting vote in favor of the Equity Incentive Plan Proposal.

•	Approval of the Adjournment Proposal requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal and the Name Change Proposal.

Q:	What stockholder approvals are required to effect the conversion of the shares of Series 4 Preferred Stock into shares of Common Stock?

A:	Each outstanding share of the Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock upon the approval by the required vote at the Special Meeting of both the Share Increase Proposal and the Share Issuance Proposal.

Q:	How does the Company’s Board of Directors recommend that the Company’s stockholders vote with respect to the Proposals and the adjournment of the Special Meeting?

A:	The Company’s Board of Directors, which we refer to as the “Board,” recommends that the Company’s stockholders vote “FOR” each Proposal, and, if necessary, “FOR” the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of any Proposal.

Q:	How will the Company’s stockholders be affected by the Reincorporation Merger?

A:

After the completion of the Reincorporation Merger, each stockholder of the Company will have the same number of shares of Veru Delaware Common Stock and Veru Delaware Preferred Stock as shares of Common Stock and Series 4 Preferred Stock, respectively, such stockholder held immediately prior to the completion of the Reincorporation Merger. The Reincorporation Merger will result in the change of the

Company’s corporate domicile from the State of Wisconsin to the State of Delaware and after the Reincorporation Merger the rights of Veru Delaware’s stockholders will be governed by the Delaware General Corporation Law, which we refer to as the “DGCL,” the Veru Delaware Certificate of Incorporation and the Veru Delaware Bylaws, which may contain material differences from the rights of the Company’s stockholders under the Wisconsin Business Corporation Law, which we refer to as the “WBCL,” and the Company’s current Articles of Incorporation and Bylaws, including different terms relating to written consents by stockholders, dissenters or appraisal rights in connection with mergers and other transactions, and antitakeover statutes. See the section entitled “Proposal No. 1: Approval of Reincorporation—Comparison of Stockholder Rights Before and After the Reincorporation “ beginning on page 17 of this proxy statement for information regarding changes in the Company’s stockholders’ rights resulting from the Reincorporation Merger.

Q:	What are the federal income tax consequences of the Reincorporation Merger to me?

A:	We believe that the Reincorporation Merger will be tax-free to the Company’s stockholders and you will be entitled to the same aggregate basis in shares of Veru Delaware Common Stock and Veru Delaware Preferred Stock as the aggregate basis you have in your shares of Common Stock and Series 4 Preferred Stock, respectively. Everyone’s tax situation is different and you should consult with your personal tax advisor regarding the tax effects of the Reincorporation Merger to you.

Q:	Do I have dissenters’ rights in connection with the Reincorporation Merger?

A:	Under Wisconsin law, holders of the Common Stock will not be entitled to appraisal, dissenters’ or similar rights in connection with the Reincorporation Merger or any of the other Proposals to be considered at the Special Meeting. Holders of Series 4 Preferred Stock who do not vote in favor of the Reincorporation Proposal and who strictly comply with Subchapter XIII of the Wisconsin Business Corporation Law have the right to assert dissenters’ rights under that statute. For a description of the procedures that must be followed to make written demand for dissenters’ rights, see the copy of the statute which is attached as Annex G. In addition, a summary of the procedures to be followed in order to obtain payment for dissenting shares is set forth under the caption “Proposal No. 1: Approval of Reincorporation—Notice of Dissenters’ Rights.”

Q:	How many shares of Common Stock will be outstanding after the conversion of the Series 4 Preferred Stock?

A:	Based on 31,338,249 shares of Common Stock that were issued and outstanding as of the close of business on May 9, 2017, a total of 53,208,489 shares of Common Stock would be outstanding immediately after the conversion of the Series 4 Preferred Stock. The Company would also have an additional 7,582,879 shares of Common Stock reserved for issuance upon exercise of outstanding warrants or stock options or reserved for issuance under the Company’s 2017 Equity Incentive Plan if it is approved by stockholders at the Special Meeting. If the Share Increase Proposal is approved by stockholders at the Special Meeting to increase the number of authorized shares of Common Stock to 77,000,000 and the Series 4 Preferred Stock converts to Common Stock, the Company would have a total of 16,208,632 shares of Common Stock that are authorized and in excess of the total number of shares of Common Stock outstanding or reserved for issuance upon exercise of outstanding warrants or stock options or reserved for issuance under the Company’s 2017 Equity Incentive Plan if it is approved by stockholders at the Special Meeting.

Q:	What effects would the conversion of the Series 4 Preferred Stock into Common Stock have on stockholders?

A:

If both the Share Increase Proposal and the Share Issuance Proposal are approved by the required vote at the Special Meeting, each outstanding share of the Series 4 Preferred Stock will automatically convert into

40 shares of Common Stock. The effects of the conversion of the Series 4 Preferred Stock include the following:

•	The voting power of the current holders of the Common Stock would be diluted by the conversion of the Series 4 Preferred Stock into shares of Common Stock. The Series 4 Preferred Stock has one vote per share and generally votes with the Common Stock on a one share to one share basis. Accordingly, holders of Series 4 Preferred Stock currently have 546,756 votes for any matter for which they are eligible to vote. The conversion of the Series 4 Preferred Stock would result in the issuance of an additional 21,870,240 shares of Common Stock, or an additional 21,323,484 votes, to the former holders of Series 4 Preferred Stock.

•	The conversion of the Series 4 Preferred Stock would provide the holders of the Series 4 Preferred Stock with shares of Common Stock that offer greater liquidity due to the listing of the Common Stock on the NASDAQ Stock Market. Subsequent resales of such shares of Common Stock may cause the market price of our Common Stock to decline. We have also entered into a Registration Rights Agreement with the former Aspen Park stockholders whereby we have agreed to register for resale the shares of Common Stock they received pursuant to the Aspen Park Merger Agreement, including shares of Common Stock issuable upon conversion of the Series 4 Preferred Stock.

•	The conversion of the Series 4 Preferred Stock would simplify the Company’s capital structure by eliminating the Series 4 Preferred Stock and allowing the Company to only have one class of stock outstanding, the Common Stock.

•	Because the Series 4 Preferred Stock is treated as temporary equity for U.S. generally accepted accounting principles rather than permanent equity like the Common Stock, the conversion of the Series 4 Preferred Stock to Common Stock would have the effect of increasing the Company’s total stockholders’ equity by approximately $18 million.

•	The conversion of the Series 4 Preferred Stock would increase the number of shares of Common Stock outstanding which may have the effect of reducing the Company’s earnings per share. However, the conversion of the Series 4 Preferred Stock would not significantly dilute the economic interest of the current holders of the Common Stock as the Series 4 Preferred Stock currently participates with the Common Stock in dividends on an as converted basis and currently participates with the Common Stock in distributions upon a liquidation of the Company (including certain transactions involving an acquisition of the Company) on an as converted basis as long as the amount to be paid to the holders of the Series Preferred Stock on an as converted basis exceeds $1.00 per share of Series 4 Preferred Stock ($546,756 in the aggregate for all shares of Series 4 Preferred Stock).

•	The Company’s President and Chief Executive Officer and three other directors hold shares of Series 4 Preferred Stock that would be converted into Common Stock if the Share Increase Proposal and Share Issuance Proposal are approved by stockholders at the Special Meeting.

For additional information regarding the terms of the Series 4 Preferred Stock, see Annex F to this proxy statement and the section entitled “Proposal 4: Approval of Issuance of Common Stock—Summary of the Terms of the Series 4 Preferred Stock.”

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will be held on [●], 2017 at [●] [a.m.] [p.m.], local time, at [●].

Q:	Who can attend and vote at the Special Meeting?

A:	The Company’s stockholders of record as of the close of business on [●], 2017, the record date for the Special Meeting, are entitled to receive notice of, attend, and vote at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

Q:	What do I need to do now and how do I vote?

A:	The Company urges you to read this proxy statement carefully, including its annexes, and to consider how the Proposals described in this proxy statement may affect you and the Company as a whole.

To vote, you may provide your proxy instructions in three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Special Meeting.

Q:	What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:	If you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and your actions will have the same effect as a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal and the Name Change Proposal.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and all of your shares will be voted “FOR” the Proposals. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and your abstention will have the same effect as a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, the Share Issuance Proposal, the Name Change Proposal and the Equity Incentive Plan Proposal.

Q:	If my shares are held in “street name” by a broker or other nominee, will my broker or nominee vote my shares for me?

A:	If your shares are held in “street name” in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee.

If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, the Share Issuance Proposal and the Equity Incentive Plan Proposal are all non-discretionary matters. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

•	your broker or other nominee may not vote your shares on such Proposals, and the resulting broker non-vote will have the effect of a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal and the Majority Vote Proposal and will have no effect on the Share Issuance Proposal and the Equity Incentive Plan Proposal; and

•	your broker or other nominee may vote your shares on the Adjournment Proposal.

Q:	May I vote in person?

A:	If you hold shares of Series 4 Preferred Stock or if your shares of Common Stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you. If you are the stockholder of record, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet.

If your shares of Common Stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker or other nominee that holds your shares giving you the right to vote the shares in person at the Special Meeting.

Q:	May I revoke or change my vote after I have provided proxy instructions?

A:	Yes. You may revoke or change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice to the Company stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or over the Internet, as and if applicable. Third, you can attend the Special Meeting and vote in person as described above. Your attendance at the Special Meeting will not, by itself, revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee to change those instructions.

Q:	What constitutes a quorum?

A:	Stockholders who hold a majority of the shares of Common Stock and Series 4 Preferred Stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting. In addition, as to the consideration of the Share Increase Proposal and the Majority Vote Proposal at the Special Meeting, which require approval by the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class, a quorum will also require the presence in person or by proxy of stockholders who hold a majority of the shares of Common Stock outstanding as of the close of business on the record date for the Special Meeting.

Q:	Who is paying for this proxy solicitation?

A:	The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, and any amendments thereto, the proxy card and any additional information furnished to the Company’s stockholders. Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, has been retained by the Company to assist in the solicitation of proxies, for a fee of approximately $8,500 plus reimbursement of reasonable out-of-pocket expenses. The Company may also reimburse brokers, custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokers, custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax or other methods of communication.

Q:	Where can I find the voting results of the Special Meeting?

A:	The Company intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports the Company files with the SEC are publicly available when filed.

Q:	Whom should I contact if I have any questions about the Proposals or the Special Meeting?

A:	Stockholders may contact our proxy solicitor, Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902. To reach Morrow Sodali LLC, stockholders may call the toll free number at (877) 787-9239 and banks and brokers may call (203) 658-9400.

Q:	What happens if I sell my shares after the record date but before the Special Meeting?

A:	If you transfer any of your shares of Common Stock or Series 4 Preferred Stock after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:	Should I send in my stock certificates now?

A:	No. Certificates currently issued for shares of Common Stock will automatically represent shares of Veru Delaware Common Stock upon completion of the Reincorporation Merger and holders of Common Stock will not be required to exchange stock certificates as a result of the Reincorporation Merger.

If the Share Increase Proposal and the Share Issuance Proposal are both approved at the Special Meeting, the Company will notify each holder of shares of Series 4 Preferred Stock that such shares have converted into shares of Common Stock and will provide each such holder with instructions for exchanging certificates currently issued for the Series 4 Preferred Stock for the shares of Common Stock (or shares of Veru Delaware Common Stock in the event the Reincorporation Merger has been completed) they are entitled to receive. If the Share Increase Proposal and the Share Issuance Proposal are not both approved at the Special Meeting, certificates currently issued for shares of Series 4 Preferred Stock will automatically represent shares of Veru Delaware Preferred Stock upon completion of the Reincorporation Merger and holders of Series 4 Preferred Stock will not be required to exchange stock certificates as a result of the Reincorporation Merger.

Q:	What do I do if I receive more than one proxy statement or set of voting instructions?

A:	If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the Special Meeting. These should each be voted and/or returned separately to ensure that all of your shares are voted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “possible” or “potential” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and relate to a variety of matters, including but not limited to the impact of the Company’s strategies on operating results and the Company’s ability to complete its drugs under development and successfully market and sell such products. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the Company’s management, are not guarantees of performance and are subject to significant risks and uncertainty. Important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

•	product demand and market acceptance;

•	competition in the Company’s markets and the risk of new competitors and new competitive product introductions;

•	risks relating to the ability of the Company to obtain sufficient financing on acceptable terms when needed to fund development and operations;

•	risks related to the development of the Company’s product portfolio, including clinical trials, regulatory approvals and time and cost to bring to market;

•	many of the Company’s products are at an early stage of development and the Company may fail to successfully commercialize such products;

•	risks related to intellectual property, including licensing risks;

•	the Company’s reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector;

•	the economic and business environment and the impact of government pressures;

•	risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; and

•	the Company’s production capacity, efficiency and supply constraints.

Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016, which was filed with the SEC on December 12, 2016, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

THE SPECIAL MEETING

General

The Company is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies by the Board for use at the Special Meeting of the Company’s stockholders with respect to the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, the Share Issuance Proposal, the Name Change Proposal, the Equity Incentive Plan Proposal and the Adjournment Proposal.

Date, Time and Place

The Special Meeting will be held on [●], 2017 at [●] [a.m.] [p.m.], local time, at [●].

Purpose of the Special Meeting

At the Special Meeting, and any adjournments or postponements thereof, the Company’s stockholders will be asked to:

•	approve the Reincorporation Proposal;

•	approve the Share Increase Proposal;

•	approve the Majority Vote Proposal;

•	approve the Share Issuance Proposal;

•	approve the Name Change Proposal;

•	approve the Equity Inventive Plan Proposal; and

•	approve the Adjournment Proposal.

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY’S STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

Recommendation of the Board

The Board, by a unanimous vote, recommends that the stockholders of the Company vote:

•	“FOR” the Reincorporation Proposal, which is a proposal to approve and adopt the Reincorporation Plan of Merger, thereby approving the Reincorporation Merger to change the Company’s domicile from the State of Wisconsin to the State of Delaware;

•	“FOR” the Share Increase Proposal, which is a proposal to approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from 38,500,000 shares to 77,000,000 shares;

•	“FOR” the Majority Vote Proposal, which is a proposal to amend the Company’s Articles of Incorporation to change the vote required by stockholders to approve certain amendments to the Company’s Articles of Incorporation, certain mergers, share exchanges or conversions, certain sales of all or substantially all of the Company’s assets, and a dissolution of the Company from an affirmative vote of the holders of two-thirds of the shares entitled to vote thereon pursuant to Section 180.1706 of the WBCL to the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon;

•	“FOR” the Share Issuance Proposal, which is a proposal to approve under the listing rules of the NASDAQ Stock Market the issuance of more than 19.99% of the Company’s Common Stock pursuant to the conversion of the Series 4 Preferred Stock;

•	“FOR” the Name Change Proposal, which is a proposal to amend the Company’s Articles of Incorporation to change the Company’s corporate name from “The Female Health Company” to “Veru Inc.”;

•	“FOR” the Equity Incentive Plan Proposal, which is a proposal to approve the Company’s 2017 Equity Incentive Plan; and

•	“FOR” the Adjournment Proposal, which is a proposal to approve the adjournment of the Special Meeting if necessary or appropriate in the view of the Board, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, Share Issuance Proposal, the Name Change Proposal or the Equity Incentive Plan Proposal.

Record Date; Shares Entitled to Vote

The Board has fixed [●], 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of Common Stock or Series 4 Preferred Stock at the close of business on the record date are entitled to receive notice of, attend, and vote at the Special Meeting. A stockholder whose shares are held of record by a broker, bank or other nominee as of the record date, should check the voting instruction card forwarded by the stockholder’s broker, bank or other nominee in order to obtain directions on how to vote the stockholder’s shares, and such a stockholder must obtain a proxy issued in such stockholder’s name from that record holder in order to attend and vote at the Special Meeting.

At the close of business on the record date, the Company had outstanding and entitled to vote [●] shares of Common Stock and 546,756 shares of Series 4 Preferred Stock.

Holders of Common Stock and/or Series 4 Preferred Stock are entitled to vote on all of the Proposals at the Special Meeting, except that holders of the Common Stock and Series 4 Preferred Stock issued to the former stockholders of Aspen Park pursuant to the Aspen Park Merger Agreement are not entitled to vote such shares on the Share Issuance Proposal. Each share of Common Stock outstanding on the record date and each share of Series 4 Preferred Stock outstanding on the record date entitles the holder thereof to one vote on each matter properly brought before the Special Meeting, exercisable in person or by proxy, but excluding for the Share Issuance Proposal shares of Common Stock and Series 4 Preferred Stock issued to the former stockholders of Aspen Park pursuant to the Aspen Park Merger Agreement. For each matter scheduled for a vote at the Special Meeting, you may vote “For” or “Against” or you may “Abstain” from voting.

Quorum

To conduct the business described above at the Special Meeting, the Company must have a quorum present. Stockholders who hold a majority of Common Stock and Series 4 Preferred Stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting. In addition, as to the consideration of the Share Increase Proposal and the Majority Vote Proposal at the Special Meeting, which require approval by the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class, a quorum will also require the presence in person or by proxy of stockholders who hold a majority of the shares of Common Stock outstanding as of the close of business on the record date for the Special Meeting.

Required Vote

The Proposals being submitted for approval by the Company’s stockholders at the Special Meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

•	Reincorporation Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class;

•	Share Increase Proposal requires (1) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class and (2) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class;

•	Majority Vote Proposal requires (1) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class and (2) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class;

•	Share Issuance Proposal requires that a majority of the votes cast at the Special Meeting vote in favor of the Share Issuance Proposal, excluding for this purpose the Common Stock and Series 4 Preferred Stock issued to the former stockholders of Aspen Park pursuant to the Aspen Park Merger Agreement;

•	Name Change Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as single class;

•	Equity Incentive Plan Proposal requires that a majority of the votes cast at the Special Meeting vote in favor of the Equity Incentive Plan Proposal; and

•	Adjournment Proposal requires that the votes cast in favor of the Proposal exceed the votes cast against the Proposal.

If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal and the Name Change Proposal.

Counting of Votes; Treatment of Abstentions and Incomplete Proxies; Broker Non-Votes

Stockholder of Record: Shares Registered in Your Name

The transfer agent for the Common Stock is Computershare Investor Services, LLC. If, as of the record date, your shares of Common Stock were registered directly in your name with the transfer agent, then you are a stockholder of record. In addition, if you hold shares of Series 4 Preferred Stock you are also a stockholder of record.

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy by telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the Special Meeting, the Company urges you to vote by proxy to ensure that your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

Stockholders of at the close of business on [●], 2017, the record date for the Special Meeting, may vote as follows:

•	in person by coming to the Special Meeting and completing a ballot that you will receive when you arrive;

•	through the Internet by visiting a website established for that purpose at www.proxyvote.com and following the instructions;

•	by telephone by calling the toll-free number 1-800-690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or

•	by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

To vote via telephone or Internet, please have your proxy card in front of you. A phone number and an Internet website address is contained on your proxy card. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, such stockholder’s shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have the same effect as a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal and the Name Change Proposal.

If a stockholder signs, dates and mails a proxy card without indicating how such stockholder wishes to vote, such proxy card will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and all of such stockholder’s shares will be voted “FOR” each Proposal. However, if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, such proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and the abstention will have the same effect as a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, the Share Issuance Proposal, the Name Change Proposal and the Equity Incentive Plan Proposal.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on the record date, your shares of Common Stock were held in an account at a broker, bank or other nominee, rather than in your name, then you are the beneficial owner of shares of Common Stock held in “street name” and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. Since you are not the stockholder of record, you may not vote your shares of Common Stock in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you do not give instructions to your broker, your broker can vote your shares of Common Stock with respect to “discretionary” items, but not with respect to “non-discretionary” items. Non-discretionary matters include director elections and other matters like those involving a matter that may substantially affect the rights or privileges of stockholders, such as mergers, acquisitions, share issuances or stockholder proposals. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions.

The Reincorporation Proposal, the Share Increase Proposal, the Majority Vote Proposal, the Share Issuance Proposal and the Equity Incentive Plan Proposal are all non-discretionary matters. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

•	your broker or other nominee may not vote your shares of Common Stock on such Proposals, and the resulting broker non-vote will have the effect of a vote “AGAINST” the Reincorporation Proposal, the Share Increase Proposal and the Majority Vote Proposal and will have no effect on the Share Issuance Proposal and the Equity Incentive Plan Proposal; and

•	your broker or other nominee may vote your shares of Common Stock on the Adjournment Proposal.

Counting Votes

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For,” “Against,” “Abstain” and broker non-votes.

Revoking Your Proxy

If you wish to change your vote with respect to any Proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that Proposal at the Special Meeting.

If you are the record holder of your shares, you can revoke your proxy by:

•	sending a written notice stating that you would like to revoke your proxy to Kevin J. Gilbert, Secretary of the Company, at 4400 Biscayne Boulevard, Suite 888, Miami, FL 33137;

•	submitting new proxy instructions with a later date either on a new proxy card, by telephone or over the Internet, as and if applicable; or

•	attending the Special Meeting and voting in person (but note that your attendance alone will not revoke your proxy).

If you are a stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on [●], 2017, although you may also revoke your proxy by attending the Special Meeting and voting in person. Simply attending the Special Meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Solicitation of Proxies

The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, any amendments thereto, the proxy card and any additional information furnished to the Company’s stockholders. Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902, has been retained by the Company to assist in the solicitation of proxies, for a fee of approximately $8,500 plus reimbursement of reasonable out-of-pocket expenses. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, email, fax or other methods of communication.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost-savings for companies.

In connection with the Special Meeting, a number of brokers with account holders who are the Company’s stockholders will be householding the proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once a stockholder receives notice from its broker that they will be householding communications to such stockholder’s address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact the Company at (312) 595-9123. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their broker.

Attending the Special Meeting

All the stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. If you are a registered stockholder (that is, if you hold your stock in your own name) and you wish to attend the Special Meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Special Meeting. You should also bring valid picture identification.

If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the Special Meeting, you need to bring a copy of a brokerage or bank statement to the Special Meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Dissenters’ Rights

Under Wisconsin law, holders of the Common Stock will not be entitled to appraisal, dissenters’ or similar rights in connection with the Reincorporation Merger or any of the other Proposals to be considered at the Special Meeting.

Holders of Series 4 Preferred Stock who do not vote in favor of the Reincorporation Proposal and who strictly comply with Subchapter XIII of the Wisconsin Business Corporation Law have the right to assert dissenters’ rights under that statute. For a description of the procedures that must be followed to make written demand for dissenters’ rights, see the copy of the statute which is attached as Annex G. In addition, a summary of the procedures to be followed in order to obtain payment for dissenting shares is set forth under the caption “Proposal No. 1: Approval of Reincorporation—Notice of Dissenters’ Rights.”

PROPOSAL NO. 1: APPROVAL OF REINCORPORATION

Summary of the Proposal

The Board has approved a proposal to approve and adopt the Reincorporation Plan of Merger to effect the change of the Company’s corporate domicile from the State of Wisconsin to the State of Delaware through the Reincorporation Merger. Pursuant to the Reincorporation Proposal, the Company’s stockholders are being asked to approve and adopt the Reincorporation Plan of Merger. This section provides additional information regarding the Reincorporation Merger. In connection with the Reincorporation Merger, the Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws have been prepared to include provisions commonly maintained by publicly traded companies incorporated in Delaware to maximize management efficiency, maximize value for Veru Delaware under Delaware law and preserve stockholder rights under Delaware law. We urge you to read carefully the following sections of this proxy statement, including the related annexes.

No Change to Business of the Company

The Reincorporation Merger will effect only a change in the legal domicile of the Company and other changes of a legal nature. The Reincorporation Merger will not result in any change in the business, fiscal year, accounting, location of the principal executive offices, assets or liabilities of the Company. After the completion of the Reincorporation Merger, each stockholder of the Company will have the same number of shares of Veru Delaware Common Stock and Veru Delaware Preferred Stock as shares of Common Stock and Series 4 Preferred Stock, respectively, such stockholder held immediately prior to the completion of the Reincorporation Merger. If the Share Increase Proposal and the Share Issuance Proposal are both approved at the Special Meeting, each outstanding share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock and, upon the completion of the Reincorporation Merger, each such share of Common Stock will automatically be converted into one share of Veru Delaware Common Stock.

The Reincorporation Merger will result in the change of the Company’s name to “Veru Inc.” if the Name Change Proposal is also approved. The Reincorporation Merger will not effect any change in the Board or the executive officers of the Company.

Reasons for the Reincorporation

The Board believes that there are significant advantages to the Company that will arise as a result of a change of domicile to Delaware. Further, the Board believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits the stockholders, who are the owners of the corporation. The Board believes that there are several reasons why a reincorporation in Delaware is in the best interests of the Company and its stockholders. As explained in more detail below, these reasons can be summarized as follows:

•	Prominence, Predictability and Flexibility of Delaware Law. For many years Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in similar manner. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

•

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. The Board believes that the Company’s stockholders will benefit from the well-established principles of corporate governance that Delaware law affords.

•	Increased Ability to Attract and Retain Qualified Directors. Both Wisconsin and Delaware law permit a corporation to include a provision in the charter to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. The Board believes that, in general, Delaware law regarding a corporation’s ability to limit director liability is more developed and provides more guidance than Wisconsin law. As a result, the Board believes that the more favorable corporate environment afforded by Delaware will enable the Company to compete more effectively with other public companies in attracting and retaining new directors.

The Company has a relatively small market capitalization compared to many other publicly-traded companies, including companies in the industries in which the Company competes. In the view of the Board and the management, this results in the Company facing significant competition for qualified and experienced independent directors. The current corporate governance environment and the additional requirements under the Sarbanes-Oxley Act of 2002, SEC rules and NASDAQ rules place a premium on publicly-traded corporations having experienced, independent directors. Accordingly, there is an increased demand for highly qualified independent directors. At the same time, the current environment has increased the scrutiny on director actions and the perception of increased liability of independent directors. As a result, the Board believes that fewer qualified persons are willing to serve as independent directors, particularly on boards of smaller public companies, and qualified directors are choosing to serve on fewer boards.

The Board believes that reincorporation in Delaware will enhance the Company’s ability to attract and retain directors. The vast majority of public corporations are domiciled in Delaware. Not only is Delaware law most familiar to directors, Delaware law provides, as noted above, greater flexibility, predictability and responsiveness to corporate needs and more certainty regarding indemnification and limitation of liability of directors, all of which will enable the directors to act in the best interest of the Company. As a result, the Board believes that the more favorable corporate environment afforded by Delaware will enable the Company to compete more effectively with other public companies, many of which are already incorporated in Delaware, to retain the Company’s current directors and attract and retain new directors.

Effecting the Reincorporation

The following discussion is qualified by reference to the text of the Reincorporation Plan of Merger and proposed forms of the Veru Delaware Certificate of Incorporation and the Veru Delaware Bylaws, copies of which are attached to this proxy statement as Annexes A, B and C, respectively.

The Company’s capital stock currently consists of 38,500,000 authorized shares of common stock, $0.01 par value per share, of which 31,338,249 shares were issued and outstanding as of May 9, 2017, and 5,015,000 authorized shares of preferred stock, $0.01 par value per share, of which 546,756 were issued and outstanding as of such date and designated as Class A Convertible Preferred Stock—Series 4. If the Share Increase Proposal is approved, the Company’s capital stock will increase from 38,500,000 authorized shares of common stock to 77,000,000 shares of common stock, but there will be no change to the number of authorized shares of preferred stock. Please see the section entitled “Proposal No. 2: Approval of Increase in Authorized Common Stock” beginning on page 32 of this proxy statement for further discussion. If the Reincorporation Merger is completed but the Share Increase Proposal is not approved, the Company’s authorized capital stock will be 38,500,000 authorized shares of common stock, $0.01 par value per share, and 5,015,000 authorized shares of preferred stock, $0.01 par value per share, after the completion of the Reincorporation Merger.

The Reincorporation Merger will be effected by merging the Company with and into Delaware Merger Sub with Delaware Merger Sub surviving the Reincorporation Merger. Pursuant to the Reincorporation Plan of Merger, upon the effective date of the Reincorporation Merger, each outstanding share of Common Stock will be converted into one share of Veru Delaware Common Stock. If the Share Increase Proposal and the Share Issuance Proposal are both approved at the Special Meeting, each outstanding share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock and, upon the completion of the Reincorporation Merger, each such share of Common Stock will automatically be converted into one share of Veru Delaware Common Stock. If the Share Increase Proposal and the Share Issuance Proposal are not both approved at the Special Meeting, then, upon completion of the Reincorporation Merger, each outstanding share of Series 4 Preferred Stock will automatically be converted into one share of Veru Delaware Preferred Stock. In addition, (1) each option to purchase shares of Common Stock that is outstanding immediately prior to the effective time of the Reincorporation Merger will be converted into an option to purchase, on the same terms and conditions (including, if applicable, any continuing vesting requirements and per share exercise price), an equal number of shares of Veru Delaware Common Stock and (2) any other outstanding award relating to shares of Common Stock will be converted into an equivalent award relating to an equal number of shares of Veru Delaware Common Stock. Veru Delaware will also assume sponsorship of the Company’s 2008 Stock Incentive Plan following the effective time of the Reincorporation Merger and will sponsor the Company’s 2017 Equity Incentive Plan following the effective time of the Reincorporation Merger if the Equity Incentive Plan Proposal is approved by stockholders at the Special Meeting. See “Proposal No. 6: Approval of 2017 Equity Incentive Plan” below.

Possible Disadvantages

Despite the belief of the Board that the Reincorporation Merger is in the best interests of the Company and its stockholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states.

Comparison of Stockholder Rights Before and After the Reincorporation

The rights of the Company’s stockholders are currently governed by the WBCL and the Company’s Articles of Incorporation and Bylaws. After the Reincorporation Merger, the rights of Veru Delaware’s stockholders will be governed by the DGCL, the Veru Delaware Certificate of Incorporation and the Veru Delaware Bylaws. With certain exceptions, the provisions of the Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws are similar to those of the Company’s current Articles of Incorporation and Bylaws. However, the Reincorporation Merger would include the implementation of certain provisions in the Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws that may alter the rights of stockholders and the powers of management and reduce stockholder participation in certain important corporate decisions. In addition, because of differences between the laws of Wisconsin and Delaware, the Reincorporation Merger will effect some changes in the rights of the Company’s stockholders. The following discussion summarizes the material differences between the rights of the Company’s stockholders and the rights of Veru Delaware stockholders. You should read the Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws attached to this proxy statement as Annex A and Annex B, respectively, carefully and in their entirety.

Authorized Capital Stock
Company	Veru Delaware
The Company is authorized to issue a total of 43,515,000 shares of capital stock consisting of 38,500,000 shares of common stock, $0.01 par value per share, and 5,015,000 shares of preferred stock, consisting of 5,000,000 shares designated as Class A Preferred Stock, par value $0.01 per share, and 15,000	Veru Delaware is authorized to issue a total of 82,015,000 shares of capital stock consisting of 77,000,000 shares of common stock, $0.01 par value per share, and 5,015,000 shares of preferred stock, par value $0.01 per share. If the Reincorporation Merger is completed but the Share Increase Proposal

shares designated as Class B Preferred Stock, par value $0.50 per share.	is not approved, Veru Delaware after the Reincorporation Merger will be authorized to issue a total of 38,500,000 shares of common stock, par value $0.01 per share, and 5,015,000 shares of preferred stock, par value $0.01 per share.

Stockholder Vote Required For Mergers and Sales
Company	Veru Delaware
The WBCL generally requires that a merger or share exchange or sale, lease, exchange or other disposition of all or substantially all of a corporation’s property and assets be approved by the directors and by the stockholders. Under the WBCL, for a corporation like the Company that was organized before January 1, 1973, except to the extent such corporation’s articles of incorporation are amended to provide different voting requirements, stockholders holding two-thirds of the shares entitled to vote are required to approve a merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of such corporation’s property. This two-thirds voting requirement applies to the Company since its Articles of Incorporation do not alter this voting requirement. Approval of a merger by the stockholders of the surviving corporation is not required if: (i) the articles of incorporation of the surviving corporation will not differ, except for limited changes; (ii) the number of shares and the rights and preferences of the shares held by the surviving corporation’s stockholders prior to the merger will not change immediately after the merger; and (iii) the number of voting shares of the surviving corporation outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger will not be greater than 20% of the total number of voting shares of the surviving corporation outstanding immediately before the merger.

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by the holders of a majority of the outstanding stock entitled to vote thereon. Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if: (i) the merger agreement does not amend the certificate of incorporation of the surviving corporation, (ii) each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger; or (iii) either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

If the Reincorporation Merger is completed but the Majority Vote Proposal is not approved, Veru Delaware after the Reincorporation Merger will retain the two-thirds vote requirement to approve a merger or sale, lease, exchange or other disposition of all or substantially all of such corporation’s property that currently applies to the Company under the WBCL through a provision in its certificate of incorporation as a Delaware corporation.

Stockholder Vote—Exceptions for Preferred Stock
Company	Veru Delaware
The Company’s Articles of Incorporation provide that each holder of record of Common Stock has one vote for each share of Common Stock held of record by such holder on all matters on which stockholders are entitled to vote generally.	The Veru Delaware Certificate of Incorporation provides that each holder of record of Veru Delaware Common Stock has one vote for each share of Veru Delaware Common Stock, but provides that holders of Veru Delaware Common Stock are not entitled to vote on any amendment to the Veru Delaware Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote on such amendment.

Action by Stockholders Without a Meeting
Company	Veru Delaware
Under the WBCL, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting: (i) without action by the board of directors, by all stockholders entitled to vote on the action; or (ii) if the articles of incorporation so provide, by stockholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The Company’s Bylaws provide that any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the stockholders entitled to vote with respect to the subject matter thereof. The Company’s Articles of Incorporation are silent as to stockholder action without a meeting.	Unless prohibited by the certificate of incorporation, the DGCL provides that stockholders may take action by written consent in lieu of a stockholders meeting if signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws provide that any action required or permitted to be taken at any annual or special meeting of the stockholders of Veru Delaware may be taken without a meeting and without prior notice of a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Submission of Stockholder Proposals
Company	Veru Delaware
The Company’s Bylaws provide that if a stockholder wishes to bring business before an annual meeting, the stockholder must give timely written notice to the secretary of the Company. To be timely, a stockholder’s notice must be delivered to the principal executive offices of the Company not later than the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the immediately preceding year or the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting, to be timely, notice must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure of the date of the meeting is made, whichever occurs first. The stockholder’s notice must set forth a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and all of the other information required by the Company’s Bylaws.	Veru Delaware’s Bylaws provide that if a stockholder wishes to bring business before an annual meeting, the stockholder must give timely written notice to the secretary of Veru Delaware. To be timely, the notice must be delivered, to the principal executive offices of Veru Delaware not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Veru Delaware. The stockholder’s notice must set forth a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and all of the other information required by Veru Delaware’s Bylaws.

Number of Directors
Company	Veru Delaware
The Company’s Bylaws provide that the number of directors of the Company is not less than five nor more than 13, as may be designated from time to time by the board of directors.	Veru Delaware’s Bylaws provide that, subject to the rights of the holders of shares of preferred stock then outstanding, the number of directors is fixed from time to time by the board of directors.

Removal of Directors
Company	Veru Delaware

The WBCL provides that one or more directors may be removed from office by the stockholders with or without cause, unless a corporation’s articles of incorporation or bylaws provide that directors may be removed only for cause. The WBCL further provides that a director may be removed by the stockholders only at a meeting called for the purpose of removing the director.

The Company’s Bylaws provide that a director may be removed from office, with or without cause, only if the number of votes cast to remove the director exceeds the number of votes cast not to remove such director.

The DGCL provides that any director may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors.

The Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws provide that, subject to the rights of the holders of shares of preferred stock then outstanding, any or all of the directors may be removed from office at any time, with or without cause, but only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of Veru Delaware entitled to vote generally in the election of directors, voting together as a single class.

Vacancies on the Board of Directors
Company	Veru Delaware

Under the WBCL, unless otherwise provided in a corporation’s articles of incorporation, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the stockholders or the board of directors, except that if the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.

The Company’s Bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum; provided that in case of a vacancy created by the removal of a director by vote of the stockholders, the stockholders retain the right to fill such vacancy at the same meeting or any adjournment thereof.

Under the DGCL, vacancies on the board of directors, including vacancies caused by an increase in the number of directors, may be filled by a majority of the board of directors then in office (even if less than a quorum). However, unless otherwise provided in the certificate of incorporation or bylaws, stockholders may fill the vacancy only if (a) the corporation has no directors then in office, or (b)(i) at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase) and (ii) the Delaware Chancery Court, upon application of stockholders holding at least 10% of a corporation’s outstanding voting shares, orders an election to fill any such position.

Veru Delaware’s Bylaws provide that newly created directorships resulting from any increase in the number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause may be filled by the majority of the directors then in office, although less than a quorum, the sole remaining director or by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of Veru Delaware entitled to vote generally in the election of directors, voting together as a separate class.

Nomination of Directors for Election
Company	Veru Delaware
The Company’s Bylaws provide that if a stockholder wants to nominate a person for election as a director, the stockholder must give timely written notice to the secretary of the Company. To be timely, a stockholder’s notice must be delivered to the principal executive offices of the Company not later than the 90th day nor earlier than the 120th day prior to the anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the immediately preceding year or the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year’s annual meeting, to be timely, notice must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed to stockholders or public disclosure of the date of the meeting is made, whichever occurs first. The stockholder’s notice must contain information regarding the nominee to the board of directors and the stockholder bringing the nomination and other information specified in the Company’s Bylaws.	If a stockholder wishes to nominate a person for election as director, the stockholder must give timely written notice in proper written form to the Secretary of Veru Delaware. To be timely, the notice must be delivered, to the principal executive offices of Veru Delaware not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Veru Delaware. The stockholder’s notice must contain information regarding the nominee to the board of directors and the stockholder bringing the nomination and other information specified in Veru Delaware’s Bylaws.

Indemnification
Company	Veru Delaware

The WBCL provides that, unless limited by the articles of incorporation, a corporation is required to indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding. In all other situations, a corporation must indemnify an individual who is or was a director or officer in a proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, unless the liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest, (ii) a violation of criminal law, unless the director had reason to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (iii) a transaction from which the director derived an improper personal profit or (iv) willful misconduct.

The Company’s Bylaws effectively provide that the Company (a) must indemnify a director or officer in the same instances as required by the WBCL, (b) must pay or reimburse expenses as incurred if the director or officer furnishes the affirmation and agreement to

The DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to a proceeding if the person is or was a director, officer, employee or agent of the corporation against amounts reasonably incurred by the person in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

The Veru Delaware Bylaws provide that directors and officers of Veru Delaware will be indemnified to the fullest extent permitted by Delaware law.

reimburse, and (c) must follow the statutory procedures for determination of the right to indemnification. The Company’s Bylaws also provide for a right to partial indemnification, and for optional indemnification of employees and agents.

Other Constituency Statute
Company	Veru Delaware
The WBCL permits directors to consider the interests of constituencies other than the corporation and its stockholders in discharging their fiduciary duties.	The DGCL does not have an analogous “other constituency” statute.

Limitations on Directors’ Liability
Company	Veru Delaware

Under the WBCL, a director is not liable to the corporation, its stockholders or any person asserting rights on behalf of the corporation or its stockholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest, (ii) a violation of criminal law, unless the director had reason to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (iii) a transaction from which the director derived an improper personal profit or (iv) willful misconduct.

Wisconsin law permits a corporation to limit the immunity of directors in its articles of incorporation but the Company’s Articles of Incorporation contain no such limitation.

The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of a dividend or a stock repurchase or redemption in violation of Delaware law or (iv) for any transaction from which the director derived an improper personal benefit.

The Veru Delaware Certificate of Incorporation contains a provision eliminating the personal liability of directors to the fullest extent permitted by law.

Record Date
Company	Veru Delaware
The Company’s Bylaws provide that the board may fix a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, to receive payment of any dividend or for any other proper purpose, which shall not be more than 70 nor less than 10 days prior to the date on which the particular action requiring stockholder determination is to be taken.	The Veru Delaware Bylaws provide that the board may fix a record date for the purpose of determining stockholders entitled to notice of any meeting of stockholders or adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or for any other lawful purpose, which record date: (i) in the case of determination of stockholders entitled to notice of a meeting or adjournment thereof, shall not be more than 60 nor less than 10 days prior to the date of such meeting; (ii) in the case of determination of stockholders entitled to express written consent, shall not be more than 10 days from the date on which the resolution fixing the record date is adopted by the board of directors; and (iii) in the case of any other action, shall not be more than 60 days prior to such action.

Amendment to the Articles or Certificate of Incorporation
Company	Veru Delaware
Under the WBCL, a corporation’s board of directors may adopt one or more amendments to the corporation’s articles of incorporation without stockholder action in a limited number of specified circumstances. The WBCL also provides that the board of directors of a corporation may propose one or more amendments to the articles of incorporation for submission to stockholders. The board of directors may condition its submission of the proposed amendment on any basis. The WBCL generally requires for a corporation like the Company that was organized before January 1, 1973, except to the extent such corporation’s articles of incorporation are amended to provide different voting requirements, stockholders holding two-thirds of the shares entitled to vote are required to approve amendments to the articles of incorporation that are submitted to stockholders for approval. This two-thirds voting requirement applies to the Company since its Articles of Incorporation do not alter this voting requirement.

Under the DGCL, stockholders are not entitled to enact, without any action taken by the board of directors, an amendment to a corporation’s certificate of incorporation. Amendments to a Delaware corporation’s certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

Under the DGCL, the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote generally is required to amend, alter, repeal or adopt any provision of the Veru Delaware Certificate of Incorporation.

If the Reincorporation Merger is completed but the Majority Vote Proposal is not approved, Veru Delaware after the Reincorporation Merger will retain the two-thirds vote requirement to approve any amendment to its certificate of incorporation which requires stockholder approval that currently applies to the Company under the WBCL through a provision in its certificate of incorporation as a Delaware corporation.

Dissolution
Company	Veru Delaware
Under the WBCL, the board of directors may submit a proposal for the dissolution of the corporation to the stockholders. The WBCL generally requires for a corporation like the Company that was organized before January 1, 1973, except to the extent such corporation’s articles of incorporation are amended to provide different voting requirements, stockholders holding two-thirds of the shares entitled to vote are required to approve the dissolution of the corporation. This two-thirds voting requirement applies to the Company since its Articles of Incorporation do not alter this voting requirement.

Under the DGCL, any dissolution must be proposed by the board of directors and approved by a majority of all the stockholder votes entitled to be cast on the approval; however, if the board of directors does not initially approve the dissolution, then the stockholder vote required for the dissolution is a unanimous written consent of all stockholders entitled to vote thereon.

If the Reincorporation Merger is completed but the Majority Vote Proposal is not approved, Veru Delaware after the Reincorporation Merger will retain the two-thirds vote requirement to approve a dissolution that currently applies to the Company under the WBCL through a provision in its certificate of incorporation as a Delaware corporation.

Distributions
Company	Veru Delaware
Under WBCL, the board of directors may authorize and the corporation may make dividends and other distributions to its stockholders, including in connection with the repurchase of the corporation’s shares, in amounts determined by the board of directors, unless: (i) after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.	The DGCL allows the board of directors to authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation’s capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired. Holders of Veru Delaware Common Stock, subject to the rights of holders of Veru Delaware Preferred Stock, are entitled to receive such dividends as may be declared thereon from time to time by the board of directors, in the manner and upon the terms and conditions provided by law and the Veru Delaware Certificate of Incorporation.

Taxes and Fees
Company	Veru Delaware
There is no franchise tax in Wisconsin.	Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation.

Stockholder Inspection Rights
Company	Veru Delaware
Under the WBCL, a stockholder may inspect and copy the corporation’s bylaws during regular business hours at the corporation’s principal office. A stockholder may also inspect and copy, during regular business hours at a reasonable location specified by the corporation, the following business records: (i) excerpts from minutes of all meetings of the stockholders and the board of directors, records of all actions taken by the stockholders or the board of directors without a meeting and records of all actions taken by a committee of the board of directors, (ii) accounting records or (iii) the record of stockholders; provided, in each case, that all of the following requirements have been met: (a) the stockholder has been a stockholder for at least six months before the demand or holds at least 5% of the outstanding shares of the corporation; (b) the stockholder gives the required written notice at least five business days before the date of inspection, (c) the demand is made in good faith and for a proper purpose,	The inspection rights of the stockholders of a Delaware corporation are substantially similar as under Wisconsin law, except that if a corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

(d) the stockholder describes with reasonable particularity the purpose and specifies the records such stockholder wishes to inspect and (e) the records are directly connected with that purpose. These inspection rights may not be limited by a corporation’s articles of incorporation or bylaws.

Stockholder Derivative Suits
Company	Veru Delaware
Under the WBCL, a stockholder may not bring a derivative suit unless the stockholder (i) was a record or beneficial owner at the time of the act or omission complained about and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation. In addition, the WBCL requires a stockholder to make a written demand to the corporation before bringing the derivative action, and 90 days must expire from the date on which the demand was made, unless the stockholder is notified by the corporation prior to 90 days that the demand is rejected.	Under the DGCL, in any derivative suit instituted by a stockholder, the complaint must aver that the plaintiff was a stockholder at the time of the transaction complained of or that such stockholder’s stock thereafter devolved upon the stockholder by operation of law.

Dissenters’ or Appraisal Rights
Company	Veru Delaware

Under the WBCL, dissenters’ rights are generally available to record and beneficial owners of a corporation for (i) a merger where stockholder approval is required, (ii) a share exchange where stockholder approval is required, (iii) a sale of all or substantially all the assets of a corporation other than in the usual and regular course of business or (iv) any other corporate action where the stockholders vote and the articles of incorporation or bylaws or board resolution provide for dissenters’ rights. The articles of incorporation may also provide for the right to dissent in certain situations involving the amendment of the articles of incorporation.

Under the WBCL, unless the articles of incorporation provide otherwise, dissenters’ rights are not available to stockholders if the shares they hold are registered on a national securities exchange on the record date fixed to determine the stockholders entitled to vote on the proposed corporate action. The Common Stock is registered on NASDAQ, and as a result dissenters’ rights are not available to the holders of the Common Stock, although dissenters’ rights are available to the holders of the Series 4 Preferred Stock.

Under the DGCL, stockholders have appraisal rights in connection with mergers and consolidations, provided the stockholder complies with certain procedural requirements of the DGCL. However, this right to demand appraisal does not apply to shares of any class or series of stock if, at the record date fixed to determine the stockholders entitled to receive notice of and to vote:

•    the shares are listed on a national securities exchange; or

•    the shares are held of record by more than 2,000 stockholders.

Further, no appraisal rights are available for shares of stock of a constituent corporation surviving a merger if the merger does not require a vote of the stockholders of the surviving corporation.

Regardless of the above, appraisal rights are available for the shares of any class or series of stock if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything other than:

•    shares of stock of the corporation surviving or resulting from the merger or consolidation;

•    shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be listed on a national securities exchange, or held of record by more than 2,000 stockholders;

•    cash in lieu of fractional shares of the corporations described in either of the above; or

•    any combination of the shares of stock and cash in lieu of fractional shares described in any of the three above.

A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or the sale of all or substantially all of the assets of the corporation. The Veru Delaware Certificate of Incorporation and Veru Delaware Bylaws do not address appraisal rights.

Anti-Takeover Provisions
Company	Veru Delaware

The WBCL protects certain domestic corporations from abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after acquisition of a specified portion of the corporation’s shares. These protections fall into three categories:

•    the business combination statute, which regulates specified types of transactions with interested stockholders;

•    the fair price statute, which regulates the price at which significant stockholders may acquire the remaining shares of the corporation; and

•    the control share statute, which regulates the voting power of shares held by specified large stockholders.

Business combination statute. The WBCL prohibits business combinations, including mergers, share exchanges, sales of assets, liquidations and certain share issuances, between Wisconsin corporations and an “interested stockholder” for three years after the date on which the person became an interested stockholder. An interested stockholder is a person who is the beneficial owner of at least 10% of the corporation’s voting stock or who is an affiliate or associate of that person. The prohibition on business combinations does not apply if the corporation’s board of directors has approved, before the interested stockholder’s stock acquisition, the

The DGCL generally prohibits certain Delaware corporations from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•    before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•    upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors or officers and by employee stock plans in which employee participants do not have the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange officer; or

•    at or subsequent to such time the business combination is approved by the board of purchase of stock that caused the person to become an interested stockholder or has approved the business combination.

The prohibition on business combinations continues after the initial three-year period unless:

•    the corporation’s board of directors has approved, before the interested stockholder’s stock acquisition date, the purchase of stock made by the interested stockholder on that stock acquisition date;

•    the business combination is approved by the affirmative vote of the holders of a majority of the voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose;

•    the interested stockholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or

•    the business combination is a business combination specifically excluded from the prohibition on business combinations by the WBCL.

Fair price statute. The WBCL provides that a business combination must be approved by the vote of at least all of the following: (i) 80% of the voting shares of the corporation, voting together as a single voting group; and (ii) two-thirds of those voting shares, excluding shares held by a significant stockholder, or an affiliate or associate of a significant stockholder, who is a party to the business combination. This voting requirement does not apply to a business combination if the corporation’s stockholders receive a fair price, as defined in the statute, for their shares from the significant stockholder in the business combination. A significant stockholder is a person who is the beneficial owner of at least 10% of the voting power of the outstanding voting stock or who is an affiliate of the corporation and was the beneficial owner of at least 10% of the voting power of the outstanding voting stock at any time within the prior two-year period.

Control share statute. Under the WBCL, unless otherwise provided in a corporation’s articles of incorporation or otherwise specified by the board of directors of the corporation, the voting power of any person who acquires beneficial ownership of more than 20% of the voting shares of a corporation, including voting shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in a transaction not approved by stockholders is limited to directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL generally defines “business combination” as:

•    any merger or consolidation of the corporation with the interested stockholder;

•    any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•    subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•    any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•    any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Generally, the DGCL defines an “interested stockholder” as (i) any entity or person owning 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at during the previous three years.

10% of the full voting power of those shares. Full voting power may be restored by a vote of stockholders holding a majority of the voting power of shares (including the shares held by the interested person) at a meeting at which a quorum is present.

Accounting Treatment of the Reincorporation

The Reincorporation Merger is being proposed solely for the purpose of changing the legal domicile of the Company and, as such, is not expected to have any accounting impact and the Company does not expect to change how its financial statements have historically been presented.

Regulatory Approvals; Third Party Consents

The Company must comply with applicable federal and state securities laws in connection with the issuance of shares of Veru Delaware Common Stock in the Reincorporation Merger and the filing of this proxy statement with the SEC.

Completion of the Reincorporation Merger will result in a breach of certain covenants in the Company’s credit agreement for its $10 million revolving line of credit with BMO Harris Bank N.A. The Company intends to seek a waiver from BMO Harris Bank N.A. of these covenants in connection with the Reincorporation Merger.

Restrictions on Sales of Shares of Common Stock Received in the Reincorporation Merger

The shares of Veru Delaware Common Stock and Veru Delaware Preferred Stock to be issued to the Company’s stockholders upon conversion of shares of Common Stock and Series 4 Preferred Stock in the Reincorporation Merger are not being registered under the Securities Act of 1933. In this regard, we are relying on Rule 145(a)(2) under the Securities Act of 1933, which provides that a merger that has as its “sole purpose” a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act. Holders of shares of Common Stock that are freely tradable before the Reincorporation Merger will continue to have freely tradable shares of the Veru Delaware Common Stock. Stockholders holding shares of Common Stock that are “restricted securities” pursuant to Rule 144 under the Securities Act of 1933 will receive shares of Veru Delaware Common Stock that are subject to the same restrictions on transfer as those to which their shares of Common Stock were subject, and stockholders holding shares of Series 4 Preferred Stock that are “restricted securities” pursuant to Rule 144 under the Securities Act of 1933 will receive shares of Veru Delaware Common Stock (or, if the Share Increase Proposal and the Share Issuance Proposal are not both approved at the Special Meeting, shares of Veru Delaware Preferred Stock) that are subject to the same restrictions on transfer as those to which their shares of Series 4 Preferred Stock were subject. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, stockholders will be deemed to have acquired their shares of Veru Delaware Common Stock or Veru Delaware Preferred Stock on the date they acquired their shares of Common Stock or Series 4 Preferred Stock, as applicable.

Material U.S. Federal Income Tax Consequences of the Reincorporation Merger

The following summary describes material United States federal income tax considerations relevant to the Reincorporation Merger. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and Treasury regulations, rulings, administrative pronouncements and judicial decisions as of the date of this proxy statement, all of which may be revoked or modified, possibly retroactively, so as to result in federal income tax consequences different from those described below. The Company does not intend to request a ruling from the Internal Revenue Service, which we refer to as the “IRS,” regarding the federal income tax consequences of the Reincorporation Merger. This summary does not address all aspects of federal income taxation that may be relevant to the Reincorporation Merger, nor does this summary address the effect of any applicable foreign, state, local or other tax laws. This summary also does not address the federal income tax consequences of the Reincorporation Merger to stockholders who are subject to special tax rules, such as stockholders who are non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, regulated investment companies, pass-through entities, persons who have a functional currency other than the dollar or persons who hold Common Stock or Series 4 Preferred Stock other than as a capital asset.

The Company believes that, for federal income tax purposes, the Reincorporation Merger will be treated as a tax-free reorganization under Section 368 of the Code. No gain or loss will be recognized by the holders of Common Stock or Series 4 Preferred Stock as a result of the consummation of the Reincorporation Merger and no gain or loss will be recognized by the Company or Veru Delaware. In addition, the Company believes that each former holder of Common Stock or Series 4 Preferred Stock will have the same basis in the Veru Delaware Common Stock or Veru Delaware Preferred Stock received by such person pursuant to the Reincorporation Merger as such holder had in the Common Stock or Series 4 Preferred Stock held by such person immediately prior to the consummation of the Reincorporation Merger, and such person’s holding period with respect to such Veru Delaware Common Stock or Veru Delaware Preferred Stock will include the period during which such holder held the corresponding Common Stock or Series 4 Preferred Stock, provided the latter was held by such person as a capital asset immediately prior to the consummation of the Reincorporation Merger. Stockholders may be required to file a statement with their tax return containing certain information regarding the Reincorporation Merger.

State, local or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE REINCORPORATION MERGER UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

NASDAQ Listing of Common Stock

Common Stock is listed on the NASDAQ Capital Market under the symbol “FHCO.” If the Name Change Proposal is approved, the new trading symbol is expected to be “VERU.” The Company will be required to file notices with NASDAQ relating to the reincorporation of the Company in Delaware and if the Name Change Proposal is approved, the change of its name to “Veru Inc.” and the change of its trading symbol to “VERU.”

Notice of Dissenters’ Rights

Sections 180.1301 to 180.1331 of the WBCL provide that any holder of Series 4 Preferred Stock may dissent from the Reincorporation Merger and obtain payment of the “fair value” of his, her or its shares as defined in Section 180.1301(4) of the WBCL, provided that such stockholder complies with all of the provisions of Sections 180.1301 to 180.1331 of the WBCL. Holders of shares of the Common Stock are not entitled to exercise dissenters’ rights.

The Company has no obligation to complete the Reincorporation Merger if stockholders approve the Reincorporation Proposal, and may decide not to complete the Reincorporation Merger if any holders of Series 4 Preferred Stock exercise their dissenters’ rights.

The following is a brief summary of Sections 180.1301 to 180.1331 of the WBCL which set forth the procedures for demanding statutory dissenters’ rights. The full text of Sections 180.1301 to 180.1331 is attached to this proxy statement as Appendix G, and we incorporate that text into this proxy statement by reference.

To be entitled to exercise dissenters’ rights, a holder of Series 4 Preferred Stock must not vote in favor of the Reincorporation Proposal and must deliver written notice to the Company prior to the Special Meeting of such stockholder’s intent to demand payment for such shares if the Reincorporation Merger is effectuated.

If the Reincorporation Merger is approved by the Company’s stockholders, within ten days after such approval, the Company is obligated to deliver to those holders of Series 4 Preferred Stock who have not voted in favor of the Reincorporation Proposal and have notified the Company of their intent to demand payment a written dissenters’ notice that states where demand for payment must be sent and when certificates must be deposited. A dissenting stockholder must send his, her or its certificates for shares of Series 4 Preferred Stock to the address provided in the dissenters’ notice. The dissenting stockholders’ payment demand must include the date that the stockholders were informed of the terms of the Reincorporation Merger and it must certify whether the stockholder acquired beneficial ownership of the shares of Series 4 Preferred Stock before such date.

A stockholder who does not demand payment or deposit his, her or its certificates by the time specified in the dissenters’ notice will not be entitled to payment for his, her or its shares of Series 4 Preferred Stock under the dissenters’ rights sections of the WBCL and will instead be entitled to receive the applicable number of shares of Veru Delaware Common Stock or Veru Delaware Preferred Stock upon the consummation of the Reincorporation Merger.

Upon the later of completion of the Reincorporation Merger or receipt of the payment demand, the Company will pay each dissenting stockholder who has complied with the above the amount that the Company estimates to be the “fair value” of the dissenting stockholder’s shares of Series 4 Preferred Stock, plus accrued interest. The payment must be accompanied by the latest available financial statements of the Company, audited and including footnote disclosure if available, any interim financial statements of the Company, a statement of the Company’s estimate of the “fair value” of the shares of Series 4 Preferred Stock, an explanation of how the interest was calculated, a statement of the dissenting stockholder’s right to demand payment if the dissenting stockholder is dissatisfied with the payment and a copy of the sections of the WBCL pertaining to dissenters’ rights.

If (i) the dissenting stockholder believes that the amount paid by the Company is less than the “fair value” of his, her or its shares of Series 4 Preferred Stock or that the interest due was incorrectly calculated, (ii) the Company fails to make payment within 60 days after the date set in the dissenters’ notice for demanding payment, or (iii) the Reincorporation Merger is not completed and the Company does not return the deposited certificates within 60 days after the date set in the dissenters’ notice for demanding payment, the dissenting stockholder may notify the Company of his, her or its estimate of the “fair value” of his, her or its shares of Series 4 Preferred Stock and the amount of interest due and demand payment of his, her or its estimate, less any payment previously received. The dissenting stockholder must notify the Company of his, her or its demand in writing within 30 days after the Company made or offered payment for the dissenting stockholder’s shares of Series 4 Preferred Stock. If within 60 days after receipt by the Company of a demand described in this paragraph, the demand remains unsettled, the Company is required to bring a special proceeding in Wisconsin state court and petition the court to determine the “fair value” of the shares of Series 4 Preferred Stock and accrued interest. The Company is required to make all dissenting stockholders whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding will be served a copy of the petition filed with the court. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of the “fair value” of the shares of Series 4 Preferred Stock. Such dissenting stockholders will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the Company. If the Company does not bring the special proceeding within such 60 day period, the Company will pay each dissenting stockholder whose claim remains unsettled the amount demanded.

Failure to comply strictly with all of the procedures set forth in Sections 180.1301 to 180.1331 of the WBCL will result in the loss of a stockholder’s dissenters’ rights. Consequently, any stockholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise such rights.

Required Vote and Board Recommendation

The Reincorporation Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, or if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, it will have the same effect as a vote “AGAINST” the Reincorporation Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE REINCORPORATION PROPOSAL.

PROPOSAL NO. 2: APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK

Summary of the Proposal

The Board believes it is in the best interest of the Company to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from 38,500,000 shares to 77,000,000 shares. If the Reincorporation Merger is completed, this amendment will be effected through the Reincorporation Merger where the Veru Delaware Certificate of Incorporation will authorize 77,000,000 shares of common stock. The text of the Veru Delaware Certificate of Incorporation is attached hereto as Annex B. If the Reincorporation Merger is not completed, this amendment will be effected through an amendment to the Company’s Articles of Incorporation. The form of such amendment is attached as Annex D to this proxy statement. This amendment will provide the Company with a sufficient number of shares of Common Stock to issue upon the conversion of the Company’s Series 4 Preferred Stock, and will also provide the Company with additional authorized but unissued shares for use in future financings, acquisition transactions, joint ventures and other general corporate purposes.

Reasons for the Increase

In order to permit conversion of the Series 4 Preferred Stock issued to the former Aspen Park stockholders pursuant to the Aspen Park Merger Agreement, the Company will be required to increase its authorized common share capital. Under the terms of the Aspen Park Merger Agreement, pursuant to the merger with Aspen Park, which we refer to as the “Aspen Park Merger,” the former Aspen Park stockholders received, in the aggregate, 2,000,000 shares of Common Stock and 546,756 shares of Series 4 Preferred Stock. Each share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock upon the approval by the requisite vote of the Company’s stockholders of the Share Increase Proposal and the Share Issuance Proposal. Based on 31,338,249 shares of Common Stock that were issued and outstanding as of the close of business on May 9, 2017, a total of 53,208,489 shares of Common Stock would be outstanding immediately after conversion of the Series 4 Preferred Stock. As 38,500,000 shares of Common Stock are currently authorized under the Company’s Articles of Incorporation, the Company does not currently have a sufficient number of authorized shares to issue shares of Common Stock to the holders of the Series 4 Preferred Stock upon conversion.

In addition, the Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future financings, acquisition transactions, joint ventures and other general corporate purposes. The Board believes that having such additional authorized shares of capital stock available for issuance in the future will give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting unless such approval is expressly required by applicable law. Although such issuance of additional shares with respect to future financings, acquisitions and joint ventures would dilute existing stockholders, the Board believes that such transactions would increase the overall value of the Company to its stockholders. There are certain advantages and disadvantages of an increase in our authorized Common Stock.

The advantages include:

•	The ability to raise capital by issuing Common Stock under the type of transactions described above, or other financing transactions.

•	Having shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the Company’s existing stockholders.

The Company has no arrangements, agreements, or understandings in place at the present time for the issuance or use of the additional shares of Common Stock to be authorized pursuant to the Share Increase Proposal other than the issuance of the Common Stock upon the conversion of the Series 4 Preferred Stock.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to increase the authorized shares of the Company is not in response to any effort of which the Company is aware to accumulate the Company stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

If the Company’s stockholders do not approve the Share Increase Proposal, then the Company will not be able to increase the total number of authorized shares of Common Stock from 38,500,000 shares to 77,000,000, and therefore, the shares of Series 4 Preferred Stock may not be converted and will continue to remain outstanding in accordance with the terms thereof. If the Company’s stockholders approve the Share Increase Proposal but do not approve the Share Issuance Proposal, the Company expects that it would implement the increase in the number of authorized shares of Common Stock to 77,000,000 shares but the Series 4 Preferred Stock would not convert to shares of Common Stock unless the Company’s stockholders subsequently approve such conversion for purposes of the listing rules of the NASDAQ Stock Market. For a more complete discussion of the terms of the Series 4 Preferred Stock, see the section entitled “Proposal No. 4: Approval of Issuance of Common Stock—Summary of the Terms of the Series 4 Preferred Stock” beginning on page 38 of this proxy statement.

Effect of the Increase

The additional authorized shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of Common Stock, the conversion of the Series 4 Preferred Stock and any future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights of existing stockholders. For a more complete discussion of the effect of the conversion of the Series 4 Preferred Stock, see the section entitled “Proposal No. 4: Approval of Issuance of Common Stock— Effect of the Share Issuance Proposal on Stockholders” beginning on page 38 of this proxy statement.

At present, other than in connection with the conversion of Series 4 Preferred Stock as set forth above, the Board has no plans to issue the additional shares of Common Stock to be authorized by the Share Increase Proposal. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by the Company’s Articles of Incorporation or Bylaws, applicable law or the rules of any stock exchange or other market on which the Company’s securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. Any such additional issuances would have the effect of diluting the voting rights of existing stockholders.

Required Vote and Board Recommendation

The Share Increase Proposal requires (A) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class and (B) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, or if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, it will have the same effect as a vote “AGAINST” the Share Increase Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE SHARE INCREASE PROPOSAL.

PROPOSAL NO. 3: APPROVAL OF MAJORITY VOTING RIGHTS

Summary of the Proposal

The Board believes it is in the best interest of the Company to amend the Company’s Articles of Incorporation to change the vote required by stockholders to approve certain amendments to the Company’s Articles of Incorporation, certain mergers, share exchanges or conversions, certain sales of all or substantially all of the Company’s assets, and a dissolution of the Company from an affirmative vote of the holders of two-thirds of the shares entitled to vote thereon pursuant to Section 180.1706 of the WBCL to the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon.

Section 180.1706 of the WBCL provides that for a corporation like the Company organized in Wisconsin before January 1, 1973, except to the extent such corporation’s articles of incorporation are amended to provide different voting requirements, stockholders holding two-thirds of the shares entitled to vote are required to approve certain amendments to the articles of incorporation, certain mergers, share exchanges or conversions, certain sales of all or substantially all of such corporation’s assets and a dissolution of such corporation or a revocation of such dissolution. If the Reincorporation Merger is completed, the amendment described in this section of this proxy statement would be effected through the Reincorporation Merger where the Veru Delaware Certificate of Incorporation and the DGCL will provide for the applicable majority voting standard for each of these actions in lieu of the WBCL two-thirds voting requirement. If the Reincorporation Merger is not completed, this amendment will be effected through an amendment to the Company’s Articles of Incorporation. The form of such amendment is attached as Annex D to this proxy statement.

Reasons for the Amendment

The Board believes that having a majority voting standard in the future will give the Company greater flexibility to take corporate actions that will provide value to its stockholders. There are certain advantages and disadvantages of a majority voting standard, as opposed to a supermajority voting standard.

The advantages include:

•	The two-thirds approval requirement could deter a potential takeover of the Company that may otherwise be beneficial to stockholders. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.

•	Supermajority voting requirements give minority owners the ability to block action that might be in the stockholders’ best interests and promote board and management entrenchment.

•	Irregularities in the proxy system (proxies that are never received by stockholders or that arrive too late for a vote, and proxies that are invalidated for bearing the wrong signatures) may make a supermajority requirement extremely difficult to attain at times for purely technical reasons

The disadvantages include:

•	Supermajority voting requirements can serve as a takeover defense by deterring action that is not desired by holders of a substantial minority of the voting power.

•	Supermajority voting requirements can protect minority stockholders by limiting or preventing a controlling party’s ability to act unilaterally on matters requiring a stockholder vote.

Required Vote and Board Recommendation

The Majority Vote Proposal requires (A) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class and (B) the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock, voting as a separate class. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, or if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, such stockholder’s shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have the same effect as a vote “AGAINST” the Majority Vote Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE MAJORITY VOTE PROPOSAL.

PROPOSAL NO. 4: APPROVAL OF ISSUANCE OF COMMON STOCK

Summary of the Proposal

The Share Issuance Proposal is a proposal to approve under the listing rules of the NASDAQ Stock Market the issuance of more than 19.99% of the outstanding shares of Common Stock pursuant to the conversion of the Series 4 Preferred Stock.

On October 31, 2016, the Company completed the Aspen Park Merger with Aspen Park pursuant to the Aspen Park Merger Agreement. Under the terms of the Aspen Park Merger Agreement, the outstanding shares of Aspen Park common stock and preferred stock were converted into a total of 2,000,000 shares of Common Stock and 546,756 shares of Series 4 Preferred Stock. Each share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock upon the approval by the requisite vote of the Company’s stockholders of (a) an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock to a sufficient number to permit such conversion and (b) such conversion of the Series 4 Preferred Stock pursuant to the applicable provisions of the NASDAQ listing rules.

Under NASDAQ listing rules, a company whose stock is listed on NASDAQ, such as the Company, is required to obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock, in connection with an acquisition, if such issuance equals 20% or more of the common stock or voting power of the company outstanding before the transaction. Immediately after the completion of the Aspen Park Merger, the number of outstanding shares of Common Stock and the outstanding voting power of the Company did not exceed the limit under the NASDAQ listing rules. However, the number of shares of Common Stock to be issued upon the conversion of the Series 4 Preferred Stock will exceed 20% of the shares of Common Stock outstanding before such issuance. For this reason, the Company must obtain the approval of its stockholders, in accordance with the NASDAQ listing rules, for the issuance of shares of Common Stock in connection with such conversion. Accordingly, the Company is asking its stockholders to approve the issuance of shares of Common Stock in connection with the conversion of Series 4 Preferred Stock.

If the Share Increase Proposal and the Share Issuance Proposal are both approved by the required vote of the Company’s stockholders at the Special Meeting, each outstanding share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock. If the Company’s stockholders approve the Share Issuance Proposal but do not approve the Share Increase Proposal, the Series 4 Preferred Stock would not convert to shares of Common Stock unless the Company’s stockholders subsequently approve an increase in the authorized shares of Common Stock by a sufficient amount to permit such conversion. The Company agreed in the Aspen Park Merger Agreement to submit the proposals necessary to convert the Series 4 Preferred Stock to Common Stock not later than the 2017 annual meeting of stockholders, and such proposals are now being submitted at Special Meeting through the Share Increase Proposal and the Share Issuance Proposal.

Why Stockholder Approval is Needed

The Company’s Common Stock is listed on the NASDAQ Capital Market and, as such, the Company is subject to the NASDAQ listing rules. The NASDAQ listing rules require that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock, in connection with an acquisition, if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. Shares of Common Stock issuable upon the conversion of shares of Series 4 Preferred Stock are considered common stock issued for the purposes of determining whether the 20% limit has been reached. The aggregate number of shares of Common Stock issuable upon the conversion of the 546,756 shares of Series 4 Preferred Stock would exceed 20% of our outstanding Common Stock, so the issuance of such shares of Common Stock upon the conversion of the Series 4 Preferred Stock is subject to the requirement for stockholder approval under the NASDAQ listing rules.

Effects of the Share Issuance Proposal on Stockholders

The issuance of Common Stock upon the conversion of shares of Series 4 Preferred Stock would result in the holders of the Common Stock owning a significantly smaller percentage interest in the voting power of the Company. The Series 4 Preferred Stock has one vote per share and generally votes with the Common Stock on a one share to one share basis. Accordingly, holders of Series 4 Preferred Stock currently have 546,756 votes for any matter for which they are eligible to vote. The conversion of the Series 4 Preferred Stock would result in the issuance of an additional 21,870,240 shares of Common Stock, or an additional 21,323,484 votes, to the former holders of Series 4 Preferred Stock. Upon conversion, the shares of Series 4 Preferred Stock will be retired and cancelled and may not be reissued.

While the Common Stock is listed on the NASDAQ Stock Market, there is no trading market for the Series 4 Preferred Stock and no such market is expected to develop. As a result, the conversion of the shares of Series 4 Preferred Stock would provide the holders of the Series 4 Preferred Stock with shares of Common Stock that offer greater liquidity due to the listing of the Common Stock on the NASDAQ Stock Market. Subsequent resales of such shares of Common Stock may cause the market price of our Common Stock to decline. We have also entered into a Registration Rights Agreement with the former Aspen Park stockholders whereby we have agreed to register for resale the shares of Common Stock they received pursuant to the Aspen Park Merger Agreement, including shares of Common Stock issuable upon conversion of the Series 4 Preferred Stock. See “Proposal No. 4: Approval of Issuance of Common Stock—Registration Rights Agreement” below for additional information.

The conversion of the Series 4 Preferred Stock would simplify the Company’s capital structure by eliminating the Series 4 Preferred Stock and allowing the Company to only have one class of stock outstanding, the Common Stock. Because the Series 4 Preferred Stock is treated as temporary equity for U.S. generally accepted accounting principles rather than permanent equity like the Common Stock, the conversion of the Series 4 Preferred Stock to Common Stock would have the effect of increasing the Company’s total stockholders’ equity by approximately $18 million. The conversion of the Series 4 Preferred Stock would also increase the number of shares of Common Stock outstanding, which may have the effect of reducing the Company’s earnings per share.

The conversion of the Series 4 Preferred Stock would not significantly dilute the economic interest of the current holders of the Common Stock as the Series 4 Preferred Stock currently participates with the Common Stock in dividends on an as converted basis and currently participates with the Common Stock in distributions upon a liquidation of the Company (including certain transactions involving an acquisition of the Company) on an as converted basis as long as the amount to be paid to the holders of the Series Preferred Stock exceed $1.00 per share of Series 4 Preferred Stock ($546,756 in the aggregate for all shares of Series 4 Preferred Stock).

Consequences if Stockholder Approval is Not Obtained

If the Company’s stockholders do not approve the Share Issuance Proposal, the shares of Series 4 Preferred Stock will not be converted and will continue to remain outstanding in accordance with the terms thereof unless the Company’s stockholders subsequently approve the conversion of the Series 4 Preferred Stock by the required vote under the NASDAQ listing rules.

Summary of the Terms of the Series 4 Preferred Stock

The Statement of Terms of the Series 4 Preferred Stock is set forth in Articles of Amendment filed with the Department of Financial Institutions of the State of Wisconsin. The following summary of the material terms of the Series 4 Preferred Stock is qualified in its entirety by reference to the text of the Statement of Terms of the Series 4 Preferred Stock, which is attached as Annex F to this proxy statement.

•

Each share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock upon the approval by the requisite vote of the Company’s stockholders of (a) an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Common

Stock to a sufficient number to permit such conversion and (b) such conversion of the Series 4 Preferred Stock pursuant to the applicable provisions of the NASDAQ listing rules. If the Share Increase Proposal and the Share Issuance Proposal are both approved by the required vote of the Company’s stockholders at the Special Meeting, each outstanding share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock.

•	Upon a Liquidation Event, the holders of the Series 4 Preferred Stock will be entitled to a liquidation preference equal to the greater of (a) $1.00 per share (or $546,756 in the aggregate for all of the shares of Series 4 Preferred Stock), or (b) the amount holders would have received if the Series 4 Preferred Stock had converted to Common Stock. Based on the number of shares of Common Stock outstanding as of the close of business on May 9, 2017, the amount available for distribution to the holders of the Company’s capital stock would have to be less than approximately $1,330,212, or approximately $0.025 per share, in order for the liquidation preference amount of $546,756 to be greater than the amount the holders of the Series 4 Preferred Stock would have received if the Series 4 Preferred Stock had converted to Common Stock. For purposes of the Series 4 Preferred Stock, a “Liquidation Event” includes any voluntary or involuntary liquidation, dissolution or winding up of the Company and certain transactions involving an acquisition of the Company (which are referred to as “Fundamental Changes” for purposes of the Series 4 Preferred Stock).

•	The Series 4 Preferred Stock is redeemable on the first to occur of (i) the 20th anniversary of the date of original issuance or (ii) a Fundamental Change, at a price equal to $1.00 per share, unless converted into Common Stock prior to such redemption.

•	The Series 4 Preferred Stock is senior to all existing and future classes of the Company’s capital stock upon a Liquidation Event, and no senior or additional pari passu preferred stock may be issued without the consent of the holders of a majority of the outstanding shares of Series 4 Preferred Stock.

•	The Series 4 Preferred Stock participates in dividends paid to holders of Common Stock on an as converted basis.

•	The Series 4 Preferred Stock has one vote per share and will generally vote with the Common Stock on a one share to one share basis.

Registration Rights Agreement

Pursuant to the Aspen Park Merger Agreement, the former Aspen Park stockholders entered into a Registration Rights Agreement pursuant to which such stockholders were granted registration rights in respect of the shares of Common Stock they receive in connection with the Aspen Park Merger, which we refer to as the “registrable securities” in this section. The registrable securities include the 2,000,000 shares of Common Stock issued to the former Aspen Park stockholders pursuant to the Aspen Park Merger Agreement as well as the shares of Common Stock issuable upon the conversion of the Series 4 Preferred Stock. As a result, if the Share Increase Proposal and the Share Issuance Proposal are both approved by the required vote of the Company’s stockholders at the Special Meeting and the Series 4 Preferred Stock is converted into shares of Common Stock, an additional 21,870,240 shares of Common Stock will become “registrable securities” under the Registration Rights Agreement.

Under the Registration Rights Agreement, Aspen Park stockholders may require the Company to register for resale under the Securities Act of 1933 their registrable securities prior to the fifth anniversary of the closing date of the Aspen Park Merger. These registration rights include the following provisions:

Demand Registration Rights

Aspen Park stockholders holding a majority of the registerable securities have the right at any time to request registration of all or any portion of such securities under the Securities Act of 1933. Upon a demand made by such holders, every other Aspen Park stockholder party to the Registration Rights Agreement can request to be included in the applicable demand registration. Within 90 days following receipt of such request, the Company will prepare and file with the SEC a registration statement on Form S-1 or, if available, Form S-3, subject to the Company’s rights to delay or postpone the filing of such registration statement under circumstances specified in the Registration Rights Agreement. The Company will not be required to effect more than two such demand registrations nor will it be required to effect any such demand registrations (a) within 180 days after the effective date of a previous demand or piggyback registration or (b) during the period that is 60 days before the Company’s good faith estimate of, and ending on a date that is 180 days after the effective date of, a Company initiated registration. The Company may also postpone for up to 120 days the effectiveness of a registration statement for a demand registration if the Board determines in its reasonable good faith judgment that such demand registration would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act of 1933 or the Securities Exchange Act of 1934. In the event of such a postponement, the holders of a majority of the registrable securities initiating such demand registration will be entitled to withdraw such request and, if such request for a demand registration is withdrawn, such demand registration will not count as one of the permitted demand registrations and the Company will pay all registration expenses in connection with such registration.

Piggyback Registration Right

The former Aspen Park stockholders also have unlimited piggyback registration rights subject only to a determination by the underwriters that the success of the offer or the offering price would be adversely affected by the inclusion of securities of the parties. Under these piggyback registration rights, if the Company proposes to file a registration statement under the Securities Act of 1933 for Common Stock on a form that may be used for the registration of the registrable securities, the former Aspen Park stockholders will have the opportunity to include their registrable shares in the registration.

Expenses

The Company is responsible for paying all registration expenses, excluding underwriting discounts, commissions and stock transfer taxes and certain other fees and disbursements of counsel for the Aspen Park stockholders.

Required Vote and Board Recommendation

Approval of the Share Issuance Proposal requires that a majority of the votes cast at the special meeting vote in favor of the Share Issuance Proposal, excluding for this purpose the Common Stock and Series 4 Preferred Stock issued to the former stockholders of Aspen Park in connection with the Aspen Park Merger. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, it will have no effect on the approval of the Share Issuance Proposal. However, if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, it will have the same effect as a vote “AGAINST” the Share Issuance Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE SHARE ISSUANCE PROPOSAL.

PROPOSAL NO. 5: APPROVAL OF NAME CHANGE

Summary of Proposal

The Board has unanimously approved a proposal to change the name of the Company from “The Female Health Company” to “Veru Inc.” The Board has recommended that this Proposal be presented to the Company’s stockholders for approval. If the Reincorporation Merger is completed, this amendment will be effected through the Reincorporation Merger where the Company’s Certificate of Incorporation will provide that the Company’s name is “Veru Inc.” If the Reincorporation Merger is not completed, the name change will be effected through an amendment to the Company’s Articles of Incorporation.

Since the closing of the transactions contemplated by the Aspen Park Merger Agreement, the Company has operated under the trade name “Veru” to more accurately reflect the combined company’s business. The Company believes the current name of “The Female Health Company” no longer accurately reflects the operations of the Company, and believes the proposed name change will better serve the Company’s current business focus.

If the Name Change Proposal is approved, the Company will seek to change the trading symbol of its Common Stock listed on NASDAQ to “VERU”.

Required Vote and Board Recommendation

The Name Change Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock and Series 4 Preferred Stock, voting as a single class. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, or if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, it will have the same effect as a vote “AGAINST” the Name Change Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE NAME CHANGE PROPOSAL.

PROPOSAL NO. 6: APPROVAL OF 2017 EQUITY INCENTIVE PLAN

Summary of the Proposal

Proposed Adoption. Subject to stockholder approval, the Board has adopted and approved the 2017 Equity Incentive Plan.

Purpose of the 2017 Equity Incentive Plan. The purpose of the 2017 Equity Incentive Plan is to assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and service providers by enabling such persons to acquire or increase a proprietary interest in the Company. If the Company’s stockholders approve the 2017 Equity Incentive Plan at the Special Meeting, a total of 4,700,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) will be authorized for issuance under the 2017 Equity Incentive Plan.

We recognize the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with equity opportunities and performance-based incentives. The Board believes that the 2017 Equity Incentive Plan is critically important to the furtherance of these objectives. The Board also believes that, through the 2017 Equity Incentive Plan, we will be able to enhance the prospects for our business activities and objectives and more closely align the interests of those persons who provide services to the Company with those of our stockholders by offering such persons the opportunity to participate in our future through proprietary interests in the Company.

The key features of the 2017 Equity Incentive Plan are summarized below:

•	The 4,700,000 shares to be authorized for issuance under the 2017 Equity Incentive Plan represent approximately 15% of the shares of Common Stock outstanding as of May 9, 2017 (8.8% of the shares of Common Stock outstanding as of May 9, 2017 assuming the conversion of the Series 4 Preferred Stock to Common Stock).

•	The 2017 Equity Incentive Plan would authorize the Company to grant various forms of long-term incentives, including stock options, restricted stock, stock appreciation rights, restricted stock units, performance unit awards, and other stock-based awards. The Company believes that this will allow it the flexibility to tailor the long-term incentives to its business conditions.

•	The 2017 Equity Incentive Plan has a fixed maximum number of authorized shares that cannot be increased without stockholder approval.

•	The 2017 Equity Incentive Plan has a maximum term of 10 years. No stock option or stock appreciation right can be issued under the 2017 Equity Incentive Plan with a term of more than 10 years and no award may be granted under the 2017 Equity Incentive Plan after the plan expires on [●], 2027.

•	The 2017 Equity Incentive Plan prohibits re-pricing of stock options or stock appreciation rights and requires that all stock options and stock appreciation rights have an exercise price that will be equal to or exceed the fair market value of a share of Common Stock on the date the option or stock appreciation right is granted.

•	The 2017 Equity Incentive Plan will be administered by our Compensation Committee, which is comprised solely of independent, non-employee directors.

The Board believes that the adoption of the 2017 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the Equity Incentive Plan Proposal.

Available Shares

The 2017 Equity Incentive Plan is intended to replace the Company’s 2008 Stock Incentive Plan which expires on March 27, 2018. As of May 9, 2017, a total of only 175,198 shares of Common Stock remained available for future grants under the 2008 Stock Incentive Plan. If the 2017 Equity Incentive Plan is approved by our stockholders at the Special Meeting, the 2008 Stock Incentive Plan will terminate immediately as of the date of the Special Meeting and no further awards will be made under the 2008 Stock Incentive Plan. If the 2017 Equity Incentive Plan is not approved by our stockholders at the Special Meeting, the 175,198 shares of Common Stock available under the 2008 Stock Incentive Plan as of May 9, 2017 will continue to be available for future grants under the 2008 Stock Incentive Plan, but only until the 2008 Stock Incentive Plan expires on March 27, 2018. The Company will not make any new awards under the 2008 Stock Incentive Plan unless the 2017 Equity Incentive Plan is not approved by stockholders at the Special Meeting.

In connection with the closing of the Aspen Park Merger on October 31, 2016, the Company issued 140,000 restricted stock units and stock appreciation rights as to 140,000 shares of Common Stock to David R. Bethune, an outside director, and 50,000 restricted stock units and stock appreciation rights as to 50,000 shares of Common Stock to an employee of the Company. These restricted stock units vest on October 31, 2018, and will be settled in shares of Common Stock if a new equity incentive plan is approved by stockholders prior to the vesting date and will be settled in cash, based on the fair market value of the Common Stock on the vesting date, if a new equity incentive plan is not approved by stockholders prior to the exercise date. These stock appreciation rights have an exercise price of $0.95 per share, vest on October 31, 2018, and will be settled in shares of Common Stock if a new equity incentive plan is approved by stockholders prior to the exercise date and will be settled in cash, based on the fair market value of the Common Stock on the exercise date, if a new equity incentive plan is not approved by stockholders prior to the exercise date. As a result, if the Equity Incentive Plan Proposal is approved by stockholders at the Special Meeting, these restricted stock units and stock appreciation rights will be settled in Common Stock pursuant to the 2017 Equity Incentive Plan, which will use up to 380,000 shares of Common Stock to be authorized pursuant to the 2017 Equity Incentive Plan.

The following table presents information regarding issued but unexercised stock options and stock appreciation rights, unvested restricted stock units and restricted stock, and Common Stock outstanding as of March 31, 2017:

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock options	297,500	$1.90	7.31 years
Stock appreciation rights	190,000	$0.95	9.58 years
Unvested restricted stock	207,500	—	—
Unvested restricted stock units	190,000	—	—
Common Stock outstanding	31,338,249	N/A	N/A

Description of the 2017 Equity Incentive Plan

A brief description of the 2017 Equity Incentive Plan appears below. The following description of the 2017 Equity Incentive Plan is qualified in its entirety by reference to the text of the 2017 Equity Incentive Plan, which is attached as Annex E to this proxy statement.

Key Provisions. Key provisions of the 2017 Equity Incentive Plan include the following:

•	Plan Effective Date: The 2017 Equity Incentive Plan will become effective on the date it is approved by the stockholders of the Company, which is expected to occur on the date of the Special Meeting, ([●], 2017).

•	Plan Termination Date: 10 years ([●], 2027).

•	Eligible Participants: Employees, officers, directors, consultants and other persons who provide services to the Company, any subsidiary of the Company or any entity designated by the Board in which the Company or a subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

•	Shares Authorized: 4,700,000 shares of Common Stock.

•	Award Types:

•	Stock options (including both incentive stock options and non-qualified stock options);

•	Stock appreciation rights;

•	Restricted stock;

•	Restricted stock units;

•	Common Stock as a bonus or in lieu of obligations to pay cash;

•	Dividend equivalents;

•	Performance unit awards; and

•	Other stock-based awards on terms and conditions determined by the Compensation Committee.

•	Award Limits: Awards to any single participant are limited to 350,000 shares per year. In addition, the maximum dollar value payable to any participant in respect of performance unit awards is $1,000,000 with respect to any 12-month performance period (or prorated portion thereof) and $2,000,000 with respect to any performance period greater than 12 months. Additionally, an outside director may not be granted awards covering more than 55,000 shares of Common Stock in any year, excluding the awards covering 280,000 shares granted to David R. Bethune in 2016 as described under “Proposal No. 6: Approval of 2017 Equity Incentive Plan—Available Shares” above.

•	Vesting: Vesting is determined by the Compensation Committee at the time of grant. No award will vest until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares reserved and available for issuance under the Plan may be subject to awards that do not meet such minimum vesting requirements. The vesting of an award may be accelerated, or the vesting requirements of an award waived, only in connection with a “Change of Control” or, as determined by the Compensation Committee in its sole discretion, in connection with the death or disability of the participant holding such award.

•	Repricing Prohibited: The Company is prohibited from repricing any stock options or stock appreciation rights without obtaining stockholder approval.

•	Exercise Price: All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the option or stock appreciation right is granted

Adjustments. In the event of an extraordinary dividend, other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2017 Equity Incentive Plan, the number and kind of shares subject to awards and the exercise price, grant price or purchase price relating to any award.

Stock Options. Options granted under the 2017 Equity Incentive Plan may be non-qualified options or incentive stock options under the Code. Grantees of stock options receive the right to purchase a specified number of shares of Common Stock or other awards at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the 2017 Equity Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than ten years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee. The options will expire at such time as the Compensation Committee determines.

Stock Appreciation Rights. A stock appreciation right is an award entitling the holder on exercise to receive Common Stock, other awards, cash or other property in an amount determined by reference to appreciation in the fair market value of a share of Common Stock from the date of grant until the date of exercise. The grant price of stock appreciation rights granted under the 2017 Equity Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock appreciation right will be exercisable more than ten years after the date it is granted.

Restricted Stock. Restricted stock awards provide for the grant to recipients of shares of Common Stock. In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on continued employment or such other factors or criteria as the Compensation Committee may determine. A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock may be subject to forfeiture to the Company if a grantee’s employment or service relationship with the Company or any of its subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the shares subject to the award are not satisfied.

Restricted Stock Units. Restricted stock units provide a recipient with the right to receive shares of Common Stock, other awards, cash or other property after the vesting or other conditions to the right to receive the shares, other awards, cash or other property are satisfied. In connection with the grant of restricted stock units, the Compensation Committee may establish vesting criteria based on continued employment or such other factors or criteria as the Compensation Committee may determine. Restricted stock units may be subject to forfeiture to the Company if a grantee’s employment or service relationship with the Company or any of its subsidiaries terminates before the end of the restriction period or if any of the other conditions precedent to the delivery of the shares subject to the award are not satisfied.

Other Common Stock Awards. The 2017 Equity Incentive Plan authorizes the Compensation Committee to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of obligations to pay cash or other property to recipients, all on terms determined by the Compensation Committee.

Dividend Equivalents. Dividend equivalents provide for the grant to recipients the right to receive cash, shares of Common Stock or other awards or property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Any dividends otherwise payable with respect to an award that has not vested will be withheld by the Company for the account of the participant holding such award, and such dividends will be subject to the restrictions and a risk of forfeiture to the same extent as such award, will be distributed to the participant upon the vesting of such award and, if such award is forfeited prior to its vesting, the participant will have no right to such dividends or any interest thereon.

Performance Unit Awards. The 2017 Equity Incentive Plan authorizes the Compensation Committee to grant performance awards in cash, Common Stock or other awards based on specific performance criteria specified by the Compensation Committee.

Other Stock-Based Awards. In addition to the other types of awards described in this proxy statement, the 2017 Equity Incentive Plan authorizes the Compensation Committee to grant other stock-based awards denominated or payable in, valued in whole or in party by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Compensation Committee to be consistent with the terms and conditions of the 2017 Equity Incentive Plan.

Transferability. Except as otherwise authorized by the Compensation Committee, no award granted under the 2017 Equity Incentive Plan may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

Termination of Employment. The Compensation Committee will determine the period of time for which any awards under the 2017 Equity Incentive Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with the Company or its subsidiaries.

Change of Control. In the event of a “Change of Control,” the Compensation Committee, in its sole discretion and without any requirement that any participants be treated consistently, may accelerate the vesting of any award or otherwise cause any restrictions on any award to lapse and consider any performance goals and conditions under any award to have been satisfied.

The 2017 Equity Incentive Plan generally defines a “Change of Control” as follows: (a) the acquisition by any person of beneficial ownership of more than 50% of either the value of the outstanding equity securities of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally at the election of directors, (b) during any two consecutive years, individuals who constitute the Board on the 2017 Equity Incentive Plan effective date cease to constitute a majority of the Board, (c) the consummation of a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the Company or any of its subsidiaries or a sale or other disposition of all or substantially all of the assets of the Company or any of its subsidiaries, in each case, unless following such transaction: (1) beneficial owners of the outstanding equity securities of the Company and the outstanding voting securities of the Company entitled to vote generally at the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the value of the outstanding equity securities and combined voting power of the then outstanding voting securities entitled to vote generally at the election of directors of the entity resulting from such transaction in the same proportions as their ownership of the Company prior to such transaction, (2) no person beneficially owns, directly or indirectly, 50% or more of the value of the then outstanding equity securities of the entity resulting from such transaction or the combined voting power of the then outstanding voting securities entitled to vote generally at the election of directors of the entity resulting from such transaction, except to the extent such level of ownership existed prior to such transaction and (3) at least a majority of the Board of the entity resulting from such transaction were members of the Board at the time of the execution of the initial transaction agreement or Board action in respect of such transaction, or (d) approval by the stockholders of a complete liquidation or dissolution of the Company.

Administration. The 2017 Equity Incentive Plan is administered by the Compensation Committee. As the administrator, the Compensation Committee will select the participants who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2017 Equity Incentive Plan and establish, amend and rescind any rules relating to the 2017 Equity Incentive Plan.

Amendments. The Board may at any time amend, alter, suspend, discontinue or terminate the 2017 Equity Incentive Plan, or the Compensation Committee’s authority to grant awards thereunder, provided that no such action may be taken by the Board without the approval of the Company’s stockholders to the extent necessary to comply with applicable laws or the rules of any stock exchange on which the Common Stock is listed. No such Board action in respect of the 2017 Equity Incentive Plan may materially and adversely affect the rights of any grantee with respect to any outstanding award without the consent of that grantee.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2017 Equity Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. There are a number of requirements that must be met for a particular stock option to be treated as an incentive stock option under the Code. One such requirement is that Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the stock option, or (ii) one year from the date of its exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those stock options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the date of grant value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the exercise price paid at the time of exercise. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Appreciation Rights. No income will be realized by a participant upon grant of stock appreciation rights. Upon the exercise of stock appreciation rights, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation rights. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock and Performance Shares. A participant will not be subject to tax upon the grant of an award of restricted stock or performance shares unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock or performance shares becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the participant made an election under Section 83(b) of the Code, the participant will recognize ordinary compensation income at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of shares of restricted stock received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units and Performance Units. A participant will not be subject to tax upon the grant of a restricted stock unit or performance unit awards. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit or performance unit award, the participant will recognize ordinary compensation income equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. Such income will be subject to income tax withholdings, and the participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Dividend Equivalents. A participant will not be subject to tax upon the grant of a dividend equivalent award, and the Company will not be entitled to a tax deduction at such time. Rather, upon the delivery of shares or cash pursuant to dividend equivalent award, the participant will recognize ordinary compensation income equal to the fair market value of the shares (or the amount of cash) the participant actually receives with respect to the award. Such income will be subject to income tax withholdings, and the participant may be required to pay to the Company the amount of any required withholding taxes in respect to such income (if such award is paid in shares). The Company will be able to deduct the amount of taxable compensation recognized by the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Other Common Stock Awards. A participant will recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date the shares of Common Stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person paid to “covered employees” as defined in Section 162(m)(3) of the Code. For a corporation that is a “smaller reporting company,” covered employees generally should consist of the corporation’s principal executive officer and the two other most highly compensated officers. For a corporation that is not a “smaller reporting company,” covered employees generally should consist of the corporation’s principal executive officer and the three other most highly compensated officers (other than the principal financial officer). The 2017 Equity Incentive Plan is designed to satisfy an exception with respect to grants of options to covered employees. In addition, the 2017 Equity Incentive Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.

As defined in the tax rules, stockholders must approve each of the material terms of performance goals if the Company is to obtain tax deductions for the specified forms of performance-based compensation for executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) the description of the business performance criteria on which the performance goals are based and (iii) the maximum amount of performance-based compensation that can be paid to an employee. Each of these aspects is discussed below.

Group of Employees Covered—The persons eligible to receive performance-based compensation includes employees, officers, directors, consultants and other persons who provide services to the Company, any subsidiary of the Company or any entity designated by the Board in which the Company or a subsidiary of the Company holds a substantial ownership interest, directly or indirectly, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although the tax laws limit deductibility only for compensation paid to the chief executive officer and the four other most highly paid executive officers, the Company may grant performance-based compensation to all senior management in the event that any of them becomes a covered employee during the time he or she holds an award covered by this proposal.

Performance Criteria—The 2017 Equity Incentive Plan provides that the performance criteria used to determine the vesting of awards may include any or all of the following: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the fair market value of a share of Common Stock. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee. In determining the achievement of the performance goals, the Compensation Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such exclusions or adjustments as the Compensation Committee specifies at the time the award is granted.

Per-Person Maximum Limits—Awards to any single participant are limited to 350,000 shares per year. In addition, the maximum dollar value payable to any participant in respect of performance unit awards is $1,000,000 with respect to any 12-month performance period (or prorated portion thereof) and $2,000,000 with respect to any performance period greater than 12 months.

New Plan Benefits

Directors and executive officers of the Company (including the named executive officers) will be eligible to participate in the 2017 Equity Incentive Plan. Future grants will be at the discretion of the Compensation Committee. At present and as described above in this section under “—Available Shares,” the following grants have been determined under the 2017 Equity Incentive Plan:

Number of Shares
Mitchell S. Steiner, President and Chief Executive Officer	—
O.B. Parrish, Former Chairman and Chief Executive Officer	—
Michele Greco, Executive Vice President and Former Chief Financial Officer	—
Susan Ostrowski, Former Executive Vice President of Sales and Marketing	—
Martin Taylor, Executive Vice President of Global Operations	—
Current executive officers	—
Current directors who are not executive officers	280,000
All employees (including all current officers who are not executive officers)	100,000

Required Vote and Board Recommendation

Approval of the Equity Incentive Plan Proposal requires that a majority of the votes cast at the special meeting vote in favor of the Equity Incentive Plan Proposal. If a stockholder does not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, it will have no effect on the approval of the Equity Incentive Plan Proposal. However, if a stockholder submits a proxy card or provides proxy instructions by telephone or over the Internet and affirmatively elects to abstain from voting, it will have the same effect as a vote “AGAINST” the Equity Incentive Plan Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 7: APPROVAL OF ADJOURNMENT PROPOSAL

Summary of Proposal

The Company’s stockholders are being asked to approve a Proposal providing for the adjournment of the Special Meeting if necessary or appropriate in the view of the Board to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the other Proposals described in this proxy statement and to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the stockholders of the Company prior to the Special Meeting.

In this Proposal, the Company is asking the Company’s stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting, and any subsequent adjournments, to another time and place. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting, and any adjourned session of the Special Meeting, in any of the circumstances described above to a later date and use the additional time to, among other things, solicit additional proxies in favor of any of the other Proposals described in this proxy statement, including the solicitation of proxies from holders of Common Stock or Series 4 Preferred Stock that have previously voted against any such Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against any Proposal, the Company could adjourn the Special Meeting without a vote on any such Proposal and seek to convince the holders of those shares of Common Stock to change their votes to votes in favor of any such Proposal.

The Board believes that if the number of shares of Common Stock and Series 4 Preferred Stock present in person or by proxy at the Special Meeting and voting in favor of any Proposal is not sufficient to approve such Proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve any such Proposal. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Required Vote and Board Recommendation

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the other Proposals. Accordingly, a stockholder may vote to approve any Proposal and vote not to approve the Adjournment Proposal and vice versa. Approval of the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of any Proposal, requires the votes cast favoring the action exceed the votes cast opposing the action. Abstentions and broker non-votes, if any, will have no effect on the approval of the Adjournment Proposal, while shares of Common Stock or Series 4 Preferred Stock not in attendance will have no effect on the outcome of any vote on the Adjournment Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

In considering the recommendation of the Board to vote “FOR” the Proposals, the Company’s stockholders should be aware that certain members of the Board and certain executive officers of the Company have interests in the outcome of the Proposals described in this proxy statement that may be in addition to, or different from, their interests as the Company’s stockholders. These interests may create the appearance of a conflict of interest. The Board was aware of these potential conflicts of interest during its deliberations on the merits of the Proposals and in making its decisions in approving the Proposals described in this proxy statement. These interests are described in this section.

Beneficial Ownership of Series 4 Preferred Stock

Each of Mitchell S. Steiner, M.D., a director and the President and Chief Executive Officer of the Company, Harry Fisch, M.D., a director of the Company, Elgar Peerschke, Chairman of the Board and a director of the Company, and Georges Makhoul, Ph.D., a director of the Company, beneficially own shares of Series 4 Preferred Stock and may benefit from the conversion of the Series 4 Preferred Stock to Common Stock if the Share Increase Proposal and the Share Issuance Proposal are approved by stockholders at the Special Meeting. The following table sets forth the number of shares of Series 4 Preferred Stock beneficially owned by each such person and the number of shares of Common Stock into which such shares of Series 4 Preferred Stock are convertible. See “Security Ownership of Certain Beneficial Owners and Management” below for additional information regarding their beneficial ownership of shares of Series 4 Preferred Stock.

Name of Beneficial Owner	Number of Shares of Series A Preferred Stock	Number of Shares of Common Stock after Conversion
Mitchell S. Steiner, M.D., F.A.C.S.	176,466	7,058,640
Harry Fisch, M.D., F.A.C.S.	177,980	7,119,200
Elgar Peerschke	23,976	959,040
Georges Makhoul, Ph.D.	24,452	978,080

Ownership of Restricted Stock Units and Stock Appreciation Rights

In connection with the closing of the Aspen Park Merger on October 31, 2016, the Company issued 140,000 restricted stock units and stock appreciation rights as to 140,000 shares of Common Stock to David R. Bethune, a director of the Company. These restricted stock units vest on October 31, 2018, and will be settled in shares of Common Stock if a new equity incentive plan is approved by stockholders prior to the vesting date and will be settled in cash, based on the fair market value of the Common Stock on the vesting date, if a new equity incentive plan is not approved by stockholders prior to the vesting date. These stock appreciation rights have an exercise price of $0.95 per share, vest on October 31, 2018, and will be settled in shares of Common Stock if a new equity incentive plan is approved by stockholders prior to the exercise date and will be settled in cash, based on the fair market value of the Common Stock on the exercise date, if a new equity incentive plan is not approved by stockholders prior to the exercise date. As a result, if the Equity Incentive Plan Proposal is approved by stockholders at the Special Meeting, these restricted stock units and stock appreciation rights will be settled in Common Stock pursuant to the 2017 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock and our Series 4 Preferred Stock as of May 9, 2017 with respect to (1) each person known to the Company to own beneficially more than 5% of our Common Stock or Series 4 Preferred Stock, (2) each named executive officer (as defined below under the heading “Executive Compensation”) and each director and director nominee, and (3) all directors, nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of our Common Stock subject to options that are either currently exercisable or exercisable within 60 days of May 9, 2017 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table lists applicable percentage ownership based on 31,338,249 shares of Common Stock and 546,756 shares of Series 4 Preferred Stock outstanding as of May 9, 2017.

	Common Stock		Series 4 Preferred Stock (1)
Name and Address of Beneficial Owner (2)	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Richard E. Wenninger (3)	2,016,565	6.4%	—	*
Stephen M. Dearholt (4)	2,525,319	8.1%	—	*
Elgar Peerschke (5)	87,701	*	23,976	4.4%
Mitchell S. Steiner, M.D., F.A.C.S. (6)	645,502	2.1%	176,466	32.3%
O.B. Parrish (7)	1,058,350	3.4%	—	*
David R. Bethune (8)	405,982	1.3%	—	*
Mario Eisenberger, M.D.	—	*	—	*
Harry Fisch, M.D., F.A.C.S. (9)	661,040	2.1%	177,980	32.6%
Mary Margaret Frank, Ph.D. (10)	75,344	*	—	*
Lucy Lu, M.D.	—	*	—	*
Georges Makhoul, Ph.D. (11)	189,444	*	24,452	4.5%
Jesus Socorro	—	*	—	*
Michele Greco (12)	78,678	*	—	*
Martin Tayler (13)	39,844	*	—	*
Susan Ostrowski (14)	35,178	*	—	*
All directors and executive officers, as a group (12 persons) (5), (6), (7), (8), (9), (10), (11)	3,181,294	10.1%	402,874	73.7%

*	Less than 1 percent.
(1)	Each share of Series 4 Preferred Stock will automatically convert into 40 shares of Common Stock upon receipt by the Company of approval by the affirmative vote of the holders of the Company’s capital stock by the required vote under the WBCL and the NASDAQ listing rules, as applicable, of (i) an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock by a sufficient amount to permit such conversion and (ii) the conversion of the Series 4 Preferred Stock pursuant to applicable NASDAQ rules.
(2)	Unless otherwise indicated, the address of each beneficial owner is 4400 Biscayne Blvd., Suite 888, Miami, Florida 33137-3212 and the address of Dr. Frank is P.O. Box 6550, Charlottesville, VA 22906.
(3)

Consists of (a) 3,345 shares of Common Stock owned directly by Mr. Wenninger, (b) 56,348 shares of Common Stock held by Mr. Wenninger’s spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), (c) 1,676,872 shares of Common Stock held by a trust of which Mr. Wenninger is trustee and a beneficiary, (d) 250,000 shares of Common Stock held by a charitable remainder trust of which Mr. Wenninger is a trustee and Mr. Wenninger and his spouse are beneficiaries (Mr. Wenninger disclaims beneficial ownership except to the extent of his pecuniary interest therein), and (e) 30,000 shares of Common Stock subject to stock options. The address of Mr. Wenninger is 14000 Gypsum Creek Road, Gypsum, CO 81637. The beneficial ownership information for Mr. Wenninger is based on the most recent information provided to the Company as of Mr. Wenninger’s retirement from the Company’s Board of Directors on March 19, 2015.
(4)	Includes 1,968,169 shares of Common Stock owned directly by Mr. Dearholt. Also includes 127,150 shares of Common Stock held in a self-directed IRA, and 400,000 shares of Common Stock held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling. Mr. Dearholt shares the power to vote and dispose of 400,000 shares of Common Stock held by the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of Common Stock. Also includes 30,000 shares of Common Stock subject to stock options. The address of Mr. Dearholt is 36365 Trail Ridge Road, Steamboat Springs, CO 80488. The beneficial ownership information for Mr. Dearholt is based on the most recent information provided to the Company as of Mr. Dearholt’s retirement from the Company’s Board of Directors on March 19, 2015.
(5)	Consists of 87,701 shares of Common Stock and 23,976 shares of Series 4 Preferred Stock each owned directly by Mr. Peerschke.
(6)	Consists of 645,502 shares of Common Stock and 176,466 shares of Series 4 Preferred Stock each owned directly by Dr. Steiner.
(7)	Includes 233,501 shares owned by Phoenix of Illinois. Under the rules of the SEC, Mr. Parrish may be deemed to have voting and dispositive power as to such shares since Mr. Parrish is an officer, director and the majority stockholder of Phoenix of Illinois. Also includes 824,849 shares of Common Stock owned directly by Mr. Parrish.
(8)	Consists of 405,982 shares of Common Stock owned directly by Mr. Bethune.
(9)	Consists of (a) 45,112 shares of Common Stock and 9,599 shares of Series 4 Preferred Stock each held jointly by Dr. Fisch and his spouse, (b) 606,536 shares of Common Stock and 165,814 shares of Series 4 Preferred Stock each held by K&H Fisch Family Partners, LLC, of which Dr. Fisch is the sole manager, and (c) 9,392 shares of Common Stock and 2,567 shares of Series 4 Preferred Stock each owned directly by Dr. Fisch.
(10)	Consists of 45,344 shares of Common Stock owned directly by Dr. Frank and 30,000 shares of Common Stock subject to stock options held by Dr. Frank.
(11)	Consists of 189,444 shares of Common Stock and 24,452 shares of Series 4 Preferred Stock each owned directly by Dr. Makhoul.
(12)	Consists of 71,178 shares of Common Stock owned directly by Ms. Greco and 7,500 shares of Common Stock subject to stock options held by Ms. Greco.
(13)	Consists of 39,844 shares of Common Stock owned directly by Mr. Tayler.
(14)	Consists of 35,178 shares of Common Stock owned directly by Ms. Ostrowski. The beneficial ownership information for Ms. Ostrowski is based on the most recent information provided to the Company as of the time of Ms. Ostrowski’s termination from her position as Executive Vice President of Sales and Marketing as of February 6, 2016.

The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as required for purposes of this proxy statement. This information should not be construed as an admission of beneficial ownership for other purposes.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This section discusses the principles underlying the Company’s compensation decisions for fiscal 2016 for the Company’s named executive officers and the most important factors relevant to an analysis of these decisions. It also provides information regarding the manner and context in which compensation is awarded to and earned by the named executive officers. In fiscal 2016, the Company had four executive officers who are required to be listed in the Summary Compensation Table below, and we refer to these executive officers as the “named executive officers” throughout this section:

•	O. B. Parrish, Former Chairman of the Board and Chief Executive Officer;

•	Michele Greco, Executive Vice President of Finance and Former Chief Financial Officer;

•	Susan Ostrowski, Former Executive Vice President of Sales and Marketing; and

•	Martin Tayler, Executive Vice President of Global Operations.

The compensation of these individuals is presented in the tables and other quantitative information that follow this section.

Ms. Ostrowski resigned from her position as Executive Vice President of Sales and Marketing effective March 31, 2016.

Effective as of October 31, 2016, upon the closing of the transactions pursuant to the Aspen Park Merger Agreement, Mitchell S. Steiner, M.D., F.A.C.S. was appointed as President and Chief Executive Officer of the Company, Daniel Haines was appointed as Chief Financial Officer of the Company and O.B. Parrish resigned from his position as Chairman of the Board and Chief Executive Officer of the Company, although Mr. Parrish remains on the Board and is Vice Chairman of the Board. In addition, as of October 31, 2016, Michele Greco and Martin Tayler will no longer be executive officers of the Company, although they continue to be employed by the Company.

During fiscal 2017, the Compensation Committee intends to review and evaluate the compensation program for the Company’s executive officers given the changes to the Company’s business and management team following the completion of the merger transaction with Aspen Park. The Company has entered into an employment agreement with Dr. Steiner which provides for an annual base salary of $375,000 and for Dr. Steiner’s participation in an annual discretionary bonus and in the Company’s equity incentive plan.

Overview

The Company’s overall financial performance in fiscal 2016 included unit sales decreasing by 31% over fiscal 2015, net revenues decreasing by 32% over fiscal 2015 and operating income decreasing by 54% over fiscal 2015. Because the Company’s executive compensation program is heavily weighted towards pay for performance, particularly through the Company’s annual performance award program, and the targets of the Company were not met in fiscal 2016, Ms. Greco and Mr. Tayler did not receive cash or stock incentive compensation payouts under the annual performance award program. By contrast, Ms. Greco, Ms. Ostrowski and Mr. Tayler received cash and stock incentive compensation payouts in fiscal 2015 under the annual performance award program.

The Company’s compensation strategy is to closely align its compensation programs with stockholders’ interests by providing effective incentives for performance and a level of compensation needed to attract, motivate and maintain key executives who are important to the Company’s continued success. Nearly all of the compensation to the named executive officers consists of only three components: a base salary, an annual performance award program and periodic restricted stock grants. As part of aligning executive compensation with stockholders’ interests, the Company’s annual performance award program in effect in fiscal 2016 was based solely on achievement of corporate goals (unit sales and operating income targets). The program is straightforward and rewards management with cash and stock incentives only if 100% of minimum corporate goals for unit sales and operating income are achieved. The program offers an enhanced award for achievement of 110% and 115% of these goals. In fiscal 2016, achievement did not meet either goal, resulting in no payout of the performance award to participants.

The Company’s executive compensation program is clear and straightforward. The named executive officers do not have a contractual right to any annual increases in base salary. The Company offers limited perquisites to its named executive officers and does not offer supplemental retirement benefits to any of the named executive officers. The only retirement benefit the Company offers to the named executive officers is participation in a Simple Individual Retirement Account plan by Ms. Greco and pension contributions to Mr. Tayler. Named executive officers employed in the United Kingdom have the right to a statutory minimum notice period prior to termination (for which the Company may pay severance in lieu of notice).

Key Compensation Actions in Fiscal 2016

The compensation actions taken by the Compensation Committee in fiscal 2016 included the following:

•	In April 2016, the Compensation Committee approved increases in the base salaries of Ms. Greco and Mr. Tayler based on the rate of inflation for the twelve months ended February 29, 2016, in their respective countries (the U.S. for Ms. Greco and the U.K. for Mr. Tayler). These base salary increases took retroactive effect as of October 1, 2015.

•	On March 31, 2016, the Company and Ms. Ostrowski entered into a Separation Agreement and General Release. Under this agreement, among other things, the Company was required to make a separation payment to Ms. Ostrowski equal to six month’s base salary, payable over a six month period, and to pay premiums for continued medical, vision and dental coverage through September 30, 2016.

•	Each of Ms. Greco and Mr. Tayler was issued 6,667 shares of restricted stock on January 11, 2016, which will vest one-third annually over three years, and the right to receive an additional 1,111 shares on each applicable vesting date or, at his or her option, the right to elect cash based on the fair market value of the 1,111 shares on each applicable vesting date. In April 2016, Ms. Greco was issued 15,000 shares of restricted stock, which vest annually over two years, and options to purchase 15,000 shares, which vest annually over two years, have a ten year term and an exercise price of $1.82 per share. The Compensation Committee did not make any other equity awards to the named executive officers in fiscal 2016. Should a recipient terminate employment, or be terminated for cause, any unvested shares issued will be forfeited.

•	In fiscal 2016, the performance objectives under the annual performance award program were not met and, as a result, no payout under the program was made to Ms. Greco or Mr. Tayler. Mr. Parrish did not participate in the annual incentive award program in fiscal 2016.

At the Company’s 2014 Annual Meeting of Stockholders, pursuant to a non-binding, advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement for the meeting by a vote of 14,914,936 shares in favor to 3,090,503 against. The Compensation Committee has considered the results of this advisory stockholder vote and believes that it shows support by the Company’s stockholders for the Company’s compensation philosophy and the executive compensation programs that implement the Company’s compensation philosophy. The Company has not significantly changed its executive compensation program following the stockholder advisory vote. The Board has determined that future stockholder advisory votes on executive compensation will occur every three years. Accordingly, the last stockholder advisory vote on executive compensation was held at the 2017 Annual Meeting of Stockholders on March 16, 2017.

Executive Compensation Program Objectives and Philosophy

The Company has designed the compensation program for its named executive officers to align the interests of the named executive officers with those of stockholders. To do so, the Company has incentivized its named executive officers to achieve corporate goals through equity incentive grants and an annual performance award program that ties cash incentives to performance goal achievement and year-end stock prices. The Company believes its executive compensation package in effect in fiscal 2016, as a whole, was competitive with companies of a similar size in the HIV/AIDS product arena.

A named executive officer’s compensation opportunity is impacted by the Company’s performance and stock price. By design, the annual performance awards have been paid only if the performance goals are attained, and, if the performance goals are surpassed by either 10% or 15%, the program has provided for higher levels of award payouts. With the equity incentive grants, the value is not realized until the vesting requirement is met. Enhanced value is possible if the stock price increases after the grant is awarded.

Process for Determining Executive Compensation

Information Reviewed by the Compensation Committee. Compensation for the named executive officers and other executive officers is reviewed and approved by the Compensation Committee. The Compensation Committee views compensation as an ongoing process. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Compensation Committee as well as materials specifically requested by members of the Compensation Committee.

The Compensation Committee annually reviews performance information provided by the Chief Executive Officer, including an assessment of overall corporate performance and an assessment of individual performance and compensation recommendations for each named executive officer, other than him or herself. The Chief Executive Officer does not submit an assessment of his or her own performance or present a recommendation on his or her own compensation, and does not participate in the portion of the meeting where his or her compensation is approved. The Compensation Committee considers the assessment and the input it receives from management, and exercises its own judgment in evaluating performance.

The Compensation Committee’s charter requires that the Company provide the Compensation Committee with adequate funding to engage any compensation consultants or other advisers the Compensation Committee deems it appropriate to engage. During fiscal 2016 and fiscal 2017 to date, the Compensation Committee did not engage any consultants to assist it in reviewing the Company’s compensation practices and levels.

Involvement of Management. Management plays a significant role in assisting the Compensation Committee in its oversight of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing individual performance targets and objectives, recommending salary levels and equity incentive grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Compensation Committee. The Chief Executive Officer works with the Compensation Committee in making recommendations regarding overall compensation policies and plans as well as specific compensation levels for the named executive officers and other key employees, other than the Chief Executive Officer. Members of management who were present during a part of the Compensation Committee meetings in fiscal 2016 and the first part of fiscal 2017 included the Chief Executive Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

Use of Market Compensation Data. Although the Compensation Committee does not use benchmarking to determine executive compensation, it has reviewed market compensation data to help in evaluating the competitiveness of the Company’s executive compensation program. In 2013, at the Compensation Committee’s request, the Company conducted a survey of 2012 executive compensation levels for three comparison groups of public companies with a market capitalization under $300 million, consisting of (1) companies involved in health care and (2) companies that market medical devices. The base salaries for Mr. Parrish and Ms. Greco were below both the mean and the median in each group of the survey while potential incentive compensation was above both the mean and the median. The compensation survey did not include data regarding positions similar to Ms. Ostrowski’s new position as Executive Vice President of Sales and Marketing. The base salary level for Mr. Tayler was compared to Michael Pope’s salary, who retired in September 2014, and was below both the mean and the median in each group of the survey while potential incentive compensation was above both the mean and the median.

Components of Executive Compensation

Mix of Compensation. The Company’s compensation program has featured three main components:

•	base salaries;

•	an annual performance award program; and

•	periodic equity incentive grants.

The mix of compensation is determined largely by the Compensation Committee’s intent to align compensation with the stockholders’ interests. The annual performance award, which increases with a higher year-end share price, has provided the named executive officers with an incentive to meet corporate targets that are likely to impact stock price. The equity incentive grants offer the named executive officers an additional opportunity to share in the stock value created for stockholders when growth targets are achieved.

Base Salaries. The Compensation Committee annually reviews the base salaries for the named executive officers. During its review in April 2016, the Compensation Committee determined that a modest increase in the base salaries for Ms. Greco and Mr. Tayler based on the rate of inflation for the twelve months ended February 29, 2016, in each executive’s country of residence (the U.S. for Ms. Greco and the U.K. for Mr. Tayler) was the appropriate adjustment for fiscal 2016. As a result, the Compensation Committee approved base salary increases for Ms. Greco of approximately 1.3% and for Mr. Tayler of approximately 1.0%. These base salary increases took retroactive effect as of October 1, 2015. Mr. Parrish’s base salary was set at the rate of $170,000 per year in connection with his reappointment as Chief Executive Officer in July 2015.

Annual Performance Awards. The Company has an annual incentive bonus program which has provided participating named executive officers with the opportunity to receive annual payouts in cash and/or shares of Common Stock, at the Company’s option. Participants have been eligible to receive payouts upon achievement of corporate goals. Cash payouts are calculated by multiplying the designated award quantity by the average closing price of the Company’s Common Stock for the last ten trading days of the fiscal year and stock payouts consist of a number of shares of Common Stock equal to the designated stock award quantity. Thus, the value of the performance award, if achieved, is impacted by the Company’s year-end stock price.

At the beginning of fiscal 2016, the Company established the performance goals under the annual performance award program for fiscal 2016 operating results in the following areas:

•	specific rate of unit sales in fiscal 2016 as compared to fiscal 2015; and

•	specific rate of operating income in fiscal 2016 as compared to fiscal 2015.

Achievement of 100% of unit sales and operating income goals would trigger annual incentive performance awards to the named executive officers at the target level, with enhanced awards for achievement of 110% and 115% of these goals. In fiscal 2016, the performance objectives under the annual performance award program were not met and, as a result, no payout was made to Ms. Greco or Mr. Tayler. Mr. Parrish did not participate in the annual performance award program since he was reappointed as Chief Executive Officer in July 2015.

Under exceptional circumstances the Compensation Committee has the authority to award discretionary cash bonuses outside of the annual performance award program. These discretionary bonuses allow the Company to recognize superior performance by the named executive officers and to have the flexibility to maintain competitive compensation when needed. No discretionary bonus was awarded to named executive officers in fiscal 2016, 2015, or 2014.

Incentive Equity Grants. The Company uses incentive equity grants to be consistent with its objective to align the interests of stockholders and its named executive officers. Incentive equity grants have been in the form of both restricted stock and stock options The grants generally vest over a period of years, in a number of tranches. The staggered vesting schedule was selected because the Compensation Committee believes it is consistent with industry practice, while providing a relatively long retention benefit. Instead of annual grants, the Company has generally staggered the grants so that the named executive officers generally hold some unvested shares at all times to promote the Company’s retention objectives. The Company may also provide recipients of restricted stock grants with the right to elect to receive part of the grant in cash on the vesting dates, based on the fair market value of the shares on such dates, in order to provide the recipients with cash to pay their income tax obligations.

Prior to the Compensation Committee setting the size of grants, the Chief Executive Officer makes a recommendation to the Compensation Committee for the other named executive officers. The Chief Executive Officer generally uses historic awards and stock price trends as a starting point in developing his or her recommendation (other than for him or herself). That information is also available to the Compensation Committee when it makes its decisions. Following review of the Chief Executive Officer’s recommendations, the Compensation Committee also considers, in its collective experience and judgment, the Chief Executive Officer’s individual performance assessments of the other named executive officers and other factors regarding executive retention considerations. No formal weightings are applied to these factors in determining the size of grants.

Each of Ms. Greco and Mr. Tayler was issued 6,667 shares of restricted stock on January 11, 2016, which will vest one-third annually over three years, and the right to receive an additional 1,111 shares on each applicable vesting date or, at his or her option, the right to elect cash based on the fair market value of the 1,111 shares on each applicable vesting date. In April 2016, Ms. Greco was issued 15,000 shares of restricted stock, which vest annually over two years, and options to purchase 15,000 shares, which vest annually over two years, have a ten year term and an exercise price of $1.82 per share. All shares granted as restricted stock have all the rights of our Common Stock, including voting and dividend rights. Unvested shares are subject to forfeiture if the holder voluntarily leaves the Company or is terminated for cause.

The Company does not currently maintain any formal policy regarding executive officer stock ownership or the hedging of economic risk related to such stock ownership nor does it have any program, plan or obligation that requires it to grant equity compensation to any executive officer on specified dates. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation of the other named executive officers.

Change of Control Agreements

During fiscal 2016, the Company was party to a change of control agreement with each of Ms. Greco and Mr. Tayler. These agreements acted as springing employment agreements which would take effect upon a change of control. The Company provided these agreements based on competitive market practice, and to ensure that the executives’ interests remain aligned with stockholders while the Company considers, or during the pendency of, a transaction that involves a change of control. Additional information regarding these agreements, including a description of key terms and a quantification of benefits that would be received by the named executive officers had a termination of employment in connection with a change in control occurred on September 30, 2016, is found below under the heading “Potential Payments on Termination After a Change of Control.” Ms. Greco and Mr. Tayler’s change of control agreements were terminated effective as of October 31, 2016 when they were replaced with new employment agreements described below under the heading “Employment Agreements.” Ms. Ostrowski’s change of control agreement terminated effective as of March 31, 2016 at the time of Ms. Ostrowski’s resignation from her position as Executive Vice President of Sales and Marketing.

Compensation Deductibility Policy

Section 162(m) of the Code generally disallows a tax deduction to a public corporation for compensation over $1.0 million paid for any fiscal year to “covered employees” as defined in Section 162(m)(3) of the Code. Performance-based compensation that has been approved by stockholders is excluded from the $1.0 million deductibility limit if certain requirements are met. The Company’s annual performance award program was not approved by its stockholders, and therefore any compensation the Company pays under such program does not qualify for the exclusion from the $1.0 million deductibility limit in Section 162(m).

The Compensation Committee intends to continue to monitor the applicability of Section 162(m) in connection with future compensation to the Company’s named executive officers. Although the Compensation Committee may consider tax deductibility in connection with future compensation decisions, it believes that it is generally not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Elgar Peerschke (Chairperson)

Lucy Lu, M.D.

Georges Makhoul, Ph.D.

Summary Compensation Table

The table shown below provides information for the Company’s last three fiscal years regarding compensation paid by the Company to the person who served as Chief Executive Officer during fiscal 2016, the person who served as Chief Financial Officer during fiscal 2016 and two other people who served as an executive officer of the Company during fiscal 2016 whose total compensation during fiscal 2016 exceeded $100,000. The individuals listed in this table are referred to elsewhere in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Nonequity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
O.B. Parrish,	2016	$169,908	—	—	—	$5,252	$175,161
Former Chairman and Chief	2015	$169,908	$134,000	—	—	$8,714	$312,622
Executive Officer (5)	2014	$169,908	—	—	—	$13,052	$182,960

Michele Greco,	2016	$217,436	$39,800	$11,700	—	$6,851	$275,787
Executive Vice President of	2015	$215,283	—	—	$70,650	$6,738	$292,671
Finance and Former Chief Financial Officer (6)	2014	$207,460	$78,700	—	—	$6,514	$292,674

Susan Ostrowski,	2016	$106,000	—	—	—	$139,064	$245,065
Former Executive Vice	2015	$212,001	—	—	$70,650	$4,521	$287,172
President of Sales and Marketing (7)	2014	$101,387	$118,960	—	—	—	$220,347

Martin Tayler,	2016	$155,344	$12,500	—	—	$25,168	$193,012
Executive Vice President of	2015	$168,534	—	—	$70,650	$22,754	$261,938
Global Operations (8)	2014	$8,225	$112,000	—	—	—	$120,225

(1)	All stock awards are computed in accordance with the Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R) excluding estimated forfeitures. Each stock award is valued based on the closing market price of our Common Stock on the date of grant. Stock awards vest over a period of time; most are three years and a few are two years.
(2)	The stock option award vests over a period of two years. The amount in this column equals the grant date fair value, computed in accordance with the Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R), of the stock option award. Assumptions used in the calculation of the grant date fair value are included in Note 7 to our audited consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on December 12, 2016.
(3)	Amounts for 2015 represent payouts under the Company’s annual performance award program based on achieving 115% of unit sales and operating income targets for fiscal 2015. Under this program, each named executive officer is entitled to receive a payout in cash and/or shares of Common Stock if the Company exceeds target amounts of both unit sales and operating income, with the amount of the payout based on the average closing price of the Common Stock for the last ten trading days of the fiscal year. In fiscal 2015, 75% of the payout was in the form of cash and 25% of the payout was in the form of shares of Common Stock. The targets for fiscal 2016 and fiscal 2014 under the Company’s annual performance award program were not met and, as a result, no payouts were made under the program for fiscal 2016 and fiscal 2014.
(4)	The amount of “All Other Compensation” for Mr. Parrish consists of premiums paid by the Company for term life insurance under which Mr. Parrish or his designee is the beneficiary; for Ms. Greco consists of matching contributions by the Company under the Company’s Simple Individual Retirement Account plan for its employees; for Ms. Ostrowski consists of matching contributions by the Company under the Company’s Simple Individual Retirement Account plan for its employees and for fiscal 2016 a total of $135,354 paid or payable to Ms. Ostrowski pursuant to her separation agreement; and for Mr. Tayler consists of pension payments and an automobile allowance.

(5)	Mr. Parrish retired from his position as Chief Executive Officer and President on January 20, 2014 and resumed his position as Chief Executive Officer effective July 10, 2015. Between January 20, 2014 and July 10, 2015, Mr. Parrish continued to serve as Chairman of the Board, but remained an employee of the Company and amounts reflected on the table include Mr. Parrish’s compensation as an employee during this period. Effective as of October 31, 2016, upon the closing of the transactions pursuant to the Aspen Park Merger Agreement, O.B. Parrish resigned from his position as Chairman of the Board and Chief Executive Officer of the Company, although Mr. Parrish remains on the Board of Directors of the Company and is Vice Chairman of the Board.
(6)	Effective as of October 31, 2016, upon the closing of the transactions pursuant to the Aspen Park Merger Agreement, Michele Greco is no longer the Company’s Chief Financial Officer and will no longer be an executive officer of the Company, although she continues to be employed by the Company.
(7)	Ms. Ostrowski joined the Company as an executive officer on July 10, 2014 and effective March 31, 2016, Ms. Ostrowski resigned from her position as Executive Vice President of Sales and Marketing. Ms. Ostrowski’s salary during 2014 includes $54,616 paid to her as a consultant prior to her appointment as an executive officer.
(8)	Mr. Tayler joined the company as an executive officer on September 15, 2014. Effective as of October 31, 2016, upon the closing of the transactions pursuant to the Aspen Park Merger Agreement, Martin Tayler will no longer be an executive officer of the Company, although he continues to be employed by the Company. Mr. Tayler’s salary and all other compensation are paid in U.K. pounds. Amounts shown for Mr. Tayler’s salary and all other compensation are based on the 12-month average exchange rate for the year, which was 1.4241 U.S. dollars per U.K. pound in fiscal 2016, 1.5451 in fiscal 2015, and 1.6565 in fiscal 2014.

Grants of Plan–Based Awards

Name	Grant Date	Non-Equity Incentive Plan Awards: Number of Units (1)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Shares Underlying Options	Exercise price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
O.B. Parrish	—	—	—	—	—	—	—	—	—	—	—
Michele Greco	1/11/16							10,000			$12,500
	—	12,500	25,000	45,000	$15,375	$30,750	$55,250
	4/4/16							15,000			$27,300
	4/4/16								15,000	$1.82	$11,700
Susan Ostrowski	—	12,500	25,000	45,000	$15,375	$30,750	$55,250
Martin Tayler	1/11/16 —	12,500	25,000	45,000	$15,375	$30,750	$55,250	10,000			$12,500

(1)	These amounts show the range of threshold, target and maximum payouts for fiscal 2016 performance under the Company’s annual performance award program. Achievement of at least 100% of unit sales and the operating income goals trigger annual incentive performance awards to the named executive officers at the full target level, with enhanced annual awards for achievement of 110% and 115% of these goals. The size of the payout is based on the number of units awarded to each participant multiplied by the average closing price of our Common Stock for the last ten trading days of the fiscal year. The dollar amounts for the threshold, target and maximum awards for each named executive officer in the table are based on the number of units multiplied by the average closing price of our Common Stock for the last ten trading days of fiscal 2016, which was $1.23 per share. Mr. Parrish does not participate in the annual performance award program since his reappointment as Chief Executive Officer.
(2)	The value of the awards are based upon the grant date fair value of the awards determined in accordance with the Accounting Standards Codification Topic 718-10 (formerly FAS No. 123R). Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. See Note 7 to our consolidated financial statements filed with the SEC on December 12, 2016, as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year–End

The following table provides information regarding unvested restricted stock, rights to receive stock and stock options held by the named executive officers at September 30, 2016.

Option Awards						Stock Awards
Name	Number of Shares Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
	Exercisable	Unexercisable
O.B. Parrish	—	—		—	—	66,667	(2)	$81,334	(3)
Michele Greco	—	15,000	(1)	$1.82	4/4/2026	25,000	(4)	$30,500	(3)
Susan Ostrowski	—	—		—	—	—		—
Martin Tayler	—	—		—	—	10,000	(5)	$12,200	(3)

(1)	Options for one-half of the shares vest on April 4, 2017 and the remaining one-half vest on April 4, 2018.
(2)	Represents 23,333 shares scheduled to vest on August 27, 2017 and 23,334 shares scheduled to vest on August 27, 2018, and the right to receive an additional 11,000 shares on each of these two annual vesting dates or, at his option, the right to elect cash based on the fair market of the 11,000 shares on each applicable vesting date. The vesting of these shares and rights to receive shares or cash was accelerated to October 31, 2016 in connection with the closing of the transactions contemplated by the Aspen Park Merger Agreement.
(3)	Market value equals the number of shares of restricted stock that have not vested or been issued multiplied by $1.22 per share, the closing price of our Common Stock on September 30, 2016, which was the last trading day of fiscal 2016.
(4)	Represents (a) 2,222 shares scheduled to vest on January 11, 2017, 2,222 shares scheduled to vest on January 11, 2018 and 2,223 shares scheduled to vest on January 11, 2019, and the right to receive an additional 1,111 shares on each of these three annual vesting dates or, at her option, the right to elect cash based on the fair market of the 1,111 shares on each applicable vesting date, and (b) 7,500 shares that vest on April 3, 2017 and 7,500 shares that vest on April 3, 2018. The vesting of the shares and rights to receive shares or cash described in (a) above was accelerated to October 31, 2016 in connection with the closing of the transactions contemplated by the Aspen Park Merger Agreement.
(5)	Represents 2,222 shares scheduled to vest on January 11, 2017, 2,222 shares scheduled to vest on January 11, 2018 and 2,223 shares scheduled to vest on January 11, 2019, and the right to receive an additional 1,111 shares on each of these three annual vesting dates or, at his option, the right to elect cash based on the fair market of the 1,111 shares on each applicable vesting date. The vesting of these shares and rights to receive shares or cash was accelerated to October 31, 2016 in connection with the closing of the transactions contemplated by the Aspen Park Merger Agreement.

Stock Vested

The following table provides information regarding the shares of restricted stock held by, or shares of stock issued pursuant to rights to received stock held by, the named executive officers that vested or were issued during fiscal 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting		Value Realized On Vesting
O.B. Parrish	33,000	(1)	$44,000	(2)
Michele Greco	10,000	(3)	$16,000	(4)
Susan Ostrowski	12,000	(5)	$16,200	(6)
Martin Tayler	14,000	(7)	$18,200	(8)

(1)	Shares vested on August 27, 2016.

(2)	Market value equals the number of shares of restricted stock that vested multiplied by the closing price of our Common Stock on August 29, 2016, which was $1.32 per share.
(3)	Shares vested on November 9, 2015.
(4)	Market value equals the number of shares of restricted stock that vested multiplied by the closing price of our Common Stock on November 9, 2015, which was $1.60 per share.
(5)	Shares vested on July 10, 2016.
(6)	Market value equals the number of shares of restricted stock that vested multiplied by the closing price of our Common Stock on July 11, 2016, which was $1.35 per share
(7)	Represents shares issued on September 1, 2016 pursuant to the right to receive shares held by Mr. Tayler.
(8)	Market value equals the number of shares of the Company’s Common Stock that were issued to Mr. Tayler multiplied by the closing price of our Common Stock on September 1, 2016, which was $1.30 per share.

Employment Agreements

In connection with his employment, on September 15, 2014, the Company entered into a Service Agreement with Martin Tayler regarding the terms of his employment with the Company, which we refer to as the “Tayler Service Agreement.” Pursuant to the terms of the Tayler Service Agreement, Mr. Tayler received a minimum annual base salary of £108,000. Mr. Tayler also received a grant of 9,333 shares of nonrestricted common stock and a cash payment equal to the fair market value of 4,997 shares on September 1, 2015. The Company also agreed to grant Mr. Tayler an additional 9,333 shares of Common Stock and the right to receive a cash payment equal to the fair market value of 4,997 shares on September 1, 2016. Pursuant to the Tayler Service Agreement, Mr. Tayler was entitled to participate in the Company’s annual performance award program with a total of 25,000 shares annually and was eligible to receive customary U.K. health and pension benefits, an automobile and reimbursement of relocation expenses. The Tayler Services Agreement was terminated as of October 31, 2016 when it was replaced by Mr. Tayler’s New Employment Agreement described below.

In connection with her employment, on November 9, 2012, the Company entered into a letter agreement with Michele Greco regarding the terms of her employment with the Company, which we refer to as the “Greco Employment Letter.” Pursuant to the terms of the Greco Employment Letter, Ms. Greco received a minimum annual base salary of $200,000. Ms. Greco also received a grant of 10,000 shares of restricted common stock on November 9, 2012, which shares vested on November 9, 2013. The Company also agreed to grant Ms. Greco an additional 10,000 shares of restricted common stock on November 9, 2013, which shares vested on November 9, 2014. Pursuant to the Greco Employment Letter, Ms. Greco was entitled to participate in the Company’s annual performance award program with a total of 25,000 shares annually and was eligible to participate in the Company’s U.S. health and dental insurance program, or receive reimbursement for participation in a similar plan. The Greco Employment Letter was terminated as of October 31, 2016 when it was replaced by Ms. Greco’s New Employment Agreement described below.

Concurrently with the completion of the merger transaction with Aspen Park pursuant to the Aspen Park Merger Agreement on October 31, 2016, new employment agreements, which we refer to as the “New Employment Agreements,” with Michele Greco and Martin Tayler took effect. The New Employment Agreements superseded and replaced in their entirety each such named executive officer’s existing change of control agreement and other employment agreements with the Company. Each New Employment Agreement has a three year term, unless earlier terminated in accordance with the applicable Employment Agreement and subject to automatic, successive one-year renewal terms, unless either party provides the other with prior written non-renewal notice. Base annual salaries will be $217,435.59 for Ms. Greco and £109,407.24 for Mr. Tayler. Each of Ms. Greco and Mr. Tayler will also be eligible for (1) an annual discretionary bonus and (2) participation in the Company’s equity incentive plan then in effect. Each of Ms. Greco and Mr. Tayler will also be entitled to certain other fringe benefits commensurate with their respective positions. Under the New Employment Agreements, in the event the named executive officer’s employment is terminated by the Company without cause or by the named executive officer for good reason, the named executive officer will be entitled to (1) continuation of the named executive officer’s then effective annual base salary for the greater of 12 months after the date of termination of employment or the period remaining on the initial three-year employment term, (2) a lump sum payment amount equal to $141,300, in the case of Ms. Greco, and £95,159.10, in the case of Mr. Tayler, (3) continued medical and dental insurance benefits for such period and (4) outplacement services. Ms. Greco’s New Employment Agreement provides that if any of the payments to Ms. Greco would be subject to an excise tax under Section 4999 of the Internal Revenue Code relating to change of control benefits, then the payments due will be reduced by an amount sufficient for the Company to make the payments without being subject to such excise tax. Mr. Tayler, as a resident of the U.K., is not subject to a similar excise tax.

Potential Payments on Termination After a Change of Control

During fiscal 2016, the Company was party to a change of control agreement with each of Michele Greco and Martin Tayler. These agreements essentially acted as springing employment agreements which provided that, upon a change of control, as defined in the agreement, the Company would continue to employ the named executive officer for a period of three years in the same capacities as prior to the change of control, with an annual base salary equal to 12 times the highest monthly base salary paid during the 12 months prior to the change of control, an annual bonus equal to the higher of (1) the average of the three highest bonuses paid with respect to the five fiscal years prior to the change of control or (2) the bonus paid for the most recent fiscal year prior to the change of control, and other benefits substantially equivalent to what the named executive officer was receiving prior to the change of control, in each case as specified in the agreements. If the named executive officer was terminated without cause or if he or she resigned for good reason, in each case as defined in the agreements, after the change of control and during the three year employment period, including a termination by the executive for any reason within 180 days after the change of control, the named executive officer would generally be entitled to receive the following benefits:

•	a lump sum payment equal to three times the named executive officer’s base salary;

•	a lump sum payment equal to three times the highest of (1) the average of the three highest bonuses paid with respect to the five fiscal years prior to the change of control, (2) the bonus paid for the most recent fiscal year prior to the change of control or (3) the bonus paid or payable for the most recent fiscal year prior to the date of termination of employment;

•	continuation of certain benefits for a period of three years after the termination date; and

•	a “gross-up” payment which will, in general, effectively reimburse the executive for any amounts paid under federal excise taxes relating to change of control benefits.

Ms. Ostrowski’s change of control agreement terminated effective as of March 31, 2016 at the time of Ms. Ostrowski’s resignation from her position as Executive Vice President of Sales and Marketing. Ms. Greco and Mr. Tayler’s change of control agreements terminated effective as of October 31, 2016, when they were replaced by the New Employment Agreements. See “Employment Agreements” above. Mr. Parrish is not party to a change of control agreement.

The terms of the grant agreements for the stock awards granted to the named executive officers also provide for immediate vesting or issuance upon a change of control.

The following table sets forth the compensation that the named executive officers would have been eligible to receive if the applicable named executive officer’s employment had been terminated as of September 30, 2016, under circumstances requiring payment of severance benefits as described above in connection with a change of control as well as the value as of September 30, 2016 of the outstanding unvested stock awards of the named executive officers that would vest or be issued upon a change of control.

Name	Salary	Stock Awards (1)	Cash Incentive	Continued Benefits (2)	Excise Tax Gross-Up (3)	Total
O. B. Parrish	—	$81,334	—	—	—	$81,334
Michele Greco	$652,308	$12,200	$94,650	$84,398	$348,196	$1,191,752
Susan Ostrowski	—	—	—	—	—	—
Martin Tayler	$466,032	$12,200	$70,650	$33,981	—	$582,863

(1)	Represents the value of the stock awards of 66,667 shares for Mr. Parrish, 10,000 shares for Ms. Greco, and 10,000 shares for Mr. Tayler multiplied by $1.22 per share, the closing price of our Common Stock on September 30, 2016, which was the last trading day of the fiscal year.
(2)	The benefits consist of health and similar benefits and outplacement services.
(3)	Under the change of control agreements, the Company agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. Mr. Tayler, as a resident of the U.K., is not subject to a similar excise tax.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal 2016 were David R. Bethune, Donna Felch, Andrew S. Love, Mary Margaret Frank, Ph.D. and Sharon Meckes. None of these directors who served on our Compensation Committee during fiscal 2016 has, at any time, been one of our officers or employees, except for Ms. Felch, who served as our Vice President and Chief Financial Officer from February 2006 to December 2012. None of our executive officers served during fiscal 2016 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

DIRECTOR COMPENSATION AND BENEFITS

Overview

In December 2013, the Board approved a new arrangement to compensate non-employee directors for their service as Board members. Each director received 14,382 shares of restricted stock, vesting in three tranches of 4,794 shares on the first, second and third anniversary of the grant, as compensation for a three year period. In addition, in fiscal 2016, Dr. Frank and Mr. Bethune each received fees for committee participation and each of Mr. Bethune and Ms. Felch received fees for providing special assistance to management in connection with designated projects.

As described below, two of the Company’s directors, William R. Gargiulo, Jr. and Sharon Meckes, received consulting fees during fiscal 2016.

Director Summary Compensation Table

The following table provides information concerning the compensation paid by the Company in fiscal 2016 to each person who served as a director during fiscal 2016 who was not an executive officer of the Company on September 30, 2016.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	All Other Compensation (2)	Total
William R. Gargiulo, Jr.	—	—	$64,000	$64,000
David R. Bethune	$120,391	—	—	$120,391
Mary Margaret Frank, Ph.D.	$8,000	—	—	$8,000
Donna Felch	$150,000	—	—	$150,000
Andrew S. Love	—	—	—	—
Sharon Meckes	$30,000	—	$11,431	$41,431

(1)	The amount for Dr. Frank represents fees paid for committee participation. The amount for Mr. Bethune represents $3,000 of fees paid for committee participation and $117,391 of fees paid for providing special assistance to management in connection with designated projects. The amount for Ms. Felch represents fees paid for providing special assistance to management in connection with designated projects. The amount for Ms. Meckes represents fees paid pursuant to her election to receive board compensation in fiscal 2016 in the form of cash.
(2)	Through October 31, 2016, Mr. Gargiulo was a consultant to the Company and served as the Corporate Secretary. In this role, he was responsible for scheduling all board and board committee meetings and distribution of material and preparation and approval of minutes for each meeting. In addition, he was responsible for the Company’s relationship with its transfer agent and the issuance of shares. Mr. Gargiulo also assisted Ms. Greco with investor relations. Mr. Gargiulo’s compensation for the execution of these responsibilities consisted of a consulting fee of $64,000. He did not receive compensation for being a director of the Company. Ms. Meckes was a consultant to the Company during fiscal 2016. Ms. Meckes’ compensation for consulting services during fiscal 2016 was $11,431.

As of September 30, 2016, the directors listed on the Director Summary Compensation Table who are not named executive officers held the following number of stock options and shares of unvested restricted stock:

	Option Awards		Unvested Stock Awards
Name	Vested	Unvested
William R. Gargiulo, Jr.	—	—	—
David R. Bethune	—	—	54,794	(1)
Mary Margaret Frank, Ph.D.	60,000	—	4,794	(2)
Donna Felch	—	—	54,794	(1)
Andrew S. Love	—	—	—
Sharon Meckes	—	—	—

(1)	Represents (a) 4,794 shares that vest on December 12, 2016, and (b) 16,666 shares that vest on August 27, 2017, 16,667 shares that vest on August 27, 2018, and the right to receive an additional 8,333 shares on August 27, 2017 and an additional 8,334 shares on August 27, 2018 or, at the option of the director, the right to elect cash based on the fair market value of such additional shares on each applicable vesting date.
(2)	Represents 4,794 shares that vest on December 12, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of September 30, 2016, for the Company’s equity compensation plans and arrangements. The plans and arrangements dated prior to July 2007 were not required to be approved by the Company’s stockholders, and, accordingly, none of these plans or arrangements have been approved by the Company’s stockholders. In March 2008, the Company’s stockholders approved the 2008 Stock Incentive Plan and authorized 2 million shares (subject to adjustment in the event of stock splits and other similar events) for issuance under the plan.

Equity Plan Category	Number of Shares To Be Issued Upon Exercise Of Outstanding Options		Weighted-Average Exercise Price Of Outstanding Options	Shares Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	191,999	(1)	$2.54	528,698
Equity compensation plans not approved by stockholders	90,000		$1.27	—

Total	281,999		$2.14	528,698

(1)	Includes a right to receive a total of 84,499 shares, or at a holder’s election cash based on the fair market value of the shares, contingent on continued employment or service.

The Company’s equity compensation plans not approved by stockholders consist of the 1997 Stock Option Plan. Options granted under the 1997 Stock Option Plan are non-qualified stock options under the Internal Revenue Code. Options expire at such time as the Board of Directors determines, provided that no stock option may be exercised later than the tenth anniversary of the date of its grant. Options cannot be exercised until the vesting period, if any, specified by the Board of Directors. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the participant only by him or her. The option price per share is determined by the Board of Directors, but cannot be less than 100 percent of the fair market value of the common stock on the date such option is granted. The 1997 Stock Option Plan expired as of December 31, 2006, thus no further shares can be issued under this plan.

FUTURE STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s annual proxy materials, stockholder proposals must be submitted in writing by September 30, 2017 (120 days prior to the anniversary of the mailing date of the proxy statement for the 2017 Annual Meeting) to the Secretary of the Company at 4400 Biscayne Boulevard, Suite 888, Miami, FL 33137.

A stockholder nomination for director or a proposal that will not be included in next year’s annual proxy materials, but that a stockholder intends to present in person at next year’s annual meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Company’s Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to the Company’s Secretary at the Company’s principal executive offices no later than the close of business on December 16, 2017 (90 days prior to the first anniversary of the meeting date for the 2017 Annual Meeting) nor earlier than the close of business on November 16, 2017 (120 days prior to the first anniversary of meeting date for the 2017 Annual Meeting). If the Reincorporation Merger is completed, Veru Delaware’s Bylaws will take effect such that such proposal or nomination must be provided to Veru Delaware’s Secretary at Veru Delaware’s principal executive offices no later than the close of business on January 15, 2018 (60 days prior to the first anniversary of the meeting date for the 2017 Annual Meeting) nor earlier than the close of business on December 16, 2017 (90 days prior to the first anniversary of meeting date for the 2017 Annual Meeting). In the event that the Company sets an annual meeting date for 2018 that is not within 30 days before or after the anniversary of the 2017 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made. If the Reincorporation Merger is completed, Veru Delaware’s Bylaws will take effect such that in the event that Veru Delaware sets an annual meeting date for 2018 that is not more than 30 days before or more than 70 days after the anniversary of the 2017 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 90th day prior to the 2018 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a request in writing to the Secretary of the Company at 4400 Biscayne Boulevard, Suite 888, Miami, FL 33137.

This document is a proxy statement of the Company for the Special Meeting. The Company has not authorized anyone to give any information or make any representation about the Proposals or the Company that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the annexes. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of [●], 2017, is entered into between The Female Health Company, a Wisconsin corporation (“FHC Wisconsin”), and Badger Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of FHC Wisconsin (“Veru Delaware”).

RECITALS

A. The board of directors of each of FHC Wisconsin and Veru Delaware deems it advisable and in the best interests of FHC Wisconsin and its stockholders that, upon the terms and subject to the conditions herein stated, the corporate domicile of FHC Wisconsin be changed from the State of Wisconsin to the State of Delaware through the merger of FHC Wisconsin with and into Veru Delaware (the “Reincorporation Merger”), with Veru Delaware surviving the Reincorporation Merger.

B. FHC Wisconsin will submit this Agreement for approval by the holders of shares of Common Stock, par value $0.01 per share, of FHC Wisconsin (the “FHC Wisconsin Common Stock”) and the holders of shares of Class A Convertible Preferred Stock—Series 4, par value $0.01 per share, of FHC Wisconsin (“FHC Wisconsin Series 4 Preferred Stock”), voting together as a single voting group as provided by the Wisconsin Business Corporation Law (the “WBCL”) and the Articles of Incorporation of FHC Wisconsin.

AGREEMENTS

In consideration of the recitals and of the agreements of the parties hereto contained herein, the parties hereto agree as follows:

ARTICLE I

THE REINCORPORATION MERGER; EFFECTIVE TIME

1.1. The Reincorporation Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the WBCL, at the Effective Time (as defined in Section 1.2), FHC Wisconsin shall be merged with and into Veru Delaware. Following the Effective Time, the separate corporate existence of FHC Wisconsin shall cease, and Veru Delaware shall continue as the surviving corporation in the Reincorporation Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Reincorporation Merger shall have the effects specified in the DGCL and in the WBCL and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of FHC Wisconsin, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of FHC Wisconsin, including, without limitation, all outstanding indebtedness of FHC Wisconsin.

1.2. Effective Time. Provided that the conditions set forth in Section 3.1 have been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 4.1, on the date of the closing of the Reincorporation Merger, FHC Wisconsin and Veru Delaware shall cause Articles of Merger to be executed and filed with the Department of Financial Institutions of the State of Wisconsin (the “Wisconsin Articles of Merger”) and a Certificate of Merger to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Merger”). The Reincorporation Merger shall become effective upon the date and time specified in the Wisconsin Articles of Merger and the Delaware Certificate of Merger (the “Effective Time”).

1.3 Name and Ticker Symbol. If FHC Wisconsin’s stockholders approve the change of its name to “Veru Inc.,” the parties shall cause (a) the name of Veru Delaware as of the Effective Time to be “Veru Inc.” and (b) the ticker symbol of Veru Delaware as of the Effective Time to be “VERU.” If FHC Wisconsin’s stockholders do not approve the change of its name to “Veru Inc.,” the name of Veru Delaware as of the Effective Time shall be “The Female Health Company” and its ticker symbol as of the Effective Time shall be “FHCO.”

1.4 Board of Directors; Officers. The directors and the members of the various committees of the board of directors of FHC Wisconsin at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal. The officers of FHC Wisconsin at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified or until their respective earlier death, resignation or removal.

1.5. Certificate of Incorporation. The certificate of incorporation of Veru Delaware in effect as of the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

1.6. Bylaws. The Bylaws of Veru Delaware in effect as of the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE II

EFFECT OF REINCORPORATION MERGER ON CAPITAL STOCK

2.1. Effect of Reincorporation Merger on Capital Stock. At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of FHC Wisconsin, Veru Delaware or the stockholders of FHC Wisconsin:

(a) Each share of FHC Wisconsin Common Stock issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Common Stock, par value $0.01 per share, of Veru Delaware (the “Veru Delaware Common Stock”), and all shares of FHC Wisconsin Common Stock shall be cancelled and retired and shall cease to exist.

(b) Each share of FHC Wisconsin Series 4 Preferred Stock (other than shares (“Dissenting Shares”) of FHC Wisconsin Series 4 Preferred Stock that are owned by stockholders (“Dissenting Stockholders”) exercising dissenters’ rights pursuant to the applicable provisions of the WBCL) issued and outstanding immediately prior to the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series A Convertible Preferred Stock, par value $0.01, of Veru Delaware (the “Veru Delaware Preferred Stock”), and all shares of FHC Wisconsin Series 4 Preferred Stock shall be cancelled and retired and shall cease to exist. If the shares of FHC Wisconsin Series 4 Preferred Stock have converted into shares of FHC Wisconsin Common Stock in accordance with the terms of the FHC Wisconsin Series 4 Preferred Stock prior to the Effective Time, the shares of Series 4 Preferred Stock will not convert into shares of Veru Delaware Preferred Stock pursuant to this Section 2.1(b) and instead the shares of FHC Wisconsin Common Stock into which such shares of Series 4 Preferred Stock have converted will convert into shares of Veru Delaware Common Stock pursuant to Section 2.1(a) (other than any such shares of FHC Wisconsin Common Stock that were issued upon conversion of shares of FHC Wisconsin Series 4 Preferred Stock that were Dissenting Shares prior to their conversion into FHC Wisconsin Common Stock).

(c) Each option, warrant or other right to acquire shares of FHC Wisconsin Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into an option, warrant or other right to acquire the same number of shares of Veru Delaware Common Stock as the number of shares of FHC Wisconsin Common Stock that were acquirable pursuant to such option, warrant or other right and with the same terms and conditions (including, if applicable, any continuing vesting requirements and per share exercise price) in effect immediately prior to the Effective Time. The same number of shares of Veru Delaware Common Stock shall be reserved for purposes of the exercise of such options, warrants or other rights as is equal to the number of shares of the FHC Wisconsin Common Stock so reserved as of the Effective Time.

(d) Each share of Veru Delaware Common Stock owned by FHC Wisconsin shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

(e) Effective as of the Effective Time, Veru Delaware shall assume sponsorship of the FHC Wisconsin 2008 Stock Incentive Plan and all outstanding awards thereunder, provided that references to FHC Wisconsin therein shall thereupon be deemed references to Veru Delaware and references to FHC Wisconsin Common Stock therein shall be deemed references to Veru Delaware Common Stock with appropriate equitable adjustments to reflect the transactions contemplated by this Agreement.

2.2. Certificates. At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of FHC Wisconsin Common Stock or FHC Wisconsin Series 4 Preferred Stock (in each case, other than Dissenting Shares) shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective Veru Delaware Common Stock or Veru Delaware Preferred Stock, as the case may be, into which the shares of FHC Wisconsin Common Stock or FHC Wisconsin Series 4 Preferred Stock represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Veru Delaware Common Stock or Veru Delaware Preferred Stock, as the case may be, evidenced by such outstanding certificate, as above provided.

2.3. Dissenters’ Rights. No Dissenting Stockholder shall be entitled to shares of Veru Delaware Common Stock or Veru Delaware Preferred Stock under this Article II unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Reincorporation Merger under the WBCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by the WBCL with respect to Dissenting Shares owned by such Dissenting Stockholder. If any person or entity who otherwise would be deemed a Dissenting Stockholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of Veru Delaware Common Stock or Veru Delaware Preferred Stock, as applicable, pursuant to Section 2.1 hereof.

ARTICLE III

CONDITIONS

3.1. Conditions to Each Party’s Obligation to Effect the Reincorporation Merger. The respective obligation of each party hereto to effect the Reincorporation Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) This Agreement and the transactions contemplated hereby shall have received the requisite approval of the holders of FHC Wisconsin Common Stock and FHC Wisconsin Series 4 Preferred Stock pursuant to the WBCL and the Articles of Incorporation of FHC Wisconsin.

(b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Reincorporation Merger; provided, however that FHC Wisconsin and Veru Delaware shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.

ARTICLE IV

TERMINATION

4.1. Termination. This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of FHC Wisconsin, if the board of directors of FHC Wisconsin determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of FHC Wisconsin and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either FHC Wisconsin or Veru Delaware, or any of their respective stockholders, directors or officers.

ARTICLE V

MISCELLANEOUS AND GENERAL

5.1. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement by the holders of FHC Wisconsin Common Stock and FHC Wisconsin Series 4 Preferred Stock shall not (a) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (b) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (c) alter or change any of the terms or conditions of this Agreement it such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

5.2. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

5.4. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

5.5. No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

5.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.7. Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

THE FEMALE HEALTH COMPANY, a Wisconsin corporation

By:
Name:
Title:

BADGER ACQUISITION SUB, INC., a Delaware corporation

By:
Name:
Title:

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BADGER ACQUISITION SUB, INC.

Badger Acquisition Sub, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Badger Acquisition Sub, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 1, 2016.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and has been duly approved by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

C. The Certificate of Incorporation of the Corporation is amended and restated to read as follows:

FIRST. The name of the Corporation is Veru Inc.1

SECOND. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Eighty Two Million Fifteen Thousand (82,015,000) shares, divided into: (i) Seventy Seven Million (77,000,000) shares, par value $0.01 per share, of common stock (the “Common Stock”)2; and (ii) Five Million Fifteen Thousand (5,015,000) shares, par value $0.01 per share, of preferred stock (the “Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

(a) Common Stock.

1. Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine.

2. Voting Rights. Except as may otherwise be provided in the certificate of incorporation of the Corporation (including any certificate of designations setting forth a copy of the resolutions or resolutions of the Board of Directors providing for a series of Preferred Stock pursuant to the provisions of Article

[1]	References to “Veru Inc.” will change to “The Female Health Company” if the Name Change Proposal is not approved by stockholders at the Special Meeting.
[2]	The number of authorized shares of Common Stock will be 38,500,000 if the Share Increase Proposal is not approved by stockholders at the Special Meeting.

FOURTH hereof) or by applicable law, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that except as otherwise required by law, the holders of Common Stock, as such, shall not be entitled to vote on any amendment to the certificate of incorporation of the Corporation (including any certificate of designations setting forth a copy of the resolutions or resolutions of the Board of Directors providing for a series of Preferred Stock pursuant to the provisions of Article FOURTH hereof) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series or Preferred Stock, to vote thereon pursuant to the certificate of incorporation of the Corporation (including any certificate of designations setting forth a copy of the resolutions or resolutions of the Board of Directors providing for a series of Preferred Stock pursuant to the provisions of Article FOURTH hereof) or pursuant to the General Corporation Law of the State of Delaware.

3. Liquidation Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

(b) Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers, preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided in the certificate of incorporation of the Corporation (including any certificate of designations setting forth a copy of the resolutions or resolutions of the Board of Directors providing for a series of Preferred Stock pursuant to the provisions of Article FOURTH hereof) or by applicable law, no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

1. Designation and Number of Shares.3 There shall hereby be created and established a series of Preferred Stock of the Corporation designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 548,000 shares. Each share of Series A Preferred Stock shall have a par value of $0.01.

2. Ranking. Except to the extent that the Holders of at least a majority of the outstanding shares of Series A Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Corporation shall be junior in rank to all shares of Series A Preferred Stock with respect to preferences upon a Liquidation Event (such junior stock is referred to herein collectively as “Junior Stock”). Without limiting any other provision of the certificate of incorporation of the Corporation, without the prior express consent of the Required Holders, voting separately as a single class, the Corporation shall not hereafter authorize or issue (a) any additional or other shares of capital stock that are of senior rank to the shares of Series A Preferred Stock in respect of

[3]	Sections 1-15 of Article FOURTH will not be included if both the Share Increase Proposal and Share Issuance Proposal are approved by stockholders at the Special Meeting.

preferences as to the distribution of assets upon a Liquidation Event (collectively, the “Senior Preferred Stock”), (ii) any additional or other shares of capital stock that are of pari passu rank to the shares of Series A Preferred Stock in respect of the preferences as to the distribution of assets upon a Liquidation Event (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date.

3. Dividends. Subject to the preferences of the holders of any Senior Stock, the Corporation shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount equal to the product of (a) the dividend payable on each share of Common Stock and (b) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of Holders entitled to receive such dividend.

4. Conversion.

(a) Mandatory Conversion Upon Stockholder Approval. Each share of Series A Preferred Stock outstanding upon the occurrence of the Stockholder Approval (the “Conversion Date”), automatically shall be converted into shares of Common Stock, with each share of Series A Preferred Stock convertible into 40 fully paid and nonassessable shares of Common Stock (the “Conversion Ratio”), subject to adjustment as provided in Section 5.

(b) Mechanics of Conversion. The Corporation shall provide each Holder with written notice of the Conversion Date. As soon as practicable following the Conversion Date, each Holder shall surrender or cause to be surrendered to the Corporation such Holder’s certificate(s) representing the Series A Preferred Stock being converted (the “Preferred Stock Certificates”) (or, if such Holder alleges that such Preferred Stock Certificate(s) has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such Preferred Stock Certificate(s)). If so required by the Corporation, any Preferred Stock Certificate(s) surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or by such Holder’s attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to this Section 4, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the Conversion Date (notwithstanding the failure of the Holder thereof to surrender any Preferred Stock Certificate(s) at or prior to such time), except only the rights of the Holders thereof, upon surrender of any Preferred Stock Certificate(s) of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4(b). As soon as practicable after the Conversion Date and, if applicable, the surrender of any Preferred Stock Certificate(s) (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such Holder, or to such Holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section 4(c) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(c) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series A Preferred Stock, but in lieu thereof the Corporation shall make a cash payment, without interest, in respect of any fractional share which would otherwise be issuable, determined by multiplying such fractional share by the Fair Market Value as of the Conversion Date; provided that in the event that sufficient funds are not legally available for such cash payment, any fractional shares of Common Stock shall be rounded up to the next whole number.

(d) Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder who shall have previously instructed such Holder’s prime broker to confirm such request to the Corporation’s transfer agent and upon the Holder’s compliance with Section 4(b), the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system.

5. Adjustments.

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination.

(b) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 7, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5(a) or a Fundamental Change), then, following any such reorganization, recapitalization, reclassification, consolidation, merger or share exchange, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or share exchange would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5(b) with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

6. Voting Rights. Except as otherwise expressly provided in the certificate of incorporation of the Corporation and except as otherwise provided by the laws of the State of Delaware, every Holder shall be entitled at every meeting of the stockholders to one vote for each share of Series A Preferred Stock standing in such Holder’s name on the books of the Corporation, subject to the right of the Board of Directors to fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting and to any provision of the bylaws of the Corporation fixing any such record date. The Holders shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall vote with the holders of Common Stock together as a single class upon any question affecting the management and affairs of the Corporation. Notwithstanding anything contained herein, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the certificate of incorporation of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock without first obtaining the written consent or affirmative vote of the Required Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

7. Liquidation, Dissolution, Winding-Up.

(a) Liquidation Events. In the event of a Liquidation Event, each Holder of a share of Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any shares of Junior Stock, an amount (such amount, the “Series A Liquidation Amount”) with respect to each share of Series A Preferred Stock then held by such Holder equal to the greater of (i) the Stated Value of such share of Series A Preferred Stock as of the date of the applicable Liquidation Event and (ii) the amount per share such Holder would receive if such Holder converted such share of Series A Preferred Stock into Common Stock immediately prior to such Liquidation Event, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective statement of terms (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of shares of Series A Preferred Stock and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7(a). All the preferential amounts to be paid to the Holders under this Section 7(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 7(a) applies.

(b) Effecting a Fundamental Change.

(i) The Corporation shall not have the power to effect a Fundamental Change unless the agreement or plan of merger, consolidation or share exchange for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 7(a).

(ii) In the event of a Fundamental Change referred to in Section 15(e)(i)[b] or 15(e)(ii), if the Corporation does not effect a dissolution of the Corporation under the DGCL within 90 days after such Fundamental Change, then [a] the Corporation shall send a written notice to the Holders no later than the 90th day after the Fundamental Change advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause [b] to require the redemption of such shares of Series A Preferred Stock, and [b] if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Fundamental Change, the Corporation shall use the consideration received by the Corporation for such Fundamental Change (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Fundamental Change, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall ratably redeem each Holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of

Section 7(a) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Section 7(b)(ii). Prior to the distribution or redemption provided for in this Section 7(b)(ii), the Corporation shall not expend or dissipate the consideration received for such Fundamental Change, except to discharge expenses incurred in connection with such Fundamental Change or in the ordinary course of business.

(c) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

8. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

9. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder or the Corporation in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. The certificate of incorporation of the Corporation shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

10. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of the certificate of incorporation of the Corporation must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); and (c) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Corporation:

Veru Inc.

4400 Biscayne Boulevard, Suite 888

Miami, FL 33137

Facsimile: 312-595-9122

Attention: Chief Executive Officer

If to a Holder, to its address or facsimile number (as the case may be) set forth in the books and records of the Corporation, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

11. Transfer of Series A Preferred Stock. A Holder may transfer some or all of its shares of Series A Preferred Stock without the consent of the Corporation so long as such transfer complies with all applicable securities laws and any agreement to which such Holder is a party that restricts the transfer of such shares.

12. Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name, address, facsimile number and e-mail address of the Persons in whose name the shares of Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

13. Stockholder Matters; Amendment.

(a) Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, the certificate of incorporation of the Corporation or otherwise with respect to the issuance of Series A Preferred Stock may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. The certificate of incorporation of the Corporation or any provision thereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of (i) the Required Holders, voting separately as a single class, and (ii) the holders of at least two-thirds of the outstanding shares of Common Stock, voting separately as a single class, along with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the certificate of incorporation.

14. Non-Redeemable; Required Redemption by the Corporation.

(a) Non-Redeemable. Except as set forth in Section 7(b) and Section 14(b), the shares of Series A Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of any of the Holders at any time.

(b) Required Redemption by the Corporation.

(i) The Corporation shall redeem all outstanding shares of Series A Preferred Stock on the tenth Business Day immediately following the first to occur of [a] the Maturity Date or [b] a Fundamental Change, as set forth in this Section 14(b) (such tenth Business Day is referred to herein as the “Required Redemption Date”), unless the Series A Preferred Stock has been converted into Common Stock pursuant to Section 4 prior to the Required Redemption Date. The redemption price for each share of Series A Preferred Stock shall be determined on the Required Redemption Date and shall be equal to the Stated Value thereof as of the Required Redemption Date (such price is referred to herein as the “Redemption Price”) and shall be payable in cash.

(ii) From and after the Required Redemption Date, the Holders of Series A Preferred Stock shall solely have the right to receive payment of the Redemption Price therefor (and shall have no rights as a Holder of shares of Series A Preferred Stock other than the right to receive payment of the Redemption Price) and the Redemption Price therefor shall be paid to a Holder only upon surrender by such Holder at the principal office of the Corporation of the certificates representing all of such Holder’s shares of Series A Preferred Stock (or, if such Holder alleges that such certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnification undertaking as contemplated by Section 8).

(iii) Notwithstanding anything to the contrary in this Section 14(b), the Corporation shall have no obligation to comply with this Section 14(b) at any time that the redemption of all shares of Series A Preferred Stock is prohibited by Delaware law governing distributions to stockholders.

15. Certain Defined Terms. For purposes of this Statement of Terms, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Common Stock” means (i) shares of the Corporation’s common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(c) “DGCL” means the Delaware General Corporation Law, as amended.

(d) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any stock exchange, including, without limitation, NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Corporation deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Corporation deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors of the Corporation.

(e) “Fundamental Change” means any of the following events:

(i) a merger, consolidation or share exchange in which [a] the Corporation is a constituent party or [b] a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation or share exchange, except any such merger, consolidation or share exchange described in clause [a] or [b] involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or share exchange, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation; or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or share exchange, the parent corporation of such surviving or resulting corporation; or

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation, share exchange or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(f) “Holder” means any holder of shares of Series A Preferred Stock.

(g) “Initial Issuance Date” means the first date of issuance of any shares of Series A Preferred Stock.

(h) “Liquidation Event” means (i) whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and (ii) any Fundamental Change.

(i) “Maturity Date” means the 20th anniversary of the Initial Issuance Date.

(j) “NASDAQ” means the NASDAQ Stock Market.

(k) “NASDAQ Rule” means NASDAQ Listing Rule 5635(a), as amended, and any successor thereto, or any similar rule of any other stock exchange on which the Common Stock may be listed.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(m) “Stockholder Approval” means the affirmative vote of the holders of the Corporation’s capital stock by the required vote under the DGCL and the NASDAQ Rule, as applicable, to approve (i) an amendment to the certificate of incorporation of the Corporation to increase the total number of authorized shares of Common Stock to an amount equal to or greater than the sum of (A) the total number of shares of Common Stock into which the Series A Preferred Stock is then convertible pursuant hereto plus (B) the number of shares of Common Stock then outstanding assuming the full conversion, exercise and/or exchange of all securities or rights then convertible into, or exercisable or exchangeable for, shares of Common Stock (other than the Series A Preferred Stock) and (ii) the conversion of Series A Preferred Stock described herein pursuant to the NASDAQ Rule.

(n) “Stated Value” means $1.00 per share of Series A Preferred Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series A Preferred Stock.

FIFTH. The incorporator of the corporation is John K. Tokarz, Esq., whose mailing address is 1000 North Water Street, Suite 1700, Milwaukee, Wisconsin 53202.

SIXTH. Board of Directors.

(a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) Removal of Directors. Except for any other than those directors elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof (each, a “Preferred Director,” and more than one, the “Preferred Directors”)), any director or the entire Board of Directors may be removed, but only by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(c) Vacancies. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

(d) Automatic Increase/Decrease in Authorized Directors. During any period when the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH hereof have the right to elect one or more Preferred Directors, then upon commencement of, and for the duration of, the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Preferred Directors, and the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors as so provided or fixed pursuant to said provisions of Article FOURTH hereof; and (ii) each such Preferred Director shall serve until such Preferred Director’s successor shall have been duly elected and qualified, or until such Preferred Director’s right to hold such office terminates pursuant to said provisions of Article FOURTH hereof, whichever occurs earlier, subject to such Preferred Director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions providing for such series of Preferred Stock pursuant to the provisions of Article FOURTH hereof, whenever the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors are divested of such right pursuant to the provisions of such capital stock, the term of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Preferred Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

(e) No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(f) Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation. Any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class.

(g) Special Meetings of Stockholders. Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any outstanding series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time, but only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) holders of record of shares representing not less than 10% of all votes entitled to be case on any issue proposed to be considered at the special meeting of stockholders. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any meeting of stockholders may be postponed by action of the Board of Directors or by the Chairman of the Board or by the Chief Executive Officer at any time in advance of such meeting.

SEVENTH. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

NINTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this certificate of incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this certificate of incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article NINTH. In addition to any affirmative vote required by law and/or the certificate of incorporation of the Corporation (including any certificate of designations setting forth a copy of the resolutions or resolutions of the Board of Directors providing for a series of Preferred Stock pursuant to the provisions of Article FOURTH hereof), the affirmative vote of at least a majority in voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles SIXTH, SEVENTH, EIGHTH or this Article NINTH.

TENTH. The affirmative vote of the holders of (i) at least two-thirds of the shares of the capital stock of the Corporation entitled to vote on the proposal (voting together as a single class) and (ii) at least two-thirds of the shares of each class or series of the capital stock of the Corporation that is entitled to vote on the proposal as a separate class or series, shall be required to approve a proposal to do any of the following:

(a) amend the Corporation’s certificate of incorporation to the extent such amendment requires the approval of the stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware;

(b) approve or adopt any agreement of merger or consolidation to the extent such agreement of merger or consolidation requires the approval of the stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware;

(c) approve any sale, lease or exchange of the assets and property of the Corporation to the extent such sale, lease or exchange requires the approval of the stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware; or

(d) approve any dissolution of the Corporation to the extent such dissolution requires the approval of the stockholders of the Corporation pursuant to the General Corporation Law of the State of Delaware.4

[Signature Page Follows]

[4]	Article TENTH will not be included if the Majority Vote Proposal is adopted by the stockholders at the Special Meeting.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Mitchell S. Steiner, its President and Chief Executive Officer, this [●] day of [●], 2017.

Mitchell S. Steiner, President and Chief Executive Officer

Annex C

BYLAWS

OF

VERU INC.1

ARTICLE I

Meetings of Stockholders

Section 1.1 Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the “Board of Directors”) from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2 Special Meetings. Except as may otherwise be provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation of the Corporation (as the same may be amended or amended and restated, the “Certificate of Incorporation”) relating to the rights of the holders of any outstanding series of preferred stock of the Corporation (the “Preferred Stock”), special meetings of stockholders for any purpose or purposes may be called at any time, but only by (i) the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) holders of record of shares representing not less than 10% of all votes entitled to be case on any issue proposed to be considered at the special meeting of stockholders. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any meeting of stockholders may be postponed by action of the Board of Directors or by the Chairman of the Board or by the Chief Executive Officer at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be amended, these “Bylaws”), the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of

[1]	References to “Veru Inc.” will change to “The Female Health Company” if the Name Change Proposal is not approved by stockholders at the Special Meeting.

such adjourned meeting in accordance with Section 1.8 of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the then outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a presiding person designated by the Board of Directors, or in the absence of such designation by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 1.7 Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections, questions or matters presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority of the votes cast with respect to such election, question or matter. For purposes of this Section 1.7, a “majority of the votes cast” means that the number of votes cast “for” a nominee, question or matter exceeds the number of votes cast “against” such nominee, question or matter.

Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned meeting.

Section 1.9 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10 Action By Written Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 1.11 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each election, question or matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding at any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding at the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by law, the person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and the duty to determine whether (a) a Nomination (as defined below) or any Business (as defined below) proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 1.13 of these Bylaws, and (b) any proposed Nomination or Business shall be disregarded or shall not be considered or transacted. Unless and to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of one or more individuals for election to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the stockholders (“Business”) may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.13.

(2) For Nominations or Business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.13, the stockholder must have given timely notice thereof in writing to the Secretary and any proposed Business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each Nomination to be made by such stockholder, (i) the name, age and address (business and residence) of the individual subject to such Nomination and the principal occupation or employment of the individual subject to such Nomination (at the time of the notice and for the last three years), (ii) all other information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation, and (iii) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (b) as to the Business proposed by such stockholder, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and, in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and such beneficial owner, (ii) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination or Business, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the Business or elect the nominee subject to the Nomination and/or (y) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination or Business; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for election to the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominees for election to the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders of the Corporation at which directors are to be elected only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (2) by or at the direction of the Board of Directors, or (3) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the person presiding at the meeting shall have the power and the duty to determine whether (a) a Nomination or any Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.13, and (b) any proposed Nomination or Business shall be disregarded or shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 1.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15(d) (or any successor thereto) of the Exchange Act.

(3) Nothing in this Section 1.13 shall be deemed to affect any (a) rights or obligations, if any, of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (to the extent the Corporation or such proposals are subject to Rule 14a-8), or (b) rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to Article FOURTH of the Certificate of Incorporation to elect directors.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation, the total number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. During any period when the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation have the right to elect one or more Preferred Directors (as defined below), then upon commencement of, and for the duration of, the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of Preferred Directors, and the holders of such outstanding series of Preferred Stock shall be entitled to elect the Preferred Director or Preferred Directors so provided or fixed pursuant to said provisions of Article FOURTH of the Certificate of Incorporation; and (ii) each such Preferred Director shall serve until such Preferred Director’s successor shall have been duly elected and qualified, or until such Preferred Director’s right to hold such office terminates pursuant to said provisions of Article FOURTH of the Certificate of Incorporation, whichever occurs earlier, subject to such Preferred Director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions providing for such series of Preferred Stock pursuant to the provisions of Article FOURTH of the Certificate of Incorporation, whenever the holders of any outstanding series of Preferred Stock having the right to elect one or more Preferred Directors are divested of such right pursuant to the provisions of such capital stock, the term of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Preferred Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

Section 2.2 Election. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation or elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders and until his or her successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect the members of the Board of Directors (other than those directors elected by the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation (each, a “Preferred Director,” and more than one, the “Preferred Directors”)), each of whom shall hold office for a term of one (1) year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 2.3 Resignation; Vacancies. Any director may resign at any time upon notice to the Corporation. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock as provided for or fixed pursuant to the provisions of Article FOURTH of the Certificate of Incorporation, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.4 Removal of Directors. Except for any Preferred Directors, any director or the entire Board of Directors may be removed, but only by the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.6 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary, or by any two (2) members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 2.7 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, or in their absence by a presiding person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 2.10 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

ARTICLE III

Committees

Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1 Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a Chief Executive Officer, President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, for, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, for, in the name of and on behalf of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.3 which may be delegated to an attorney or agent may also be exercised directly by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE V

Stock

Section 5.1 Certificates. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form.

Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3 of these Bylaws, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2 Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3 Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 6.6 Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

Section 6.7 Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by resolution of the Board of Directors.

Section 7.3 Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.6 Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. Any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class.

Section 7.7 Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, (iv) any civil action to interpret, apply, enforce or determine the validity of the provisions of the Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants. Any person or persons purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.7.

Annex D

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

THE FEMALE HEALTH COMPANY

1. The name of the Corporation is The Female Health Company.

2. The first amendment1 adopted relates to Article I of the Amended and Restated Articles of Incorporation. Article I is amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is Veru Inc.

3. The second amendment2 adopted relates to Article V of the Amended and Restated Articles of Incorporation. The first portion of Article V is amended to read as follows:

ARTICLE V

The aggregate number of shares which the Corporation shall have the authority to issue is 82,015,000 shares consisting of:

(a) 77,000,000 shares designated as “Common Stock” with a par value of $0.01 per share;

(b) 5,000,000 shares designated as “Class A Preferred Stock” with a par value of $0.01 per share; and

(c) 15,000 shares designated as “Class B Preferred Stock” with a par value of $0.50 per share and the relative rights, preferences and privileges of each class shall be as follows:

The remainder of Article V, as previously amended, remains unchanged.

4. The third amendment3 to the Amended and Restated Articles of Incorporation adds a new Article IX as follows:

ARTICLE IX

The voting requirements of sections 180.1003(3), 180.1103(3), 180.1202(3), 180.1402(3) and 180.1404(2) of the Wisconsin Business Corporation Law shall apply to shareholder voting.

5. The foregoing amendments to the Amended and Restated Articles of Incorporation of the Corporation, were approved and adopted by the Board of Directors and shareholders of the Corporation in accordance with Section 180.1003 of the Wisconsin Business Corporation Law.

[1]	The first amendment will not be included if the Name Change Proposal is not approved by stockholders at the Special Meeting.
[2]	The second amendment will not be included if the Share Increase Proposal is not approved by stockholders at the Special Meeting.
[3]	The third amendment will not be included if the Majority Vote Proposal is not approved by the stockholders at the Special Meeting.

D-1

Dated this [●] day of [●], 2017.

THE FEMALE HEALTH COMPANY

BY
Mitchell S. Steiner, Chief Executive Officer

This document was drafted by John K. Tokarz, Esq.

Please return this document to:

Tanya R. Braga, Paralegal

Reinhart Boerner Van Deuren s.c.

Suite 1700

1000 North Water Street

Milwaukee, WI 53202

(414) 298-8354

D-2

Annex E

VERU INC.1

2017 EQUITY INCENTIVE PLAN

[1]	References to “Veru Inc.” will change to “The Female Health Company” if the Name Change Proposal is not approved by stockholders at the Special Meeting.

VERU INC.

2017 EQUITY INCENTIVE PLAN

1.	Purpose	E-3
2.	Definitions	E-3
3.	Administration	E-7
4.	Shares Subject to Plan	E-7
5.	Eligibility; Per-Participant Limitations	E-8
6.	Specific Terms of Awards	E-8
7.	Certain Provisions Applicable to Awards	E-13
8.	Code Section 162(m) Provisions	E-15
9.	Change of Control	E-16
10.	General Provisions	E-18

VERU INC.

2017 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of this VERU INC. 2017 EQUITY INCENTIVE PLAN (the “Plan”) is to assist Veru Inc. (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

(c) “Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or a Related Entity, (ii) any violation or breach by the Participant of his or her employment, consulting or other similar agreement with the Company or a Related Entity, if any, (iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or a Related Entity, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company or a Related Entity, (v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change of Control” means a Change of Control as defined in Section 9(b) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule l6b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “Independent.”

(j) “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave.

(l) “Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service guidance promulgated thereunder, including IRS Notice 2007-49.

(m) “Director” means a member of the Board or the board of directors of any Related Entity.

(n) “Disability” means a permanent and total disability, (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(o) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares.

(p) “Effective Date” means the effective date of the Plan, which shall be [●], 2017.

(q) “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(r) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Subsidiary, or is a prospective employee of the Company or any Subsidiary (conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary). The payment of a director’s fee by the Company or a Subsidiary shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) if a Share is listed on any national securities exchange, including, without limitation, the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if a Share is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for such Share for the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) in the absence of an established market for a Share, the Fair Market Value shall be determined in good faith by the Committee.

(u) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(v) “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) hereof.

(x) “Listing Market” means the national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(z) “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.

(aa) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.

(bb) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(cc) “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.

(dd) “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ee) “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(ff) “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(gg) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 43(d) thereof.

(hh) “Pre-Effective Awards” means any Awards made before the Effective Date that will be subject to the Plan if the Plan becomes effective.

(ii) “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(jj) “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(kk) “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.

(ll) “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period.

(mm) “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 6(e) hereof.

(nn) “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.

(oo) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Shares” means the shares of common stock of the Company and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 10(c) hereof.

(qq) “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.

(rr) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets, as that term is defined in Rule 405 of under the Securities Act of 1933, controlled by the Company directly, or indirectly, through one or more intermediaries.

(ss) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity; (ii) which becomes a Related Entity after the date hereof or (iii) with which the Company or any Related Entity combines.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan, the Board may exercise any power or authority granted to the Committee under this Plan and, in that case, references herein shall be deemed to include references to the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; grant Awards; determine the type, number and other terms and conditions of, and all other matters relating to, Awards; prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of any other Eligible Persons or Participants. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Subsidiary or any Participant or Beneficiary, or any transferee under Section 10(b) hereof or any other person or entity claiming rights from or through any of the foregoing persons or entities.

(b) Manner of Exercise of Committee Authority.

(i) The Committee, and not the Board, shall exercise sole and exclusive discretion (A) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act and (B) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent necessary in order for such Award to so qualify.

(ii) Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committee thereof, the authority subject to such terms and conditions as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) of the Exchange Act for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 4,700,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of Shares to be delivered in connection with such an Award exceeds the number of Shares remaining available for delivery under the Plan, minus the number of Shares deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards and Adjustments to Limits.

(i) If any Shares subject to an Award, on or after the Effective Date, are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award, on or after the Effective Date, is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares to which those Awards were subject shall, to the extent of such forfeiture, expiration, termination, non-issuance or cash settlement, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.

(ii) Substitute Awards shall not reduce the Shares authorized for delivery under the Plan or authorized for delivery to a Participant in any period.

(iii) Any Share that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one Share.

(iv) Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (A) Shares tendered in payment of an Option, (B) Shares delivered or withheld by the Company to satisfy any tax withholding obligation or (C) Shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

(v) Notwithstanding anything in this Section 4(c) to the contrary, but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 4,700,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.

5. Eligibility; Per-Participant Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted Awards with respect to more than 350,000 Shares and any Director who is not an Employee may not be granted Awards with respect to more than 55,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units that are subject to Section 8 hereof, is (x) $1,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $2,000,000. The limitations in this Section 5 shall not apply to any Pre-Effective Awards.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the

Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of applicable law, no consideration other than services may be required for the grant (as opposed to the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of a Share on the date such Incentive Stock Option is granted. The Committee shall not be permitted to (A) lower the exercise price per Share of an Option after it is granted, (B) cancel an Option when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Option in exchange for an Option with an exercise price that is less than the exercise price of the original Options or (D) take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without approval of the Company’s stockholders.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes, or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.

(iii) Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock, or other similar securities.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretionary authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant;

(B) the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and

(C) if Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a “Tandem Stock Appreciation Right”), or without regard to any Option (a “Freestanding Stock Appreciation Right”), in each case upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:

(i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The Committee shall not be permitted to (A) lower the grant price per Share of a Stock Appreciation Right after it is granted, (B) cancel a Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), (C) cancel an outstanding Stock Appreciation Right in exchange for a Stock Appreciation Right with a grant price that is less than the grant price of the original Stock Appreciation Right or (D) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing pursuant to the applicable rules of the Listing Market, without stockholder approval.

(ii) Other Terms. The Committee shall determine the date of grant or thereafter the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Stock Appreciation Right.

(iii) Tandem Stock Appreciation Rights. Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or, for Options that are not Incentive Stock Options, at any time thereafter before exercise or expiration of such Option. Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the exercise price at which Shares can be acquired pursuant to the Option. In addition, if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies. Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised, and any Tandem Stock Appreciation Right shall no longer be exercisable to the extent the related Option has been exercised.

(d) Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restriction may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon, provided that any dividends with respect to a Restricted Stock Award shall be withheld by the Company for the account of the Participant holding such Restricted Stock Award, and interest may be credited on the amount of the dividends withheld at a rate and subject to such terms as determined by the Committee. The dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be subject to the restrictions and a risk of forfeiture to the same extent as the share of Restricted Stock, shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(e) Restricted Stock Unit Award. The Committee is authorized to grant Restricted Stock Unit Awards to any Eligible Person on the following terms and conditions:

(i) Award and Restrictions. Satisfaction of a Restricted Stock Unit Award shall occur upon expiration of the deferral period specified for such Restricted Stock Unit Award by the Committee (or, if permitted by the Committee, as elected by the participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise as the Committee may determine. A Restricted Stock Unit Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Restricted Stock Unit Award, a Restricted Stock Unit Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Restricted Stock Unit Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Restricted Stock Unit Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards or other property equal in value to the dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Notwithstanding anything in the Plan to the contrary, any cash, Shares, other Awards or other property otherwise payable with respect to Dividend Equivalents as to any Award to the extent such Award has not vested shall be withheld by the Company for the account of the Participant holding such Award, and interest may be credited on the amount withheld at a rate and subject to such terms as determined by the Committee. The cash, Shares, other Awards or other property so withheld by the Company and attributable to any particular Award, and any interest thereon, shall be subject to the restrictions and a risk of forfeiture to the same extent as such Award, shall be distributed to the Participant upon the vesting of such Award and, if such Award is forfeited prior to its vesting, the Participant shall have no right to such cash, Shares, other Awards or other property or any interest thereon.

(h) Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than twelve (12) months nor longer than five (5) years. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.

(i) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, as amended, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Subject to compliance with the Code, such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock or Restricted Stock Units), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as maybe required under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an

Option or other Award or settlement of an Award may be made in such form as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Subject to Section 7(e) of this Plan, any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The acceleration of the settlement of any Award, and the payment of any Award in installments or on an deferred basis, shall be done all in a manner that is intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(d) Minimum Vesting Requirements. No Award will vest until at least 12 months following the date of grant of the Award; provided, however, that up to 5% of the Shares reserved and available for issuance under the Plan may be subject to Awards that do not meet such minimum vesting requirements. The vesting of an Award may be accelerated, or the vesting requirements of an Award waived, only in connection with a Change of Control pursuant to Section 9 or, as determined by the Committee in its sole discretion, in connection with the death or disability of the Participant holding such Award.

(e) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(f) Code Section 409A.

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Section 409A Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements if, and to the extent, required to comply with Section 409A of the Code.

(A) Payments under the Section 409A Plan may be made only upon [i] the Participant’s “separation from service”, [ii] the date the Participant becomes “disabled”, [iii] the Participant’s death, [iv] a specified time (or pursuant to a fixed schedule) specified in the Award Agreement at the date of the deferral of such compensation, [v] a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company or [vi] the occurrence of an “unforeseeable emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections, with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the limitations set forth herein shall, be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy the requirements of, Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.

8. Code Section 162(m) Provisions.

(a) Covered Employees. The provisions of this Section 8 shall be applicable to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code.

(b) Performance Criteria. If a Performance Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon, and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, the Committee may, at the time the performance goals are set, require that those goals be determined by excluding the impact of (i) restructurings, discontinued operations and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges; (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such exclusions or adjustments as the Committee specifies at the time the Award is granted.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no shorter than twelve (12) months and no longer than five (5) years, as specified by the Committee. Performance goals shall be established no later than 90 days after the beginning of any Period applicable to Awards, subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.

9. Change of Control.

(a) Effect of “Change of Control.” If, and only to the extent, determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently upon the occurrence of a “Change of Control,” as defined in Section 9(b):

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change of Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 10(a) hereof.

(ii) Any restrictions, deferral of settlement and forfeiture conditions applicable to a Restricted Stock Award, Restricted Stock Unit Award or an Other Stock-Based Award subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, in its discretion, consider such Awards to have been earned and payable based on achievement of performance goals or based upon target performance (either in full or pro-rata based on the portion of the Performance Period completed as of the Change of Control).

Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company any Subsidiary, and unless the Committee otherwise determines, in a specific instance, each outstanding Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award shall not be accelerated as described in Sections 9(a)(i), (ii) and (iii), if either (A) the Company is the surviving entity in the Change of Control and the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award continues to be outstanding after the Change of Control on substantially the same terms and conditions as were applicable immediately prior to the Change of Control or (B) the successor company or its parent company assumes or substitutes for the applicable Award, as determined in accordance with Section 10(c)(ii) hereof. For the purposes of this Agreement, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change of Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Definition of “Change of Control.” Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Subsidiary, or in an Award Agreement, a “Change of Control” shall mean the occurrence of any of the following:

(i) The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 9(b), the following acquisitions shall not constitute or result in a Change of Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (A) or (B) of subsection (iii) below; or

(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company); (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity, or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting Securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant other than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and Conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.

(i) Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable (and subject to compliance with Section 409A of the Code), substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per person Award limitations are measured under Section 4 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award and (E) any other aspect of any Award that the Committee determines to be appropriate.

(ii) Adjustments in Case of Certain Transactions. In the event of any merger, consolidation or other reorganization which the Company does not survive, or in the event of any Change of Control (and subject to the provisions of Section 9 of this Plan relating to the vesting of Awards in the event of any Change of Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (A) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (B) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (C) full exercisability or vesting and accelerated expiration of the outstanding Awards or (D) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). For the purposes of this Plan, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if, following the applicable transaction, the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the applicable transaction, or substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award, for each Share thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

(iii) Other Adjustments. Subject to compliance with the Code, the Committee (and the Board if and only to the extent such authority is not required to be by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to satisfaction of performance goals, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals or other adjustments that may be adverse to the Participant. Notwithstanding the foregoing, no adjustments may be made with respect to any Performance Awards subject to Section 8 if and to the extent that such adjustment would cause the Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Award Agreements. Each Award Agreement shall either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

(e) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the minimum statutory withholding required with respect to that Award.

(f) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under the terms of any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, except as otherwise permitted by the Plan or Award Agreement, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under terms of such Award.

(g) Clawback of Benefits.

(i) The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”), provided that the following conditions are satisfied: (1) there is an accounting restatement of the Company’s financial statements or results and (2) the restatement results from a noncompliance by the Company with any requirements under or related to the federal securities laws. In such an event, the clawback will be in an amount of up to the total economic gain from any stock-based grants within the five-year period preceding the restatement. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company, in its discretion, determines to be necessary or appropriate to comply with any Clawback Policy.

(ii) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with Company’s Corporate Governance Guidelines, Code of Business Ethics or any other corporate governance materials specified by the SEC or exchange on which common stock of the Company is listed, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

(h) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity, (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees or (iv) conferring on a Participant any of the rights of a stockholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of stockholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of the their respective officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.

(i) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company or Related Entity that issues the Award; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the obligations of the Company or Related Entity under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

(j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(k) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(l) Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware2 without giving effect to principles of conflict of laws, and applicable federal law.

[2]	Will change to Wisconsin law if the Reincorporation Merger is not completed.

(m) Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

(o) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(p) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval, within 12 months of its adoption by the Board, by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted and other laws, regulations and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event the stockholder approval is not obtained. The Plan shall terminate at the earliest of (i) such time as no Shares remain available for issuance under the Plan, (ii) termination of this Plan by the Board or (iii) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

Annex F

STATEMENT OF THE TERMS OF THE

CLASS A PREFERRED STOCK—SERIES 4

1. Designation and Number of Shares. There shall hereby be created and established a series of Class A Convertible Preferred Stock of the Corporation designated as “Class A Convertible Preferred Stock-Series 4” (the “Series 4 Preferred Stock”). The authorized number of shares of Series 4 Preferred Stock shall be 548,000 shares. Each share of Series 4 Preferred Stock shall have a par value of $0.01.

2. Ranking. Except to the extent that the Holders of at least a majority of the outstanding shares of Series 4 Preferred Stock (the “Required Holders”) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Corporation shall be junior in rank to all shares of Series 4 Preferred Stock with respect to preferences upon a Liquidation Event (such junior stock is referred to herein collectively as “Junior Stock”). Without limiting any other provision of this Statement of Terms, without the prior express consent of the Required Holders, voting separately as a single class, the Corporation shall not hereafter authorize or issue (i) any additional or other shares of capital stock that are of senior rank to the shares of Series 4 Preferred Stock in respect of preferences as to the distribution of assets upon a Liquidation Event (collectively, the “Senior Preferred Stock”), (ii) any additional or other shares of capital stock that are of pari passu rank to the shares of Series 4 Preferred Stock in respect of the preferences as to the distribution of assets upon a Liquidation Event (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date.

3. Dividends. Subject to the preferences of the holders of any Senior Stock, the Corporation shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders shall first receive, or simultaneously receive, a dividend on each outstanding share of Series 4 Preferred Stock in an amount equal to the product of (a) the dividend payable on each share of Common Stock and (b) the number of shares of Common Stock issuable upon conversion of a share of Series 4 Preferred Stock, in each case calculated on the record date for determination of Holders entitled to receive such dividend.

4. Conversion.

(a) Mandatory Conversion Upon Shareholder Approval. Each share of Series 4 Preferred Stock outstanding upon the occurrence of the Shareholder Approval (the “Conversion Date”), automatically shall be converted into shares of Common Stock, with each share of Series 4 Preferred Stock convertible into 40 fully paid and nonassessable shares of Common Stock (the “Conversion Ratio”), subject to adjustment as provided in Section 5.

(b) Mechanics of Conversion. The Corporation shall provide each Holder with written notice of the Conversion Date. As soon as practicable following the Conversion Date, each Holder shall surrender or cause to be surrendered to the Corporation such Holder’s certificate(s) representing the Series 4 Preferred Stock being converted (the “Preferred Stock Certificates”) (or, if such Holder alleges that such Preferred Stock Certificate(s) has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such Preferred Stock Certificate(s)). If so required by the Corporation, any Preferred Stock Certificate(s) surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or by such Holder’s attorney duly authorized in writing. All rights with respect to the Series 4 Preferred Stock converted pursuant to this Section 4, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate on the Conversion Date (notwithstanding the failure of the Holder thereof to surrender any Preferred Stock Certificate(s) at or prior to such time), except only the rights of the

Holders thereof, upon surrender of any Preferred Stock Certificate(s) of such Holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4(b). As soon as practicable after the Conversion Date and, if applicable, the surrender of any Preferred Stock Certificate(s) (or lost certificate affidavit and agreement) for Series 4 Preferred Stock, the Corporation shall (a) issue and deliver to such Holder, or to such Holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Section 4(c) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series 4 Preferred Stock converted. Such converted Series 4 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series 4 Preferred Stock accordingly.

(c) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series 4 Preferred Stock, but in lieu thereof the Corporation shall make a cash payment, without interest, in respect of any fractional share which would otherwise be issuable, determined by multiplying such fractional share by the Fair Market Value as of the Conversion Date; provided that in the event that sufficient funds are not legally available for such cash payment, any fractional shares of Common Stock shall be rounded up to the next whole number.

(d) Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of a Holder who shall have previously instructed such Holder’s prime broker to confirm such request to the Corporation’s transfer agent and upon the Holder’s compliance with Section 4(b), the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system.

5. Adjustments.

(a) Adjustment upon Subdivision or Combination of Common Stock. If the Corporation at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5 shall become effective immediately after the effective date of such subdivision or combination.

(b) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 7, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series 4 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 5(a) or a Fundamental Change), then, following any such reorganization, recapitalization, reclassification, consolidation, merger or share exchange, each share of Series 4 Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series 4 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or share exchange would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5(b) with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series 4 Preferred Stock.

6. Voting Rights. Except as otherwise expressly provided in these Articles of Incorporation and except as otherwise provided by the laws of the State of Wisconsin, every Holder shall be entitled at every meeting of the shareholders to one vote for each share of Series 4 Preferred Stock standing in such Holder’s name on the books of the Corporation, subject to the right of the Board of Directors to fix a record date for the determination of shareholders entitled to notice of and to vote at such meeting and to any provision of the By-Laws of the Corporation fixing any such record date. The Holders shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall vote with the holders of Common Stock together as a single class upon any question affecting the management and affairs of the Corporation. Notwithstanding anything contained herein, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of the Articles of Incorporation of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series 4 Preferred Stock without first obtaining the written consent or affirmative vote of the Required Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

7. Liquidation, Dissolution, Winding-Up.

(a) Liquidation Events. In the event of a Liquidation Event, each Holder of a share of Series 4 Preferred Stock shall be entitled to receive in cash out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any shares of Junior Stock, an amount (such amount, the “Series 4 Liquidation Amount”) with respect to each share of Series 4 Preferred Stock then held by such Holder equal to the greater of (i) the Stated Value of such share of Series 4 Preferred Stock as of the date of the applicable Liquidation Event and (ii) the amount per share such Holder would receive if such Holder converted such share of Series 4 Preferred Stock into Common Stock immediately prior to such Liquidation Event, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective statement of terms (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of shares of Series 4 Preferred Stock and all holders of shares of Parity Stock. To the extent necessary, the Corporation shall cause such actions to be taken by each of its subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7(a). All the preferential amounts to be paid to the Holders under this Section 7(a) shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Corporation to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 7(a) applies.

(b) Effecting a Fundamental Change.

(i) The Corporation shall not have the power to effect a Fundamental Change unless the agreement or plan of merger, consolidation or share exchange for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 7(a).

(ii) In the event of a Fundamental Change referred to in Section 15(d)(i)[b] or 15(d)(ii), if the Corporation does not effect a dissolution of the Corporation under the WBCL within 90 days after such Fundamental Change, then [a] the Corporation shall send a written notice to the Holders no later than the 90th day after the Fundamental Change advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause [b] to require the redemption of such shares of Series 4 Preferred Stock, and [b] if the Required Holders so request in a written instrument delivered to the Corporation not later than 120 days after such Fundamental Change, the Corporation shall use the consideration received by the Corporation for such Fundamental Change (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by Wisconsin law governing distributions to shareholders (the “Available Proceeds”), on the 150th day after such Fundamental Change, to redeem all outstanding shares of Series 4 Preferred Stock at a price per share equal to the Series 4 Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series 4 Preferred Stock, the Corporation shall ratably redeem each Holder’s shares of Series 4 Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Wisconsin law governing distributions to shareholders. The provisions of Section 7(a) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series 4 Preferred Stock pursuant to this Section 7(b)(ii). Prior to the distribution or redemption provided for in this Section 7(b)(ii), the Corporation shall not expend or dissipate the consideration received for such Fundamental Change, except to discharge expenses incurred in connection with such Fundamental Change or in the ordinary course of business.

(c) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

8. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Corporation in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

9. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder or the Corporation in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Statement of Terms shall be deemed to be jointly drafted by the Corporation and all Holders and shall not be construed against any Person as the drafter hereof.

10. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Statement of Terms must be in writing and will be deemed to have been delivered: (a) upon receipt, if delivered personally; (b) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); and (c) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Corporation:

The Female Health Company

150 North Michigan Ave., Suite 1580

Chicago, IL 60601

Facsimile: 312-595-9122

Attention: Chief Executive Officer

If to a Holder, to its address or facsimile number (as the case may be) set forth in the books and records of the Corporation, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

11. Transfer of Series 4 Preferred Stock. A Holder may transfer some or all of its shares of Series 4 Preferred Stock without the consent of the Corporation so long as such transfer complies with all applicable securities laws and any agreement to which such Holder is a party that restricts the transfer of such shares.

12. Series 4 Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series 4 Preferred Stock, in which the Corporation shall record the name, address, facsimile number and e-mail address of the Persons in whose name the shares of Series 4 Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the Person in whose name any Series 4 Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

13. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the WBCL, these Articles of Incorporation, this Statement of Terms or otherwise with respect to the issuance of Series 4 Preferred Stock may be effected by written consent of the Corporation’s shareholders or at a duly called meeting of the Corporation’s shareholders, all in accordance with the applicable rules and regulations of the WBCL. This provision is intended to comply with the applicable sections of the WBCL permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Statement of Terms or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the WBCL, of (i) the Required Holders, voting separately as a single class, and (ii) the holders of at least two-thirds of the outstanding shares of Common Stock, voting separately as a single class, along with such other shareholder approval, if any, as may then be required pursuant to the WBCL and the Articles of Incorporation.

14. Non-Redeemable; Required Redemption by the Corporation.

(a) Non-Redeemable. Except as set forth in Section 7(b) and Section 14(b), the shares of Series 4 Preferred Stock shall not be redeemable either at the Corporation’s option or at the option of any of the Holders at any time.

(b) Required Redemption by the Corporation.

(i) The Corporation shall redeem all outstanding shares of Series 4 Preferred Stock on the tenth Business Day immediately following the first to occur of (a) the Maturity Date or (ii) a Fundamental Change, as set forth in this Section 14(b) (such tenth Business Day is referred to herein as the “Required Redemption Date”), unless the Series 4 Preferred Stock has been converted into Common Stock pursuant to Section 4 prior to the Required Redemption Date. The redemption price for each share of Series A Preferred Stock shall be determined on the Required Redemption Date and shall be equal to the Stated Value thereof as of the Required Redemption Date (such price is referred to herein as the “Redemption Price”) and shall be payable in cash.

(ii) From and after the Required Redemption Date, the Holders of Series 4 Preferred Stock shall solely have the right to receive payment of the Redemption Price therefor (and shall have no rights as a Holder of shares of Series 4 Preferred Stock other than the right to receive payment of the Redemption Price) and the Redemption Price therefor shall be paid to a Holder only upon surrender by such Holder at the principal office of the Corporation of the certificates representing all of such Holder’s shares of Series 4 Preferred Stock (or, if such Holder alleges that such certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnification undertaking as contemplated by Section 8).

(iii) Notwithstanding anything to the contrary in this Section 14(b), the Corporation shall have no obligation to comply with this Section 14(b) at any time that the redemption of all shares of Series 4 Preferred Stock is prohibited by Wisconsin law governing distributions to shareholders.

15. Certain Defined Terms. For purposes of this Statement of Terms, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Common Stock” means (i) shares of the Corporation’s common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(c) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any stock exchange, including, without limitation, NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Corporation deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Corporation deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors of the Corporation.

(d) “Fundamental Change” means any of the following events:

(i) a merger, consolidation or share exchange in which [a] the Corporation is a constituent party or [b] a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation or share exchange, except any such merger, consolidation or share exchange described in clause [a] or [b] involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or share exchange, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting corporation; or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or share exchange, the parent corporation of such surviving or resulting corporation; or

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation, share exchange or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

(e) “Holder” means any holder of shares of Series 4 Preferred Stock.

(f) “Initial Issuance Date” means the first date of issuance of any shares of Series 4 Preferred Stock.

(g) “Liquidation Event” means (i) whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and (ii) any Fundamental Change.

(h) “Maturity Date” means the 20th anniversary of the Initial Issuance Date.

(i) “NASDAQ” means the NASDAQ Stock Market.

(j) “NASDAQ Rule” means NASDAQ Listing Rule 5635(a), as amended, and any successor thereto, or any similar rule of any other stock exchange on which the Common Stock may be listed.

(k) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(l) “Shareholder Approval” means the affirmative vote of the holders of the Corporation’s capital stock by the required vote under the WBCL and the NASDAQ Rule, as applicable, to approve (i) an amendment to these Articles of Incorporation to increase the total number of authorized shares of Common Stock to an amount equal to or greater than the sum of (A) the total number of shares of Common Stock into which the Series 4 Preferred Stock is then convertible pursuant hereto plus (B) the number of shares of Common Stock then outstanding assuming the full conversion, exercise and/or exchange of all securities or rights then convertible into, or exercisable or exchangeable for, shares of Common Stock (other than the Series 4 Preferred Stock) and (ii) the conversion of Series 4 Preferred Stock described herein pursuant to the NASDAQ Rule.

(m) “Stated Value” means $1.00 per share of Series 4 Preferred Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Series 4 Preferred Stock.

(n) “WBCL” means the Wisconsin Business Corporation Law, as amended.

Annex G

SUBCHAPTER XIII

DISSENTERS’ RIGHTS

180.1301 Definitions. In Sections 180.1301 to 180.1331:

(1)	“Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(1m)	“Business combination” has the meaning given in Section 180.1130 (3).

(2)	“Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under Section 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

(3)	“Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under Section 180.1302 and who exercises that right when and in the manner required by Sections 180.1320 to 180.1328.

(4)	“Fair value”, with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Fair value”, with respect to a dissenter’s shares in a business combination, means market value, as defined in Section 180.1130 (9) (a) 1. to 4.

(5)	“Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

(6)	“Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

180.1302 Right to dissent.

(1)	Except as provided in sub. (4) and Section 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)	Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

1.	Shareholder approval is required for the merger by Section 180.1103 or by the articles of incorporation.

2.	The issuer corporation is a subsidiary that is merged with its parent under Section 180.1104.

3.	The issuer corporation is a parent that is merged with its subsidiary under Section 180.1104. This subdivision does not apply if all of the following are true:

a.	The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in Section 180.1002 (1) to (9).

b.	Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c.	The number of voting shares, as defined in Section 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20% the total number of voting shares of the parent outstanding immediately before the merger.

d.	The number of participating shares, as defined in Section 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20% the total number of participating shares of the parent outstanding immediately before the merger.

(b)	Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c)	Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

1.	A sale pursuant to court order.

2.	A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

(cm)	Consummation of a plan of conversion.

(d)	Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2)	Except as provided in sub. (4) and Section 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a)	Alters or abolishes a preferential right of the shares.

(b)	Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for The redemption or repurchase, of the shares.

(c)	Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d)	Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)	Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 180.0604.

(3)	Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under Sections 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or Section 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).

(4)

Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

(5)	Except as provided in Section 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under Sections 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

180.1303 Dissent by shareholders and beneficial shareholders.

(1)	A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a)	Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.

(b)	Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

180.1320 Notice of dissenters’ rights.

(1)	If proposed corporate action creating dissenters’ rights under Section 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under Sections 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

(2)	If corporate action creating dissenters’ rights under Section 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with Section 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in Section 180.1322.

180.1321 Notice of intent to demand payment.

(1)	If proposed corporate action creating dissenters’ rights under Section 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:

(a)	Deliver to the issuer corporation before the vote is taken written notice that complies with Section 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b)	Not vote his or her shares in favor of the proposed action.

(2)	A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under Sections 180.1301 to 180.1331.

180.1322 Dissenters’ notice.

(1)	If proposed corporate action creating dissenters’ rights under Section 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied Section 180.1321.

(2)	The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable. The dissenters’ notice shall comply with Section 180.0141 and shall include or have attached all of the following:

(a)	A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b)	For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c)	A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d)	A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.

(e)	A copy of Sections 180.1301 to 180.1331.

180.1323 Duty to demand payment.

(1)	shareholder or beneficial shareholder who is sent a dissenters’ notice described in Section 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in Section 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under Section 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

(2)	shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3)	shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under Sections 180.1301 to 180.1331.

180.1324 Restrictions on uncertificated shares.

(1)	The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under Section 180.1326.

(2)	The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

180.1325 Payment.

(1)	payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with Section 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2)	The payment shall be accompanied by all of the following:

(a)	The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b)	A statement of the corporation’s estimate of the fair value of the shares.

(c)	An explanation of how the interest was calculated.

(d)	A statement of the dissenter’s right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the payment.

(e)	A copy of Sections 180.1301 to 180.1331.

180.1326 Failure to take action.

(1)	If an issuer corporation does not effectuate the corporate action within 60 days after the date set under Section 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)	If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under Section 180.1322 and repeat the payment demand procedure.

180.1327 After-acquired shares.

(1)	A corporation may elect to withhold payment required by Section 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under Section 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)	To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under Section 180.1328 if the dissenter is dissatisfied with the offer.

180.1328 Procedure if dissenter dissatisfied with payment or offer.

(1)	A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under Section 180.1325, or reject the offer under Section 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a)	The dissenter believes that the amount paid under Section 180.1325 or offered under Section 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b)	The corporation fails to make payment under Section 180.1325 within 60 days after the date set under Section 180.1322 for demanding payment.

(c)	The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under Section 180.1322 for demanding payment.

(2)	A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with Section 180.0141.

180.1330 Court action.

(1)	If a demand for payment under Section 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under Section 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)	The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

(3)	The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in Section 801.14.

(4)	The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)	Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a)	The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

(b)	The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under Section 180.1322 (2) (c), for which the corporation elected to withhold payment under Section 180.1327.

180.1331 Court costs and counsel fees.

(1)

(a)	Notwithstanding Sections 814.01 to 814.04, the court in a special proceeding brought under Section 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

(b)	Notwithstanding Sections 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under Section 180.1328.

(2)	The parties shall bear their own expenses of the proceeding, except that, notwithstanding Sections 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a)	Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with Sections 180.1320 to 180.1328.

(b)	Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3)	Notwithstanding Sections 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 through 7.		For	Against	Abstain
1.

To adopt the Agreement and Plan of Merger, dated [•], 2017 between The Female Health Company (“FHC”) and FHC’s wholly owned subsidiary, Badger Acquisition Sub, Inc. and the transactions contemplated therein.

		☐	☐	☐
2.	To approve an amendment to FHC’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of FHC common stock.	☐	☐	☐
3.	To approve an amendment to FHC’s Amended and Restated Articles of Incorporation to change the vote required by stockholders to approve certain matters described in the accompanying proxy statement.	☐	☐	☐
4.	To approve the issuance of shares representing more than 19.99% of outstanding shares of FHC common stock pursuant to the conversion of Series 4 Preferred Stock.	☐	☐	☐
5.	To approve the change of FHC’s corporate name to Veru Inc.	☐	☐	☐
6.	To approve FHC’s 2017 Equity Incentive Plan.	☐	☐	☐
7.	To permit FHC to adjourn the special meeting, if necessary or advisable, for further solicitation of proxies to approve the proposals at the special meeting.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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THE FEMALE HEALTH COMPANY Special Meeting of Shareholders [•], 2017 This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mitchell S. Steiner, M.D. and Daniel Haines, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Special Meeting of Shareholders of The Female Health Company to be held on [•], 2017 at [•], local time, at [•] and at any adjournment thereof, to vote all shares of Common Stock and Series 4 Preferred Stock, which the undersigned would be entitled to vote if personally present as specified upon the matters listed on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies. Please sign exactly as your name appears hereon, date and return this Proxy.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side